                                             As Filed Pursuant to Rule 424(B)(2)
                                             Registration No. 333-111572-01


PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED JUNE 23, 2004)
--------------------------------------------------------------------------------

(UBS AG LOGO)
                                     CABCO

                SERIES 2004-102 TRUST (SBC COMMUNICATIONS INC.)
                   $32,500,000 CERTIFICATE PRINCIPAL BALANCE,
                  COLLARED FLOATING RATE CALLABLE CERTIFICATES

                       CORPORATE ASSET BACKED CORPORATION
                                   DEPOSITOR
--------------------------------------------------------------------------------

                                                             NUMBER OF     INITIAL INTEREST   PRICE TO   UNDERWRITING
                                                            CERTIFICATES         RATE          PUBLIC      DISCOUNT
---------------------------------------------------------------------------------------------------------------------
Collared Floating Rate Callable Certificates..............   1,300,000          3.25%          $25.00       $.7875
---------------------------------------------------------------------------------------------------------------------

YOU SHOULD FULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE S-14 OF THIS PROSPECTUS SUPPLEMENT AND BEGINNING ON PAGE 2 OF THE ATTACHED PROSPECTUS BEFORE INVESTING IN THE CERTIFICATES.

No governmental agency or instrumentality has insured or guaranteed the certificates or the Underlying Securities.

The certificates will represent interests in the trust only and will not represent interests in or obligations of any other party.

The certificates currently have no trading market.

THE TRUST

- will issue one class of collared floating rate callable certificates, all of which are offered by this prospectus supplement.

- will own $32,500,000 principal amount of 6.450% Global Notes due June 15, 2034 issued by SBC Communications Inc., the Underlying Securities Issuer, and will be a party to an interest rate swap with the London Branch of UBS AG, the ultimate parent of the underwriter and the depositor.

EACH CERTIFICATE

- will evidence the right to receive quarterly interest payments on its certificate principal balance at a floating rate based on three-month USD LIBOR plus .65%, provided that such rate will always be greater than or equal to 3.25% and will not exceed 8.00%, and the right to receive a payment of principal on the final distribution date, in each case to the extent such amounts are received by the trust on the Underlying Securities or the interest rate swap. Since three-month USD LIBOR as of December 7, 2004 (2.45%) plus .65% is less than 3.25%, the initial interest payment will be at a rate of 3.25% per annum.

- will be subject to a call option that upon exercise requires the holder of the certificate to sell the certificate to the option holder at a price equal to the outstanding certificate principal balance of the certificate plus any accrued and unpaid interest. The call option is exercisable (i) on or after December 15, 2009, (ii) at any time following the occurrence of an Underlying Securities payment default, an Underlying Securities bankruptcy default, an SEC reporting failure, a trust swap default or a trust regulatory event (each as defined herein), or (iii) at any time in connection with a tender offer for, a redemption or repurchase of or an unscheduled payment on the Underlying Securities.

For information about the certificates, you should read both this prospectus supplement and the attached prospectus. This prospectus supplement must be accompanied by the attached prospectus if it is being used to offer and sell the certificates.

The depositor may use this prospectus supplement and the attached prospectus in the initial sale of the certificates. In addition, the depositor, UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS AG may use this prospectus supplement and the attached prospectus in a market-making transaction involving the certificates after their initial sale. Unless the depositor or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and the attached prospectus are being used in a market-making transaction.

The depositor intends to apply to list the certificates on the New York Stock Exchange. If the application is approved, trading of the certificates on the New York Stock Exchange is expected to begin within 30 days after the initial delivery of the certificates. See "Supplemental Plan of Distribution" in this prospectus supplement and "Plan of Distribution" in the attached prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ATTACHED PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to the satisfaction of specified conditions, UBS Securities LLC will purchase all the offered certificates from the depositor. See "Supplemental Plan of Distribution" in this prospectus supplement and "Plan of Distribution" in the attached prospectus. The certificates will be issued only in book-entry form on or about December 15, 2004.

                              UBS INVESTMENT BANK
          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS DECEMBER 7, 2004.

--------------------------------------------------------------------------------

Table of Contents

PROSPECTUS SUPPLEMENT

Important Notice about Information
  Presented in this Prospectus
  Supplement and the Attached
  Prospectus............................   S-1
Summary of Principal Economic Terms.....   S-2
Risk Factors............................  S-14
Formation of the Trust and Issuance of
  Certificates..........................  S-23
Description of the Underlying
  Securities............................  S-24
  General Description of the Underlying
    Securities..........................  S-24
  Interest Payments.....................  S-25
  Principal Payments....................  S-25
  Redemption............................  S-25
  Liens on Assets.......................  S-27
  Limitation on Merger, Consolidation
    and Sales of Assets.................  S-27
  Defeasance of the Underlying
    Securities Issuer's Obligations.....  S-27
  Priority..............................  S-27
  Underlying Securities Defaults........  S-28
  Further Issues........................  S-29
  Available Information.................  S-29
Yield on the Certificates...............  S-30
Description of the Swap Agreement.......  S-31
  General...............................  S-31
  The Swap Counterparty.................  S-31
  Amounts Payable by the Swap
    Counterparty........................  S-31
  Amounts Payable by the Trust..........  S-32
  Events of Default and Termination
    Events..............................  S-32
  Early Termination Date................  S-34
  Payments Upon Early Termination.......  S-34
  Assignment of Rights..................  S-35
  Amendment of the Swap Agreement.......  S-36
  Replacement of Swap Counterparty......  S-36
Description of the Certificates.........  S-37
  The Certificates......................  S-37
  The Call Options......................  S-40
  Trust Termination Events..............  S-41
  Termination of Book-Entry Registration
    in Connection with Suspension of
    Securities Exchange Act Reporting by
    the Underlying Securities Issuer....  S-42
  SEC Reporting Failure.................  S-42
  Tender Offers, Redemptions,
    Repurchases or Unscheduled
    Payments............................  S-42
  Other Underlying Securities Events of
    Default.............................  S-43
  Voting Rights.........................  S-43
Description of the Trust Agreement......  S-44
  General...............................  S-44
  Certain Payments to the Depositor.....  S-44
  The Trustee...........................  S-44
  Defaults and Other Events.............  S-45
  Method of Liquidation.................  S-45
  Distributions Upon Other Underlying
    Securities Events of Default........  S-46
  Limitation on Rights of Action........  S-46
  Voting of the Underlying Securities;
    Modification of the Underlying
    Securities Indenture................  S-46
United States Taxation..................  S-48
  Classification of the Trust...........  S-48
  Classification of the Certificates....  S-49
  Initial Certificate Holders...........  S-49
  Secondary Certificate Holders.........  S-50
  Backup Withholding and Information
    Reporting...........................  S-53
ERISA Considerations....................  S-54
  Plan Asset Regulation.................  S-54
  Prohibited Transaction Exemptions.....  S-55
  Insurance Company General Accounts....  S-55
  Consultation with Counsel.............  S-56
Supplemental Plan of Distribution.......  S-57
Rating..................................  S-57
Validity of the Certificates............  S-58
Index of Defined Terms..................  S-59

PROSPECTUS

Important Notice about Information
  Presented in this Prospectus and the
  Applicable Prospectus Supplement......     1
Risk Factors............................     2
Where You Can Find More Information.....     5
Incorporation of Documents by
  Reference.............................     5
Reports to Holders of Certificates......     5
The Depositor...........................     6
Use of Proceeds.........................     6
Formation of the Trusts.................     6

TABLE OF CONTENTS
--------------------------------------------------------------------------------

Description of the Certificates.........     8
  Nature of the Certificates............     9
  Terms Specified in the Prospectus
    Supplement..........................     9
  Distributions.........................    11
  Interest on the Certificates..........    12
  Stripped Certificates.................    14
  Principal of the Certificates.........    14
  Foreign Currency Certificates.........    14
  Inability to Pay in Specified
    Currency............................    15
  Indexed Certificates..................    15
  Multi-Currency Certificates...........    16
  Put Option............................    16
  Transfers and Exchanges...............    16
  Global Securities; Holdings in Street
    Name................................    16
Trust Liquidation Events................    19
Maturity and Yield Considerations.......    19
Description of the Trust Assets,
  including Credit Support..............    20
  Underlying Securities.................    20
  Principal Economic Terms of Underlying
    Securities..........................    23
  Publicly Available Information........    23
  Other Trust Assets....................    24
  Collections...........................    27
Description of the Trust Agreement......    29
  Assignment of Trust Assets............    29
  Collection and Other Administrative
    Procedures..........................    29
  Realization upon Defaulted Trust
    Assets..............................    29
  Trustee's Compensation; Payment of
    Expenses............................    30
  Matters Regarding the Trustee.........    30
  Remedies of Certificate Holders.......    30
  Modification and Waiver...............    31
  Reports to Certificate Holders;
    Notices.............................    32
  Annual Compliance Statement...........    33
  Replacement Certificates..............    33
  Retained Interest.....................    34
  Retained Call Option and Retained Call
    Rights..............................    34
  Termination...........................    34
  Duties of the Trustee.................    35
  The Trustee...........................    35
Currency Risks..........................    36
  Exchange Rates and Exchange
    Controls............................    36
  Foreign Currency Judgments............    36
UBS AG..................................    38
  Overview..............................    38
  Where You Can Find More Information...    40
  Incorporation of Documents by
    Reference...........................    40
  Experts...............................    41
United States Federal Income Tax
  Consequences..........................    42
Certain ERISA Considerations............    42
Plan of Distribution....................    44
Validity of the Certificates............    46
Index of Defined Terms..................    47

--------------------------------------------------------------------------------

Important Notice about Information Presented in this Prospectus Supplement and the Attached Prospectus

We provide information to you about the certificates in two separate documents that provide progressively more detail: (i) the attached prospectus, which provides general information, some of which may not apply to your series of certificates, and (ii) this prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in this prospectus supplement is different from the description in the attached prospectus, you should rely on the description in this prospectus supplement.

We include cross-references in this prospectus supplement and the attached prospectus to captions in these materials where you can find further related discussions. The table of contents in each document provides the pages on which these captions are located.

You can find a listing of the pages where terms are defined under the caption "Index of Defined Terms" beginning on page S-59 of this prospectus supplement and beginning on page 47 of the attached prospectus.

The depositor has filed with the Securities and Exchange Commission a registration statement with respect to the certificates (of which this prospectus supplement and the attached prospectus form a part) under the Securities Act of 1933. This prospectus supplement and the attached prospectus do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus supplement and the attached prospectus, you should refer to the registration statement and its exhibits. See the section called, "Where You Can Find More Information" in the attached prospectus.

We are incorporating by reference into this prospectus supplement and the attached prospectus any future SEC reports that we file on behalf of the trust under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement and before we terminate our offering of the certificates. These documents may include Annual Reports on Form 10-K and Current Reports on Form 8-K. Information that we file later with the SEC will automatically update the information in this prospectus supplement and the attached prospectus. In all cases, you should rely on the later information over different information included in this prospectus supplement or the attached prospectus.

As a recipient of this prospectus supplement and the attached prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Corporate Asset Backed Corporation, 445 Broad Hollow Road, Suite 239, Melville, New York 11747 (Telephone: (631) 587-4700).

Summary of Principal Economic Terms

This summary highlights the principal economic terms of the certificates being issued by the trust and of the Underlying Securities. It does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offering of the certificates, you should read this prospectus supplement and the attached prospectus carefully and in full.

OVERVIEW

CABCO Series 2004-102 Trust (SBC Communications Inc.), the trust, will issue collared floating rate callable certificates, which will entitle holders of the certificates to receive:

     - quarterly interest payments at a floating rate based on three-month USD LIBOR plus .65%, provided that such rate will always be greater than or equal to 3.25% and will not exceed 8.00% and

     - a payment of principal on the final distribution date, or earlier under certain circumstances.

Payments on the certificates will be made only if the trustee receives the payments due on the Underlying Securities, which consist of $32,500,000 principal amount of 6.450% Global Notes due June 15, 2034 issued by SBC Communications Inc., the Underlying Securities Issuer, and payments from UBS AG, London Branch, the swap counterparty, under an interest rate swap agreement, and only after the trust satisfies its payment obligations under the swap agreement. The certificates are callable at any time on or after December 15, 2009 and prior to that time under certain circumstances. Upon exercise of the call option, holders of the certificates must sell the certificates to the option holder at a price equal to the outstanding certificate principal balance of the certificates plus any accrued and unpaid interest.

THE TRUST

The trust..................  Corporate Asset Backed Corporation, the depositor, and U.S. Bank Trust National Association, as trustee, will form the CABCO Series 2004-102 Trust (SBC Communications Inc.) under a trust agreement to be dated as of the closing date, which we refer to as the trust agreement. The trust will be a common law trust formed under the laws of the State of New York.

                             Concurrently with the execution and delivery of the trust agreement, the depositor will (i) assign its rights and obligations under the swap agreement and
                             (ii) transfer and sell the Underlying Securities to the trust in exchange for the issuance of the certificates. The trustee, on behalf of the trust, will accept the Underlying Securities and the swap agreement and will deliver the certificates to the depositor. The depositor will in turn sell the certificates to the underwriter for resale to you. As a condition to its initial purchase of the certificates, the underwriter will grant to the depositor call options to purchase each of the certificates. The depositor will in turn sell the call options to the swap counterparty. As a purchaser of the certificates, your ownership of the certificates will be subject to those call options.

Trust assets...............  The trust assets will consist of (i) the Underlying
                             Securities (exclusive of interest accrued from and including August 18, 2004, to but excluding the closing date, which will be paid to the depositor),
                             (ii) all payments on or collections in respect of the Underlying Securities due on and after the closing date (subject to the trust's obligations under the swap agreement),
                             (iii) the rights of the trust under the swap agreement (subject to the trust's obligations under the swap agreement) and (iv) any other proceeds of the Underlying Securities or the swap agreement. See "Description of the Underlying Securities" and "Description of the Swap Agreement."

Termination of the trust...  By its terms, the trust will terminate 30 days after the final distribution of the Underlying Securities or of all amounts due in respect of the Underlying Securities, to holders of the certificates.

Depositor..................  Corporate Asset Backed Corporation, a Delaware
                             corporation that is an indirect, wholly-owned limited purpose subsidiary of UBS AG and an affiliate of the underwriter. The principal executive office of the depositor is located at 445 Broad Hollow Road, Suite 239, Melville, New York 11747 (Telephone: (631) 587-4700).

THE CERTIFICATES

Certificates...............  The trust will issue one class of Series 2004-102 collared floating rate callable certificates with an aggregate certificate principal balance of $32,500,000.

                             The certificates will represent, in the aggregate, the entire undivided beneficial ownership interest in the assets of the trust. The certificates do not constitute an obligation of the depositor or any other party.

                             Each certificate will have an initial certificate principal balance of $25.00. The certificate principal balance of a certificate is the share of payments on the Underlying Securities that the trustee will pay to you as a distribution allocable to principal on the final distribution date or upon any earlier redemption of the Underlying Securities.

                             The certificates are expected to trade flat. This means that any accrued and unpaid interest on the certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the certificates not included in the trading price.

Original issue date and
closing date...............  On or about December 15, 2004.

Interest distribution
amount.....................  With respect to each distribution date, holders of the certificates will receive an interest distribution amount equal to the product of (x) the then outstanding certificate principal balance, (y) the interest rate for the preceding interest accrual period (as defined under "Description of the Certificates--The Certificates--Interest
                             Distributions") and (z) the actual number of days in such interest accrual period divided by 360.

Interest rate..............  Since three-month USD LIBOR as of December 7, 2004
                             (2.45%) plus .65% is less than 3.25%, for the first interest accrual period, from and including the closing date to but excluding the first distribution date, interest will be payable at the rate of 3.25% per annum. Thereafter, interest will be reset quarterly and will be payable on each distribution date at a floating rate, not to exceed

                             8.00% per annum, equal to the greater of (i) three-month USD LIBOR plus .65% and (ii) 3.25%. Following any occurrence of a swap agreement termination event that is not a Trust Termination Event, interest will be payable semi-annually based on the interest payments received by the trust with respect to the Underlying Securities, which bear interest at a fixed rate equal to 6.450% per annum.

Distribution dates.........  Quarterly on the fifteenth day of March, June,
                             September and December, or if any such date is not a business day, then the next succeeding business day, commencing March 15, 2005. Following any occurrence of a swap agreement termination event that is not a Trust Termination Event, distributions will be made semi-annually on the distribution dates in June and December only.

Final distribution date....  June 15, 2034.

Principal distribution.....  Upon maturity of the Underlying Securities on the final distribution date, the trustee will pay to the holders of the certificates the then outstanding certificate principal balance of the certificates plus, to the extent unpaid, any accrued and unpaid interest due thereon to the extent funds are available.

The call options...........  As a condition to its initial purchase of certificates, UBS Securities LLC will grant to the depositor call options to purchase each of the certificates, and as a purchaser of the certificates, your ownership of the certificates will be subject to those call options. After the call options are granted, the depositor will in turn sell the call options, for the aggregate price of $162,500, to UBS AG (who will also serve as the swap counterparty) through UBS Securities LLC, as agent.

                             The option holder may exercise the call options to purchase the certificates (i) on or after December 15, 2009, (ii) at any time following the occurrence of an Underlying Securities payment default, an Underlying Securities bankruptcy default, an SEC reporting failure, a trust swap default or a trust regulatory event (each as defined below) or (iii) at any time in connection with a tender offer for, a redemption or repurchase of or unscheduled payment on the Underlying Securities.

                             The price that the option holder must pay you to purchase your certificates will be equal to the outstanding certificate principal balance of the certificates purchased plus any accrued and unpaid interest on the certificates purchased.

                             U.S. Bank Trust National Association will act as your agent with respect to the call options. We refer to them as the option agent when they act in this capacity.

                             The holder of the call options may exercise the call options only if:

                                 - it exercises the call options with respect to
                                   all of the certificates outstanding, except that if it exercises call options as a result of any tender offer for, a redemption or repurchase of or an unscheduled payment on less than all of the Underlying Securities, it may exercise the call options with respect to only the corresponding number of certificates; and

                                 - it gives the trustee and the option agent
                                   prior notice.

                             If the holder of the call options exercises the call options, the option agent will remit the call price it receives from the option holder to the trustee for payment to the holders of the called certificates. The trustee will transfer your called certificates from you to the option holder without your taking any action. If you are holding your certificates in definitive physical form, your called certificates will be transferred without your taking any action, but you will not receive the purchase price for your certificates until you deliver your called certificates to the trustee.

                             If the call options are exercised with respect to less than all the certificates, the certificates to be purchased will be selected as a pro rata portion of the certificates held by each certificate holder, except that purchases of a fraction of a single certificate will not be made, and the trustee may round up or down to avoid such fractional purchases.

                             You will not have the right to require any person to purchase or redeem the certificates at any time.

                             The holder of the call options has the right to assign its rights under the call options to any person other than the depositor. The swap counterparty will be the holder of all the call options unless and until it transfers the call options to another holder.

Redemptions, tenders and
other repurchases..........  As noted under "--Underlying Securities" below, the
                             Underlying Securities Issuer has the right to redeem the Underlying Securities at any time, and may make tenders for or other repurchases of or unscheduled payments on the Underlying Securities. A third party may also make a tender offer for the Underlying Securities.

Redemptions................  If the Underlying Securities Issuer redeems or makes an unscheduled payment on some or all of the Underlying Securities, then a corresponding portion of the certificates will be redeemed. If there is a partial redemption of or unscheduled payment on less than all of the Underlying Securities, then the certificates will be selected for redemption pro rata based on the certificate principal balance of the certificates held by each certificate holder, except that no fractional redemptions of certificates will be made.

                             In connection with a redemption or unscheduled payment on the Underlying Securities there will be an early termination payment under the swap agreement as described below under "--Early liquidation of the trust; Payments on liquidation." Upon receipt of the proceeds of any full or partial redemption of or unscheduled payment on the Underlying Securities held by the trust, the trustee will distribute the proceeds pro rata to the holders of the certificates selected for redemption as described below under "--Early liquidation of the trust; Payments on liquidation."

                             If the Underlying Securities are to be redeemed, the option holder is likely to call the certificates to be redeemed if the redemption price, after adding any early termination payment payable by the swap counterparty to the trust or deducting any early termination payment payable by the trust to the swap counterparty, is in excess of the call price for the certificates. Assuming it does so, the option holder will receive any amounts paid upon redemption in excess of the principal plus accrued interest on the Underlying Securities, as well as any excess amounts payable to the trust upon termination of the swap agreement.

Tenders and other
  repurchases..............  If the Underlying Securities Issuer announces its intention to tender for or otherwise make a repurchase of the Underlying Securities, or if a third party announces its intention to tender for the Underlying Securities, the trustee will be required not to accept any such tender offer or repurchase offer, except in connection with the exercise of the call options as described under "--The call options" above.

                             If such an offer is made, the option holder is likely to call the certificates if the tender offer or repurchase price, after adding any early termination payment payable by the swap counterparty to the trust or deducting any early termination payment payable by the trust to the swap counterparty, is in excess of the call price for the certificates. Assuming it does so, the option holder will receive any portion of the tender offer or repurchase price that is in excess of the principal plus accrued interest on the Underlying Securities, as well as any excess amounts payable to the trust upon termination of the swap agreement.

                             If the option holder does not call the
                             certificates, then the trustee will be required to not accept the tender offer or repurchase offer, and neither the holders of the certificates nor the option holder will receive any proceeds from such tender offer or repurchase.

Early liquidation of the
trust......................  The trust will be liquidated prior to the final distribution date under certain circumstances.

Trust Termination Events...  The trust will liquidate prior to the final distribution date following the occurrence of any of the following events, which we refer to as Trust Termination Events:

                                 (i) the Underlying Securities Issuer fails to make any payment or distribution on the Underlying Securities when due (including payment of the redemption price or upon acceleration of the Underlying Securities) or any shortfall in the payments on the Underlying Securities when due following a defeasance of the Underlying Securities Issuer's obligations on the Underlying Securities (as described under "Description of the Underlying Securities--Defeasance of the Underlying Securities Issuer's Obligations"), each of which we refer to as an Underlying Securities payment default;

                                 (ii)  a bankruptcy, insolvency or
                                       reorganization of the Underlying
                                       Securities Issuer occurs, which we refer to as an Underlying Securities bankruptcy default;

                                 (iii) an SEC reporting failure occurs (as
                                       defined under "Description of the
                                       Certificates--SEC Reporting Failure");

                                 (iv) the swap agreement terminates because of any failure by the trust to make any payment under the swap agreement or because of the bankruptcy, insolvency or reorganization in respect of the trust, which we refer to as a trust swap default;

                                 (v) the swap agreement terminates because, as a result of certain legislative, regulatory or judicial action, it becomes unlawful for the trust to comply with any material provision of the swap agreement or the trust agreement, which we refer to as a trust regulatory event; or

                                 (vi) there is a redemption or repurchase of or an unscheduled payment on, or the exercise by the option holder of its call options upon a tender offer for, all the Underlying Securities.

Payments on liquidation....  If a Trust Termination Event or a partial swap termination event (as defined below under "--The Swap Agreement; Partial swap termination event") occurs, then the trustee will liquidate the Underlying Securities, unless the Underlying Securities have already been redeemed, repurchased or repaid. The trustee will apply the funds received upon the liquidation or the redemption, repurchase or repayment of the Underlying Securities, (i) first, to pay the swap counterparty an amount equal to any early termination payment (as defined under "Description of the Swap Agreement--Payments Upon Early Termination") payable by the trust to the swap counterparty and
                             (ii) thereafter, to distribute any remainder to the holders of the certificates, pro rata. If any early termination payment is payable by the swap counterparty to the trust, the amount of this payment will be added to the proceeds distributed to the holders of the certificates.

Effect of call option
exercise...................  If the holder of the call option exercises its call options following the occurrence of a Trust
                             Termination Event or a partial swap termination event, the trustee will remit the call option price received from the option holder to the holders of the certificates, regardless of any early termination payment required by either party under the swap agreement, in an amount equal to the certificate principal balance of the certificates purchased by the option holder plus any accrued and unpaid interest on those certificates. See "Description of the Certificates--The Certificates--Principal Distribution," "Description of the Certificates--SEC Reporting Failure," and "Description of the Swap Agreement--Events of Default and Termination Events" below.

Denominations; Specified
  currency.................  The certificates will be denominated and payable in
                             U.S. dollars, the specified currency. The certificates will be available for purchase in minimum denominations of $25.00 and multiples of $25.00.

Form of certificates.......  Book-entry securities with The Depository Trust
                             Company.

Exchange listing...........  The depositor intends to apply to list the certificates on the New York Stock Exchange. If the application is approved, trading of the certificates on the New York Stock Exchange is expected to begin within 30 days after the initial delivery of the certificates. See "Supplemental Plan of Distribution" below.

                             You should be aware that the listing or quotation of the certificates on the New York Stock Exchange will not ensure that a liquid trading market will be available for the certificates.

Rating.....................  It is anticipated that the certificates will be assigned a minimum rating of A by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., which we refer to as Standard & Poor's. The trust will not issue the certificates unless the certificates have received this rating at a minimum. The rating addresses the likelihood of the receipt by holders of the certificates of payments of interest distributions at the stated rate and of the certificate principal balance on the final distribution date, and is based primarily on the credit quality of the Underlying Securities. The rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by Standard & Poor's, and the rating should be evaluated independently of any other rating. The rating does not address the likelihood of the occurrence or frequency of redemptions or prepayments on the Underlying Securities, the probability that the call options will be exercised, the corresponding effect of those events on the yield to investors, or any other events which may affect the value of the certificates. As of the date of this prospectus supplement, the Underlying Securities are rated A by Standard & Poor's. See "Rating" below.

Underwriter................  UBS Securities LLC is the sole underwriter for the offering and sale of the certificates. After the initial offering, UBS AG, UBS Securities LLC, UBS Financial Services Inc. and/or other affiliates of UBS AG intend to buy and sell the certificates to create a secondary market for the holders of the certificates and may engage in other activities described in the section "Supplemental Plan of Distribution" below. However, none of UBS AG, UBS Securities LLC, UBS Financial Services Inc., nor any other affiliates of UBS AG will be obligated to make a secondary market in the certificates, or to continue secondary market activities once started. See "Risk Factors" below.

THE SWAP AGREEMENT

Swap agreement.............  On the date of this prospectus supplement, the depositor will enter into a swap agreement with the swap counterparty, pursuant to which the depositor will agree to exchange the fixed rated interest payments paid on the Underlying Securities for payments of the interest distribution amount from the swap counterparty that will be passed through to the certificate holders. The swap counterparty, under the swap agreement, will also agree to make a one time payment, in the amount of $2,811,250, to the depositor immediately upon the execution of the swap agreement. The depositor will, on the closing date, assign all its rights and obligations (excluding the right to receive the one time payment) under the swap agreement to the trust. For purposes of this prospectus supplement, any description of the rights and obligations of the trust under the swap agreement assumes that the depositor has assigned the swap agreement to the trust.

Swap counterparty..........  The London Branch of UBS AG will serve as the swap counterparty. The swap counterparty currently has a long-term debt rating of AA+ from Standard & Poor's.

Swap payments by the
trust......................  Provided no swap agreement termination event (as defined below) has occurred, all interest payments received by the trust on the Underlying Securities will be paid by the trust to the swap counterparty on each Underlying Securities payment date; provided, however, that any accrued interest on the Underlying Securities from and including August 18, 2004, to but excluding the closing date, will be payable by the trust to the depositor.

Swap payments by the swap
  counterparty.............  Provided no swap agreement termination event shall have occurred, on each distribution date and on the final distribution date, an amount equal to the interest distribution amount will be paid by the swap counterparty to the trust.

Payment currency...........  United States Dollars.

Calculation agent..........  The London Branch of UBS AG.

Swap agreement termination
  events...................  The swap agreement will terminate early following the occurrence of:

                                 (i) the swap counterparty's failure to make a payment under the swap agreement;

                                 (ii) certain events of bankruptcy, insolvency or reorganization of the swap counterparty;

                                 (iii) certain legislative, regulatory or
                                       judicial action making it unlawful for
                                       the swap counterparty to comply with the swap agreement;

                                 (iv) a swap counterparty reporting failure (as defined under "Description of the Swap Agreement--Replacement of Swap
                                       Counterparty");

                                 (v)  an S&P trigger event (as defined under
                                      "Description of the Swap
                                      Agreement--Replacement of Swap
                                      Counterparty"); and

                                 (vi) a Trust Termination Event (as described above under "Early liquidation of the trust--Trust Termination Events").

                             We refer to each of the events in (i) through (v) above as an event that is not a Trust Termination Event.

Partial swap termination
  event....................  The swap agreement will terminate only with respect to the Underlying Securities redeemed, repurchased or repaid where there is a redemption or repurchase of or an unscheduled payment on less than all of the Underlying Securities prior to the final distribution date.

Early termination of the
swap agreement.............  The swap agreement is scheduled to terminate on the final distribution date but will terminate early following any occurrence of a swap agreement termination event.

Early termination of the
swap agreement; No early
  termination payments.....  If the swap agreement terminates as a result of a swap agreement termination event that is not a Trust Termination Event, (i) there will be no early termination payment payable by either party to the swap agreement, (ii) the obligations of the swap counterparty and the trust under the swap agreement will terminate and (iii) distributions will be made to the holders of the certificates on a fixed rate semi-annual basis on the distribution dates in June and December of each year. Accordingly, on each distribution date in June and December, the holders of the certificates will receive a pro rata share of any interest payments received by the trust in respect of the Underlying Securities, which will cause the yield on the certificates to be based on the 6.450% fixed annual rate payable on the Underlying Securities.

Early termination of the
swap agreement; Early
  termination payments.....  An early termination payment will be payable, either by the swap counterparty to the trust or by the trust to the swap counterparty, if the termination of the swap agreement is a result of a Trust Termination Event or a partial swap termination event. In these instances, the obligations of the swap counterparty and the trust under the swap agreement will terminate, the Underlying Securities will be liquidated and the proceeds distributed to the holders of the certificates. The early termination payment payable by the trust to the swap counterparty (if any is then payable) will be deducted from the proceeds payable to the holders of the certificates. If any early termination payment is payable by the swap counterparty to the trust, the amount of such payment will be added to the proceeds payable to the holders of the certificates.

                             If the holder of the call options exercises any call options, then regardless of any early termination payment required by either party under the swap agreement, the holders of the certificates will be entitled to receive, from the option holder, an amount equal to the certificate principal balance of the certificates purchased by the option holder plus any accrued and unpaid interest on those certificates.

                             See "Description of the Swap Agreement--Events of Default and Termination Events" and "--Payments Upon Early Termination" below.

UNDERLYING SECURITIES

Underlying Securities
Issuer.....................  SBC Communications Inc. is a holding company incorporated under the laws of the State of Delaware. Through its subsidiaries and affiliates, it provides wireline and wireless telecommunications services and equipment, directory advertising, and other products and services.

Underlying Securities......  $32,500,000 aggregate principal amount of 6.450%
                             Global Notes due June 15, 2034 issued by the
                             Underlying Securities Issuer, exclusive of interest accrued from and including August 18, 2004, to but excluding the closing date, which has been paid to the depositor. On the closing date, the Underlying Securities will have a remaining term to maturity of approximately 30 years.

Underlying Securities
original issue date........  August 18, 2004.

Underlying Securities
maturity date..............  June 15, 2034.

Underlying Securities
interest payment
  frequency................  Semi-annually.

Underlying Securities
payment dates..............  Interest on the Underlying Securities is payable semi-annually in arrears on June 15 and December 15 of each year.

Underlying Securities
interest rate..............  6.450% per annum.

Underlying Securities
rating.....................  A by Standard & Poor's.

Priority...................  The Underlying Securities are unsecured and unsubordinated obligations of the Underlying
                             Securities Issuer and rank equally with all of its other indebtedness issued under the Underlying Securities indenture.

Optional redemption........  The Underlying Securities Issuer may redeem the
                             Underlying Securities, in whole or in part, at the option of the Underlying Securities Issuer, at any time, at a redemption price equal to the greater of
                             (i) 100% of the principal amount of the Underlying Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments on the Underlying Securities (as defined under "Description of the Underlying Securities--Redemption") discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the Treasury Rate (as defined under "Description of the Underlying Securities-- Redemption") plus 0.20% (20 basis points), plus, in each case, accrued and unpaid interest to the date of redemption on the principal amount of the Underlying Securities being redeemed.

Underlying Securities
  indenture................  The Underlying Securities have been issued pursuant to an indenture, which we refer to as the Underlying Securities indenture, dated as of November 1, 1994, among the Underlying Securities Issuer (formerly Southwestern Bell Corporation) and The Bank of New York, as trustee, which we refer to as the Underlying Securities trustee.

SELECTED RISK CONSIDERATIONS

Risk factors...............  There are a number of risks associated with any investment in the certificates. Selected risks are set forth below, but we urge you to read the more detailed explanation of risks in the sections entitled "Risk Factors" in this prospectus supplement and in the attached prospectus.

                                 - The performance of the Underlying Securities
                                   will affect the value of your investment and you will experience a loss if losses are experienced on the trust assets.

                                 - You may suffer losses as a result of any
                                   early termination payment pursuant to the swap agreement due to a Trust Termination Event or a partial swap termination event.

                                 - Owning the certificates is not the same as
                                   owning the Underlying Securities directly.

                                 - Your ability to realize market value
                                   appreciation is limited by the call price.

                                 - The interest rate cap on the certificates may
                                   limit the interest distributions you receive and may negatively impact the market value of your certificates.

                                 - If the swap agreement terminates as a result
                                   of a swap agreement termination event that is not a Trust Termination Event, a fixed rate of 6.450% per annum will be payable on the certificates, instead of the floating rate distribution amount payable under the swap agreement.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

United States federal
income tax consequences....  In the opinion of Sullivan & Cromwell LLP, special federal tax counsel to the depositor, for United States federal income tax purposes, (i) the trust will be classified as a grantor trust, and not as an association or publicly traded partnership taxable as a corporation, and (ii) the certificates will be treated as evidencing a pro rata interest in the trust assets. See "United States Taxation" below.

                             The terms of the certificates require an initial holder of the certificates to make an integration election (as defined under "United States Taxation--Initial Certificate Holders" below) with respect to the certificates. The only action you need to take in order to make an integration election is for you to retain in your books and records certain information with respect to the integration election that will be sent to you along with the confirmation of your purchase of the certificates. See "United States Taxation--Initial Certificate Holders" below.

--------------------------------------------------------------------------------

Risk Factors

You should consider, among other things, the material risk factors described below and the additional risk factors described in the attached prospectus in deciding whether to purchase certificates.

THE PERFORMANCE OF THE UNDERLYING SECURITIES WILL AFFECT THE VALUE OF YOUR INVESTMENT AND YOU WILL EXPERIENCE A LOSS IF LOSSES ARE EXPERIENCED ON THE TRUST ASSETS.

Your certificates will represent an interest in the assets of the trust only and will not represent an obligation of or interest in the depositor, the trustee or any of their affiliates. The trust has no significant assets other than (i) the Underlying Securities (exclusive of interest accrued from and including August 18, 2004, to but excluding the closing date, which will be paid to the depositor), (ii) all payments on or collections in respect of the Underlying Securities due on and after the closing date (subject to the trust's obligations under the swap agreement), (iii) the rights of the trust under the swap agreement (subject to the trust's obligations under the swap agreement) and (iv) any other proceeds of the Underlying Securities or the swap agreement. No other assets are available to make payments or distributions with respect to your certificates. None of the depositor, the trustee, the swap counterparty, the underwriter or any of their affiliates is obligated to make any payments in respect of your certificates if the payments on the Underlying Securities are insufficient or not made when due. Consequently, if losses are experienced on the Underlying Securities, you will experience a loss on your investment. Accordingly, you are strongly encouraged to obtain as much information about the Underlying Securities as you would if you were investing directly in the Underlying Securities. This prospectus supplement provides only the basic terms of the Underlying Securities and refers you to publicly available information about the Underlying Securities and the Underlying Securities Issuer.

IN CONNECTION WITH THIS OFFERING, NO DUE DILIGENCE INVESTIGATION OF THE UNDERLYING SECURITIES OR THE UNDERLYING SECURITIES ISSUER HAS BEEN MADE BY THE DEPOSITOR, THE UNDERWRITER, THE SWAP COUNTERPARTY OR THE TRUSTEE.

In connection with this offering, none of the depositor, the underwriter, the swap counterparty, the trustee or any of their affiliates has made, or will make, any investigation of the business condition, financial or otherwise, of the Underlying Securities Issuer or will verify any reports or information filed by the Underlying Securities Issuer with the SEC or otherwise made available to the public. You should not construe the issuance of the certificates as an endorsement of the financial condition or business prospects of the Underlying Securities Issuer by the depositor, the underwriter, the swap counterparty, the trustee or any of their affiliates. It is strongly recommended that you consider publicly available financial and other information about the Underlying Securities Issuer as if you were investing directly in the Underlying Securities Issuer and its securities. However, in connection with this offering, the depositor, the underwriter, the swap counterparty, the trustee and their affiliates (i) have not verified, and have not undertaken to verify, the accuracy, completeness or continued availability of any information by the Underlying Securities Issuer (whether or not filed with the SEC), (ii) have made no investigation of the financial condition or creditworthiness of the Underlying Securities Issuer and (iii) assume no responsibility for any information considered by any purchaser or potential purchaser of the certificates that is not contained in this prospectus supplement or the attached prospectus.

YOU MAY SUFFER LOSSES AS A RESULT OF ANY EARLY TERMINATION PAYMENT PURSUANT TO THE SWAP AGREEMENT.

If the swap agreement is terminated as a result of a Trust Termination Event or a partial swap termination event, then an early termination payment will be payable either by the swap counterparty to the trust or by the trust to the swap counterparty. Furthermore, the Underlying Securities will be

RISK FACTORS
--------------------------------------------------------------------------------

liquidated and you will not receive any distributions payable to you until after the payment of the early termination payment (if any is then payable) to the swap counterparty. Unless the proceeds received from the liquidation of the Underlying Securities are sufficient to pay the certificate principal balance and accrued and unpaid interest then due on the certificates plus any early termination payment, you will suffer a loss as a result of such liquidation and such early termination payment. Similarly, even if the trust is to receive an early termination payment from the swap counterparty, that early termination payment plus the liquidation proceeds of the Underlying Securities may be less than the certificate principal balance and accrued and unpaid interest then due on the certificates, thus resulting in a loss for you. These losses could be quite substantial in relation to the total value of your certificates. See "Description of the Certificates--The Certificates --Interest Distributions" and "--Principal Distribution" below.

The factors that will be considered when calculating the early termination payment will include, among other things, (i) the prevailing level of interest rates in the market at the time the early termination payment is calculated,
(ii) the implied volatility of interest rates in the market, (iii) the fixed rate payable by the trust to the swap counterparty under the swap agreement,
(iv) the number of fixed rate interest payments paid by the trust to the swap counterparty and the number of payments of the interest distribution amount paid by the swap counterparty to the trust prior to the calculation of the early termination payment, (v) the current interest rate on the certificates, (vi) the expected level of three-month USD LIBOR interest rates into the future at the time the early termination payment is calculated and (vii) the credit risk of the Underlying Securities Issuer. As a result of these factors and the effect they have on the calculation of the early termination payment, you are subject to the interest rate risk in the market in addition to the credit risk of the Underlying Securities Issuer.

Because the fixed rate payments the trust must make to the swap counterparty pursuant to the swap agreement are currently significantly higher than the floating rate payments the swap counterparty must make to the trust, and they are expected to be so for the foreseeable future, if the swap agreement were to terminate due to a Trust Termination Event shortly after the issuance of the certificates, the early termination payment the trust would owe to the swap counterparty would likely be significant and could result in holders of the certificates losing a significant portion of the amount they invested in the certificates in addition to any losses incurred from the liquidation of the Underlying Securities. If the trust terminates as the result of a redemption or repurchase of, or an unscheduled payment on the Underlying Securities, or as the result of an SEC reporting failure or a trust regulatory event, some of the early termination payment described in the previous sentence might be funded by the liquidation of the Underlying Securities if the market value of the Underlying Securities is above their par value, but there can be no certainty that will be the case. If the trust terminates as the result of an Underlying Securities payment default, an Underlying Securities bankruptcy default or a trust swap default, there will likely be no premium on the Underlying Securities, and the holders of the certificates will bear the full amount of any early termination payment due to the swap counterparty and, as a result, could suffer a significant loss.

THE ABILITY OF THE UNDERLYING SECURITIES ISSUER TO MAKE PAYMENTS MAY BE AFFECTED BY THE SUCCESS OF THE UNDERLYING SECURITIES ISSUER'S BUSINESS PLANS, ECONOMIC DEVELOPMENTS AND OTHER FACTORS. AS A RESULT, PAYMENTS ON YOUR CERTIFICATES MAY ALSO BE AFFECTED.

The payments made by the Underlying Securities Issuer on the Underlying Securities are the only sources of payments on the Underlying Securities. Financial difficulties experienced by the Underlying Securities Issuer could cause delays in payment, partial payment or nonpayment on the Underlying Securities, and in turn, your certificates. Furthermore, the business of the Underlying Securities Issuer is vulnerable to adverse business conditions, such as economic factors and increased market competition,

RISK FACTORS
--------------------------------------------------------------------------------

all of which may affect payment on the Underlying Securities, and in turn, on your certificates. The Underlying Securities Issuer is subject to laws permitting bankruptcy, moratorium, reorganization and other actions. If the Underlying Securities Issuer does not have sufficient funds to make the required payment on the Underlying Securities, as a result, the swap counterparty will not be obligated to make any payments to the trust and you will bear the losses arising from the resulting nonpayment on the certificates.

THE UNDERLYING SECURITIES ISSUER MAY MAKE A TENDER OFFER FOR, A REDEMPTION OR REPURCHASE OF OR AN UNSCHEDULED PAYMENT ON THE UNDERLYING SECURITIES BEFORE THE FINAL MATURITY DATE. A THIRD PARTY MAY ALSO MAKE A TENDER OFFER FOR THE UNDERLYING SECURITIES. AS A RESULT, YOUR INVESTMENT IN THE CERTIFICATES COULD TERMINATE BEFORE THE FINAL DISTRIBUTION DATE.

The Underlying Securities Issuer will have the right to redeem or repay the Underlying Securities in whole or in part at any time, and may also tender for or otherwise repurchase or make an unscheduled payment on the Underlying Securities. A third party may also make a tender offer for the Underlying Securities. If the Underlying Securities are redeemed, repurchased or repaid, the certificates will be correspondingly redeemed. See "Description of the Underlying Securities--Redemption." In certain circumstances, redemption or repayment of the Underlying Securities by the Underlying Securities Issuer may require payment of amounts in excess of principal and accrued interest to the holders of the Underlying Securities, and the Underlying Securities Issuer or any third party making the tender offer may pay amounts in excess of principal and accrued interest to the holders of the Underlying Securities if it makes a tender offer for or other repurchase of the Underlying Securities. However, in such circumstances it is likely that the holder of the call options, which will initially be UBS AG, will exercise its right to purchase the certificates pursuant to the call options. If the holder of the call options does exercise its right, holders of the certificates may receive less than if such certificate holders directly owned the Underlying Securities and may not receive amounts in excess of principal and accrued interest or any excess of the Underlying Securities' market value over their face amounts, as well as any excess amounts payable to the trust upon termination of the swap agreement.

DISTRIBUTIONS AND OTHER PAYMENTS WITH RESPECT TO YOUR CERTIFICATES AND YOUR EXPECTED INVESTMENT YIELD MAY BE AFFECTED BY FACTORS SUCH AS THE PERFORMANCE OF THE TRUST ASSETS, THE REDEMPTION OF THE UNDERLYING SECURITIES AND THE EARLY TERMINATION OF THE SWAP AGREEMENT.

A number of factors may affect the timing of the distributions with respect to your certificates and the yield that you realize on your certificates, including:

- the purchase price you pay for your certificates;

- the interest rate on the certificates, which will be equal to the greater of 3.25% and three-month USD LIBOR plus .65%, but will not exceed 8.00%;

- the performance of the Underlying Securities and whether the Underlying Securities Issuer defaults on the Underlying Securities;

- whether a Trust Termination Event occurs;

- the possibility that the swap agreement may terminate prior to the final distribution date;

- whether an early termination payment is payable under the swap agreement; and

- whether the holder of the call options exercises its call options on your certificates.

RISK FACTORS
--------------------------------------------------------------------------------

None of the depositor, the trustee, the swap counterparty or the underwriter can predict whether or when the call options will be exercised, or whether there will be a redemption or repurchase of or an unscheduled payment on the Underlying Securities. If the certificates are prepaid or if the holder of the call options exercises its call options prior to the final distribution date, then the principal of your certificates or the call price will be paid to the extent funds are received on the Underlying Securities or the holder of the call options pays the call price and your investment in the certificates will have a shorter maturity.

IF THE SWAP AGREEMENT IS TERMINATED AS A RESULT OF A SWAP AGREEMENT TERMINATION EVENT THAT IS NOT A TRUST TERMINATION EVENT, THEN THE YIELD ON THE CERTIFICATES WILL BE CONVERTED FROM A CAPPED FLOATING RATE TO A FIXED RATE AND DISTRIBUTIONS TO YOU WILL BE MADE SEMI-ANNUALLY INSTEAD OF QUARTERLY.

The ability of the trust to make quarterly floating rate interest distributions on the certificates will be dependent on the performance by the swap counterparty of its payment obligations under the swap agreement. If the swap agreement were to be terminated as a result of a swap agreement termination event that is not a Trust Termination Event, then (i) the trust will remain in existence without any rights or obligations under the swap agreement and (ii) you will receive a pro rata share of the fixed rate interest payments received by the trust in respect of the Underlying Securities on a semi-annual basis, instead of a pro rata share of the floating rate interest payments under the swap agreement received by the trust on a quarterly basis. It is possible that the market value of the certificates will be subject to an abrupt change upon such a termination of the swap agreement. In addition, following such termination, the market value of fixed rate certificates will be more sensitive to changes in interest rates than the market value of floating rate certificates. Thus, as interest rates rise, the market value of fixed rate certificates will be negatively impacted, and vice versa.

THE BUSINESS ACTIVITIES OF UBS AG, UBS SECURITIES LLC, UBS FINANCIAL SERVICES INC. AND THEIR AFFILIATES MAY CREATE CONFLICTS OF INTEREST BETWEEN YOU AND UBS AG, UBS SECURITIES LLC, UBS FINANCIAL SERVICES INC. AND THEIR AFFILIATES.

UBS Securities LLC and certain of its affiliates are acting in a number of capacities in connection with this offering. UBS Securities LLC is acting as sole underwriter for the offering and sale of the certificates and as agent in connection with the sale of the call options by the depositor to the swap counterparty. UBS Securities LLC may be involved in investment banking, advisory or trading activities relating to the Underlying Securities Issuer. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and your interests, as a holder of the certificates. Moreover, UBS and UBS Securities LLC have published, and in the future expect to publish, research reports with respect to the Underlying Securities or the Underlying Securities Issuer. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the certificates. Any of these activities by UBS, UBS Securities LLC or other affiliates could affect the market value of the Underlying Securities, and consequently, the value of the certificates. UBS AG will serve as the swap counterparty under the swap agreement and will be the initial holder of the call options upon the purchase of the call options from the depositor. A conflict of interest may arise if UBS AG as the holder of the call options exercises the call options when the value of the interests in the Underlying Securities evidenced by the certificates exceeds the call price. See "Yield on the Certificates" below and "Maturity and Yield Considerations" in the attached prospectus. UBS Securities LLC and each of its affiliates acting in such capacities in connection with this offering will have only the duties and responsibilities expressly agreed to by such entity in the relevant capacity and will not by virtue of its or any of its affiliates' acting in any other capacity, be deemed to have other duties or responsibilities or be deemed to be held to a standard of care other than as expressly provided with respect to each such capacity.

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IF THE CERTIFICATES ARE PREPAID WHEN PREVAILING MARKET INTEREST RATES FOR
SECURITIES OF A COMPARABLE CREDIT RATING ARE LOWER THAN THE YIELD ON YOUR CERTIFICATES, YOU MAY BE UNABLE TO REALIZE A COMPARABLE YIELD WHEN YOU REINVEST THE FUNDS THAT YOU RECEIVE FROM THE PREPAYMENT OF YOUR CERTIFICATES.

If the certificates are prepaid when prevailing market interest rates for securities of a comparable credit rating are lower than the yield on your certificates, you may be unable to realize a comparable yield when you reinvest the funds that you receive from the prepayment of your certificates.

OWNING THE CERTIFICATES IS NOT THE SAME AS OWNING THE UNDERLYING SECURITIES DIRECTLY.

Owning the certificates is not the same as owning the Underlying Securities directly. For instance, the swap agreement will alter the amounts and timing of some of the distributions on the Underlying Securities, such that distributions on the certificates will be different from what you would be entitled to had you held the Underlying Securities directly. It is not intended that the swap agreement will provide coverage against losses as a result of failure to receive payments on the Underlying Securities, and no assurance can be given that the trustee will receive either the payments due to be received on the Underlying Securities or any payment due to be received under the swap agreement, in each case when due, upon a payment default by the Underlying Securities Issuer or by the swap counterparty under the swap agreement.

In addition, holders of the certificates are generally not entitled to the same voting rights as shareholders of the Underlying Securities. Although you can exercise "pass-through" voting in relation to the Underlying Securities in some circumstances, holding certificates that represent an interest in the Underlying Securities will differ from owning the Underlying Securities directly. For instance, if the Underlying Securities Issuer or a third party makes a tender offer for, a redemption or repurchase of or an unscheduled payment on the Underlying Securities, the option holder will likely exercise the call option and, as a result, receive any amount in excess of principal and accrued interest that you would otherwise have received if you owned the Underlying Securities directly. Also, while the Underlying Securities pay interest semi-annually at a fixed rate, the certificates pay interest quarterly at a floating rate based on USD LIBOR and are subject to an interest rate cap of 8.00%.

With respect to voting of the Underlying Securities, there are certain matters that you would be able to consent to if you owned the Underlying Securities directly, but that the trustee may not consent to at all or may not consent to except at the direction of a majority or, in some instances all, of the holders of the certificates. In addition, the trustee may not agree to any amendment to the terms of the Underlying Securities that affect the amount or timing of payments on the Underlying Securities without the consent of the holders of 100% of both the certificates and the call options. Because these types of decisions can generally be made only with the unanimous consent of all holders of the Underlying Securities, any negative vote by any holder of a certificate or the holder of the call options would prevent the adoption of a proposed amendment, even if you and the other holders of the certificates have determined that the amendment is in your best interest. Furthermore, the Underlying Securities held by the trust will be only a portion of the total issue of Underlying Securities. Accordingly, even when the holder of the call options does not have the right to control votes with respect to the Underlying Securities, the holders of the certificates, acting together or alone, will not be able to control voting matters with respect to the Underlying Securities.

With respect to distributions on the Underlying Securities, there are certain instances where if you held the Underlying Securities directly and you received a distribution of property other than cash on the Underlying Securities in satisfaction of interest, principal or other amounts due on the Underlying Securities, you could hold or sell the property received. However, if the Underlying Securities Issuer makes a distribution of property other than cash on the Underlying Securities in satisfaction of interest,

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RISK FACTORS
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principal or other amounts due on the Underlying Securities, it will likely result in a trust swap default in that the trust would likely fail to make a required payment to the swap counterparty on the Underlying Securities payment date immediately following the distribution of property other than cash. In this situation, the trust will terminate, the Underlying Securities will be liquidated and you will not receive any distributions payable to you until after the payment of the early termination payment (if any is then payable) to the swap counterparty.

YOUR ABILITY TO REALIZE MARKET VALUE APPRECIATION IS LIMITED BY THE CALL PRICE.

The holder of the call options will determine whether to exercise the call options solely on the basis of that party's self interest, and is expected to exercise its call options when it is profitable to do so (that is, when the value of the interests in the Underlying Securities evidenced by the certificates exceeds the call price). Exercise of the call options will allow the option holder to obtain the value of the interests in the Underlying Securities evidenced by the certificates in excess of the call price for itself, by taking such excess value away from the holders of the certificates. See "Yield on the Certificates" below and "Maturity and Yield Considerations" in the attached prospectus.

THE INTEREST RATE CAP ON THE CERTIFICATES MAY LIMIT THE INTEREST DISTRIBUTIONS YOU RECEIVE AND MAY NEGATIVELY IMPACT THE MARKET VALUE OF YOUR CERTIFICATES.

The interest paid on the certificates is based on a floating rate that will not exceed 8.00%. If interest rates exceed 8.00%, your certificates will not receive interest based on the higher interest rate but rather will be capped at 8.00%. As a result, the market value of your certificates will be negatively affected as interest rates rise.

UPON A SWAP AGREEMENT TERMINATION EVENT WHEREBY THE SWAP COUNTERPARTY IS THE DEFAULTING PARTY, YOU ARE NOT LIKELY TO RECEIVE FROM THE SWAP COUNTERPARTY ANY INTEREST THAT HAS ACCRUED.

Upon a swap agreement termination event in which the swap counterparty is the defaulting party (especially upon the bankruptcy, insolvency or reorganization of the swap counterparty), but that is not a Trust Termination Event, it is unlikely that you will receive from the swap counterparty any interest that has accrued since the last quarterly interest payment.

A TRADING MARKET FOR YOUR CERTIFICATES MAY NOT DEVELOP OR CONTINUE; THUS, IT MAY BE DIFFICULT TO RESELL YOUR CERTIFICATES. YOU SHOULD BE WILLING TO HOLD THE CERTIFICATES UNTIL THE FINAL DISTRIBUTION DATE.

Prior to the issuance of the certificates there will not be a public market for those securities. There may be little or no secondary market for the certificates. UBS AG, UBS Securities LLC, UBS Financial Services Inc. and other affiliates of UBS AG currently intend to make a market for the certificates, although they are not required to do so. UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS AG may stop any such market making activities at any time. As market makers, trading of the certificates may cause UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliates of UBS AG to have long or short positions of the certificates in their inventory. The supply and demand for the certificates, including inventory positions of market makers, may affect the secondary market price for the certificates. Even if a secondary market does develop, it may not continue or be sufficiently liquid to allow you to resell your certificates, and you may experience a loss on your investment.

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RISK FACTORS
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YOUR CERTIFICATES REPRESENT INTERESTS PRIMARILY IN OBLIGATIONS OF A SINGLE
OBLIGOR AND, AS A RESULT, THE CREDIT RISK IS CONCENTRATED PRIMARILY IN A SINGLE OBLIGOR.

Your certificates represent interests primarily in obligations of a single obligor and, as a result, the credit risk is concentrated primarily in a single obligor. In particular, your certificates will be subject to all the risks associated with a direct investment in unsecured obligations of the Underlying Securities Issuer.

Your certificates are also indirectly exposed to the credit risk of UBS AG as swap counterparty under the swap agreement. In the event the swap counterparty fails to make a payment under the swap agreement or upon certain events of bankruptcy, insolvency or reorganization of the swap counterparty, the swap agreement will terminate early and the yield on the certificates will be converted from a capped floating rate to a fixed rate and distributions to you will be made semi-annually instead of quarterly.

A REDUCTION OR WITHDRAWAL OF THE SECURITY RATING OF YOUR CERTIFICATES WOULD ADVERSELY AFFECT THEIR VALUE.

On the closing date, the certificates will be rated, at a minimum, A by Standard & Poor's. We cannot assure you that this rating will not be lowered or withdrawn by Standard & Poor's in the future. If the rating assigned by any rating agency to the swap counterparty or the Underlying Securities is reduced or withdrawn, the rating assigned to your certificates will likely be reduced as well. Any reduction in the rating of your certificates may adversely affect their value.

NO RULINGS WILL BE OBTAINED FROM THE INTERNAL REVENUE SERVICE, OR IRS, CONCERNING THE CERTIFICATES AND THE IRS MAY DISAGREE WITH THE DEPOSITOR'S FEDERAL TAX COUNSEL.

Sullivan & Cromwell LLP, special federal tax counsel to the depositor, has provided an opinion regarding the tax classification of the trust. However, opinions of counsel are not binding on the IRS or the courts. In addition, you should be aware that no rulings will be sought from the IRS with respect to any of the federal income tax consequences discussed in this prospectus supplement, and no assurance can be given that the IRS will not take contrary positions. Accordingly, you should consult your tax advisor to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the certificates. See "United States Taxation" in this prospectus supplement and "United States Federal Income Tax Consequences" in the attached prospectus.

YOUR CERTIFICATES MAY BE REDEEMED FOR LESS THAN THEIR CERTIFICATE PRINCIPAL BALANCE IF THE UNDERLYING SECURITIES ISSUER STOPS MAKING INFORMATION ABOUT ITS FINANCIAL CONDITION AND BUSINESS PUBLICLY AVAILABLE.

If the Underlying Securities Issuer stops making information about its financial condition and business publicly available, the trust will take actions intended to increase the likelihood that the Underlying Securities Issuer will be required to resume making this information available as described under "Description of the Certificates--Termination of Book-Entry Registration in Connection with Suspension of Securities Exchange Act Reporting by the Underlying Securities Issuer" below. However, if these steps are not effective and the holder of the call options does not exercise its call rights, 30 days after giving notice to the holders of the certificates, the trustee will liquidate the Underlying Securities, but you will not receive any distributions payable to you until after the payment of the early termination payment (if any is then payable) to the swap counterparty as described under "Description of the Certificates--The Certificates--Interest Distributions" and "--Principal Distribution" below. None of the depositor, the trustee, the swap counterparty or the underwriter can predict when such an early termination payment will be due, whether it will be payable by the trust or the swap

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counterparty, or what the amount of such early termination payment will be. In addition, the market value of the Underlying Securities may be adversely affected in the event of an SEC reporting failure. As a result, the amount of the proceeds received from the liquidation of the Underlying Securities (net of or including any early termination payment) may not be sufficient to repay the certificate principal balance on your certificates and any accrued and unpaid interest.

YOU MAY NOT RECOVER THE CERTIFICATE PRINCIPAL BALANCE OF YOUR CERTIFICATES IF THE TRUST LIQUIDATES THE UNDERLYING SECURITIES.

If an Underlying Securities payment default, an Underlying Securities bankruptcy default, an SEC reporting failure, a trust swap default or a trust regulatory event occurs and the holder of the call options does not exercise its call options, then the trust will liquidate the Underlying Securities and distribute the proceeds to the holders of the certificates. Your recovery in that event may be limited as follows:

- the market value of the Underlying Securities may be adversely affected by any Underlying Securities payment default, Underlying Securities bankruptcy default or SEC reporting failure;

- any distribution of funds will be subject to any early termination payment by the trust to the swap counterparty under the swap agreement in connection with any Underlying Securities payment default, Underlying Securities bankruptcy default, SEC reporting failure, trust swap default or trust regulatory event; and

- as a result of these factors, any funds to be distributed by the trust may be less than the certificate principal balance of your certificates.

THE TRUSTEE WILL NOT MANAGE THE UNDERLYING SECURITIES.

Except as described below, the trust will not dispose of any Underlying Securities, even if an event occurs that adversely affects the value of the Underlying Securities or that adversely affects the Underlying Securities Issuer. As provided in the trust agreement, the trust will dispose of the Underlying Securities only upon the occurrence of an Underlying Securities payment default, an Underlying Securities bankruptcy default, an SEC reporting failure, a trust swap default or a trust regulatory event.

The trustee must sell the Underlying Securities on behalf of the trust in the above-mentioned circumstances, even if adverse market conditions exist. The trustee has no discretion to do otherwise. If adverse market conditions do exist at the time of the trustee's sale of the Underlying Securities, you may incur greater losses than if the trust continued to hold the Underlying Securities.

AN AFFILIATE OF THE DEPOSITOR MAY RECOGNIZE A GAIN OR LOSS UPON SELLING THE UNDERLYING SECURITIES TO THE DEPOSITOR FOR DEPOSIT INTO THE TRUST.

UBS Securities LLC, an affiliate of the depositor, will purchase, in the secondary market, the Underlying Securities that will be deposited into the trust. UBS Securities LLC may make these purchases before deposit into the trust, or it may borrow securities for the deposit and subsequently purchase the securities to repay to the lenders the securities previously borrowed. In either event, the purchases of Underlying Securities may be made at various prices, and UBS Securities LLC may recognize a gain or loss on its purchases upon selling the Underlying Securities to the depositor for deposit into the trust. The price to the public of the trust certificates therefore may differ from the prevailing market price of a comparable principal amount of Underlying Securities on the issue date.

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RISK FACTORS
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THE TRUST OWES CERTAIN PAYMENTS TO THE DEPOSITOR.

On December 15, 2004, as payment of the balance of the purchase price for the Underlying Securities, the trustee will pay to the depositor the interest accrued on the Underlying Securities from and including August 18, 2004, to but excluding the closing date. In the event the trustee does not receive the interest accrued during that period from the Underlying Securities Issuer, the depositor will have a claim for such accrued distributions, and will share pro rata with the holders of the certificates to the extent of such claim on the proceeds from the recovery on the Underlying Securities. As a result, the portion of the proceeds which you may receive as a result of any pro rata distribution will be reduced.

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Formation of the Trust and Issuance of Certificates

The trust will be a common law trust formed under the laws of the State of New York pursuant to the trust agreement, to be dated as of the closing date, between the depositor and the trustee. Concurrently with the execution and delivery of the trust agreement, the depositor will assign and delegate its rights and obligations under the swap agreement and transfer and sell the Underlying Securities to the trust in exchange for the issuance of the certificates. The trustee, on behalf of the trust, will accept the Underlying Securities and the swap agreement and will deliver the certificates to the depositor.

The depositor will buy the Underlying Securities from UBS Securities LLC at their market price on the date of this prospectus supplement, which is above their face amount. However, the proceeds that the depositor will receive from the sale of the certificates to UBS Securities LLC, as underwriter, will be equal to the purchase price paid by investors after deducting the underwriter's compensation of $.7875 per certificate. The purchase price paid by investors for the certificates will be less than the purchase price of the Underlying Securities because the terms of the certificates differ from the terms of the Underlying Securities. Accordingly, the proceeds received by the depositor for the certificates will be less than the purchase price the depositor must pay for the Underlying Securities. However, the depositor will also receive the upfront payment under the swap agreement and the purchase price of the call options from UBS AG's London Branch, as the initial holder of the call options. In the aggregate, these proceeds will be sufficient to pay the full purchase price of the Underlying Securities. The depositor will sell the certificates to UBS Securities LLC for resale to investors. As a condition to its initial purchase of the certificates, UBS Securities LLC will grant to the depositor call options to purchase each of the certificates at a price equal to the outstanding certificate principal balance of the certificates purchased plus any accrued and unpaid interest on the certificates purchased. As a purchaser of the certificates, your ownership of the certificates will be subject to those call options.

After the call options are granted, the depositor will sell the call options to the swap counterparty through UBS Securities LLC, as agent. The depositor will purchase the Underlying Securities from UBS Securities LLC. The Underlying Securities will not be acquired from the Underlying Securities Issuer as part of any distribution by, or pursuant to any agreement with, the Underlying Securities Issuer. The Underlying Securities Issuer is not participating in this offering and will not receive any of the proceeds of the sale of the Underlying Securities to the depositor or the issuance of the certificates. UBS Securities LLC participated in the initial distribution of the Underlying Securities, but all the Underlying Securities sold by UBS Securities LLC to the depositor were acquired by UBS Securities LLC in arm's-length market transactions with unaffiliated third parties at least three months after the completion of the initial distribution.

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Description of the Underlying Securities

The Underlying Securities will consist solely of publicly tradable 6.450% Global Notes due June 15, 2034 issued by the Underlying Securities Issuer. The Underlying Securities were originally issued by the Underlying Securities Issuer, in an underwritten public offering of $750,000,000 aggregate principal amount of the 6.450% Global Notes due June 15, 2034, pursuant to a registration statement on Form S-3 filed by the Underlying Securities Issuer with the SEC under the Securities Act.

This prospectus supplement sets forth the material terms of the Underlying Securities and the Underlying Securities indenture, as described in the prospectus supplement, dated August 11, 2004, and the related prospectus, dated November 10, 2003, which we refer to together as the Underlying Securities Issuer prospectus, issued by the Underlying Securities Issuer in connection with the issuance of the Underlying Securities. This prospectus supplement does not provide detailed information about the Underlying Securities. This prospectus supplement relates only to the certificates offered by this prospectus supplement and is not an offering document for the Underlying Securities. The Underlying Securities Issuer is subject to the information reporting requirements of the Securities Exchange Act and files reports and other information with the SEC. All disclosure with respect to the Underlying Securities is derived from publicly available documents. See "--Available Information" below.

The depositor has not participated in the preparation of the Underlying Securities Issuer prospectus, the registration statement relating to the Underlying Securities, the Underlying Securities indenture or any related documents, or made any due diligence inquiry with respect to the information provided in these documents. UBS Securities LLC participated as an underwriter in the initial distribution of the Underlying Securities. No representation is made by the depositor or the underwriter as to the accuracy or completeness of the information contained in the Underlying Securities Issuer prospectus, the registration statement relating to the Underlying Securities or any other publicly available information relating to the Underlying Securities Issuer or the Underlying Securities. Neither the depositor nor the underwriter has verified the accuracy or completeness of these documents or reports. Events affecting the Underlying Securities or the Underlying Securities Issuer may have occurred that have not yet been publicly disclosed. This would affect the accuracy or completeness of the publicly available documents described above.

GENERAL DESCRIPTION OF THE UNDERLYING SECURITIES

The table below sets forth the payment terms of the Underlying Securities. The table is not complete and is subject to, and qualified in its entirety by reference to, the Underlying Securities Issuer prospectus.

Underlying Securities
Issuer.....................    SBC Communications Inc.

Underlying Securities......    6.450% Global Notes due June 15, 2034.

Issue date.................    August 18, 2004.

Currency...................    U.S. dollars.

Denominations..............    $2,000 and multiples of $1,000.

Aggregate principal amount
of 6.450% Global Notes due
  June 15, 2034 issued.....    $750,000,000.

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DESCRIPTION OF THE UNDERLYING SECURITIES
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Aggregate principal amount
of 6.450% Global Notes due
  June 15, 2034
  outstanding..............    $750,000,000.

Type of security...........    corporate debt security.

Common code................    019916090.

ISIN number................    US78387GAM50.

CUSIP number...............    78387GAM5.

Interest payment
frequency..................    semi-annual.

Stated interest rate.......    6.450% per annum.

Interest Payment dates.....    Interest on the Underlying Securities is payable
                               semi-annually in arrears on June 15 and December
                               15 of each year.

Mode of payment............    Fixed rate securities.

Priority...................    The Underlying Securities are unsecured and
                               unsubordinated obligations of the Underlying
                               Securities Issuer and rank equally with all of its other indebtedness issued under the Underlying Securities indenture. See also
                               "--Priority" below.

Rating*....................    A by Standard & Poor's.

Underlying Securities
trustee....................    The Bank of New York.
------------
(*) A rating of the Underlying Securities is not a recommendation to purchase, hold or sell those securities, inasmuch as the rating does not comment as to the market price of the securities or the suitability of the securities for a particular investor (such as the trust or the holder of a certificate). A rating may be reduced or withdrawn by the assigning rating organization at any time, and each rating should be evaluated independently of any other rating. Any reduction or withdrawal of the security rating with respect to the Underlying Securities would adversely affect the value of those securities and may cause a reduction or withdrawal of the rating of your certificates. See "Rating" below.

This description of the Underlying Securities is qualified in its entirety by, and should be read in conjunction with (i) the Underlying Securities Issuer prospectus and (ii) the registration statement relating to the Underlying Securities of which the Underlying Securities Issuer prospectus is a part.

INTEREST PAYMENTS

Interest accrues on the Underlying Securities at an annual rate of 6.450%, until the principal is paid or made available for payment. Interest at that rate is payable on the Underlying Securities semi-annually in arrears on June 15 and December 15 of each year. Interest on the Underlying Securities is calculated on the basis of a 360-day year consisting of twelve 30-day months.

PRINCIPAL PAYMENTS

The Underlying Securities are scheduled to mature on June 15, 2034, but principal payments due to the holders of the Underlying Securities may be paid earlier than that date if the Underlying Securities Issuer redeems the Underlying Securities before that date.

REDEMPTION

The Underlying Securities are redeemable, as a whole or in part, at the option of the Underlying Securities Issuer at any time, on at least 30 days', but not more than 60 days', prior notice mailed to

                                                                            S-25
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DESCRIPTION OF THE UNDERLYING SECURITIES
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the holders of the Underlying Securities to be redeemed, at a redemption price equal to the greater of (i) 100% of the principal amount of the Underlying Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments on the Underlying Securities discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the Treasury Rate plus 0.20% (20 basis points), plus, in each case, accrued and unpaid interest to the date of redemption on the principal amount of the Underlying Securities being redeemed.

"Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Underlying Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Underlying Securities.

"Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or
(ii) if the Underlying Securities trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

"Independent Investment Banker" means one of the Reference Treasury Dealers, appointed by the Underlying Securities trustee after consultation with the Underlying Securities Issuer.

"Reference Treasury Dealer" means each of Banc of America Securities LLC, Deutsche Bank Securities Inc. and Goldman, Sachs & Co., and their affiliates which are primary U.S. Government securities dealers, and their respective successors and, at the option of the Underlying Securities Issuer, other nationally recognized investment banking firms that are primary U.S. government securities dealers. If any of the foregoing or their affiliates shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Underlying Securities Issuer shall therefor substitute another Primary Treasury Dealer.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Underlying Securities trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Underlying Securities trustee at 3:30 p.m., New York City time, on the third business day preceding such redemption date.

"Remaining Scheduled Payments" means, with respect to each Underlying Security to be redeemed, the remaining scheduled payments of principal of and interest on the Underlying Security that would be due after the related redemption date, but for the redemption. If that redemption date is not an interest payment date with respect to an Underlying Security, the amount of the next succeeding scheduled interest payment on the Underlying Security will be reduced by the amount of interest accrued on the Underlying Security to the redemption date.

"Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolation (on a day count basis) of the interpolated Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

On and after the redemption date, interest will cease to accrue on the Underlying Securities or any portion of the Underlying Securities called for redemption, unless the Underlying Securities Issuer defaults in the payment of the redemption price and accrued interest. On or before the redemption date, the Underlying Securities Issuer will deposit with a paying agent or the Underlying Securities trustee money sufficient to pay the redemption price of and accrued interest on the Underlying Securities to be redeemed on that date.

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DESCRIPTION OF THE UNDERLYING SECURITIES
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In the case of any partial redemption, selection of the Underlying Securities for redemption will be made by the Underlying Securities trustee in compliance with the requirements of the Luxembourg Stock Exchange, by lot or such other method as the Underlying Securities trustee in its sole discretion deems to be fair and appropriate.

LIENS ON ASSETS

The Underlying Securities indenture does not restrict the Underlying Securities Issuer from pledging or otherwise encumbering any of its assets and those of its subsidiaries.

LIMITATION ON MERGER, CONSOLIDATION AND SALES OF ASSETS

The Underlying Securities Issuer is generally permitted to consolidate or merge with another company, to sell substantially all of its assets to another company or to buy substantially all of the assets of another company. However, the Underlying Securities Issuer may not take any of these actions unless all of the following conditions are met:

- In case the Underlying Securities Issuer merges out of existence or sells substantially all of its assets, the other company may not be organized under the laws of a foreign country. It must be a corporation organized under the laws of a State or the District of Colombia or under Federal law.

- The company the Underlying Securities Issuer merges into or sells substantially all of its assets to must agree to be legally responsible for its debt securities.

- The merger, sale of assets or other transaction must not cause a default on the Underlying Securities, and the Underlying Securities Issuer must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an Underlying Securities event of default (as defined under "--Underlying Securities Defaults" below) that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving the Underlying Securities Issuer notice or the Underlying Securities Issuer's default having to exist for a specific period of time were disregarded.

DEFEASANCE OF THE UNDERLYING SECURITIES ISSUER'S OBLIGATIONS

The Underlying Securities Issuer can discharge itself from any payments or other obligations on the Underlying Securities if the Underlying Securities Issuer makes a deposit for the holders of the Underlying Securities with the Underlying Securities trustee. The deposit must be held in trust for the benefit of the holders of the Underlying Securities and must be a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Underlying Securities on its due date.

If the Underlying Securities Issuer accomplished full discharge, as described above, the holders of the Underlying Securities will have to rely solely on the trust deposit for repayment of the Underlying Securities. The holders of the Underlying Securities could not look to the Underlying Securities Issuer for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of lenders and other creditors of the Underlying Securities Issuer if the Underlying Securities Issuer ever becomes bankrupt or insolvent.

PRIORITY

The Underlying Securities are unsecured and unsubordinated obligations of the Underlying Securities Issuer and rank equally with all of its other indebtedness issued under the Underlying Securities indenture.

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DESCRIPTION OF THE UNDERLYING SECURITIES
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UNDERLYING SECURITIES DEFAULTS

The following is a summary description of the events of default under the Underlying Securities (each, an "Underlying Securities event of default"):

- failure by the Underlying Securities Issuer to pay interest on an Underlying Security for 90 days after payment is due;

- failure by the Underlying Securities Issuer to pay principal on any Underlying Security when due at maturity or upon redemption;

- failure by the Underlying Securities Issuer to comply with the Underlying Securities, the Underlying Securities indenture or other agreements regarding the Underlying Securities or with a supplemental indenture, and after the Underlying Securities Issuer has been notified of the default by the Underlying Securities trustee or holders of 25% in principal amount of the Underlying Securities, the default is not cured within 90 days; and

- where the Underlying Securities Issuer files for bankruptcy, or other events in bankruptcy, insolvency and reorganization of the Underlying Securities Issuer occur.

If an event of default has occurred and has not been cured or waived, then the Underlying Securities trustee or the holders of at least 25% in principal amount of the Underlying Securities may declare the entire principal amount of and any accrued interest on all the Underlying Securities to be due and immediately payable. An acceleration of maturity may be cancelled by the holders of at least a majority in principal amount of the Underlying Securities, if all events of default have been cured or waived.

If an Underlying Securities event of default occurs, the Underlying Securities trustee will have some special duties. In that situation, the Underlying Securities trustee will be obligated to use those of its rights and powers under the Underlying Securities indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

The Underlying Securities trustee is not required to take any action under the Underlying Securities indenture at the request of any holders of the Underlying Securities unless the holders of the Underlying Securities offer the Underlying Securities trustee reasonable protection from expenses and liability. This is called an "indemnity." If the Underlying Securities trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of the Underlying Securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Underlying Securities trustee. These majority holders may also direct the Underlying Securities trustee in performing any other action under the Underlying Securities indenture.

Before the holders of the Underlying Securities bypass the Underlying Securities trustee and bring their own lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the Underlying Securities (except for the payment of the money due on their Underlying Securities on or after its due date), the following must occur:

- Such holder must give the Underlying Securities trustee written notice that an Underlying Securities event of default has occurred and remains uncured.

- The holders of 25% in principal amount of all outstanding Underlying Securities must make a written request that the Underlying Securities trustee take action because of the default, and must offer indemnity reasonably satisfactory to the Underlying Securities trustee against the cost and other liabilities of taking that action.

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DESCRIPTION OF THE UNDERLYING SECURITIES
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- The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

- During the sixty-day period, the holders of a majority in principal amount of the Underlying Securities do not give the Underlying Securities trustee a direction inconsistent with the request.

However, the holders of the Underlying Securities are entitled at any time to bring an individual lawsuit for the payment of the money due on their Underlying Securities on or after its due date.

FURTHER ISSUES

The Underlying Securities Issuer may from time to time, without notice to or the consent of the holders of the Underlying Securities, create and issue further notes ranking equally and ratably with the Underlying Securities in all respects, or in all respects except for the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those further notes. Any further notes will have the same terms as to status, redemption or otherwise as the Underlying Securities. Any further notes shall be issued pursuant to a resolution of the board of directors of the Underlying Securities Issuer, a supplement to the Underlying Securities indenture, or under an officers' certificate pursuant to the Underlying Securities indenture.

AVAILABLE INFORMATION

The Underlying Securities Issuer is subject to the information requirements of the Securities Exchange Act and files reports and other information with the SEC. You may read and copy any reports, statements and other information filed by the Underlying Securities Issuer with the SEC (a) over the internet at the SEC website at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the SEC; and (b) at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the material described above and other information will also be available from the office of the Underlying Securities Issuer identified in the Underlying Securities Issuer prospectus. You can also request copies of these documents upon payment of a copying fee, by writing to the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference facilities.

                                                                            S-29
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Yield on the Certificates

The yield that you receive on your certificates will be affected by a number of factors, including:

- the purchase price you pay for your certificates;

- the interest rate on the certificates, which will be equal to the greater of 3.25% and three-month USD LIBOR plus .65%, but will not exceed 8.00%;

- the performance of the Underlying Securities and whether the Underlying Securities Issuer defaults on the Underlying Securities;

- whether a Trust Termination Event occurs;

- the possibility that the swap agreement may terminate prior to its scheduled maturity date;

- whether an early termination payment is payable under the swap agreement; and

- whether the holder of the call options exercises its call options on your certificates.

The holder of the call options may exercise its call options to purchase all of your certificates (i) on or after December 15, 2009, (ii) at any time following the occurrence of an Underlying Securities payment default, an Underlying Securities bankruptcy default, an SEC reporting failure, a trust swap default or a trust regulatory event or (iii) at any time in connection with a tender offer for, a redemption or repurchase of or an unscheduled payment on the Underlying Securities.

In certain circumstances, the Underlying Securities Issuer is required to pay an amount on the Underlying Securities in excess of principal plus accrued interest, which would be distributed to the holders of the Underlying Securities. In addition, the market value of the Underlying Securities may increase or decrease to a value in excess of or under their face amounts. However, if the Underlying Securities Issuer pays an amount in excess of principal plus accrued interest or the market value of the Underlying Securities increases to a value in excess of their face amounts it is likely that the holder of the call options will exercise its right to purchase the certificates pursuant to the call options.

The price that the option holder must pay you to purchase your certificates will be equal to the outstanding certificate principal balance of the certificates purchased plus any accrued and unpaid interest on the certificates purchased. If the holder of the call options exercises its call options, you may receive less than the market value of the Underlying Securities evidenced by your certificates, and you will not receive any of the amount paid by the Underlying Securities Issuer (or paid by a third party in the case of a third party's successful tender offer) on the Underlying Securities. The holder of the call options will determine whether to exercise the call options solely on the basis of its own self interest, and you should expect it to exercise the call options when it is profitable to do so (that is, when the value of the interests in the Underlying Securities and the swap agreement evidenced by the certificates exceeds their call price). Exercising the call options will allow the option holder to obtain the value of the interests in the Underlying Securities and the swap agreement evidenced by the certificates in excess of the call price for itself, by taking such excess value away from the holders of the certificates. See "Maturity and Yield Considerations" in the attached prospectus.

If the certificates are redeemed or the call options are exercised prior to the scheduled final distribution date on the certificates, and at the time prevailing market interest rates are lower than the yield on your certificates, you may be unable to realize a comparable yield when you reinvest the funds that you receive from the prepayment or purchase of your certificates.

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Description of the Swap Agreement

GENERAL

On the date of this prospectus supplement, the depositor will enter into the swap agreement, which includes an ISDA Master Agreement, a schedule thereto and a confirmation thereunder, with the swap counterparty pursuant to which the depositor will agree to exchange interest payments paid by the Underlying Securities Issuer on the Underlying Securities for payments of the interest distribution amount from the swap counterparty that will be passed through to the holders of the certificates. The swap counterparty, under the swap agreement, will also agree to make a one time payment, in the amount of $2,811,250, to the depositor immediately upon the execution of the swap agreement. The depositor will retain the one time payment but, on the closing date, will assign all its other rights and obligations under the swap agreement to the trust. For purposes of this prospectus supplement, any description of the rights and obligations of the trust under the swap agreement assumes that the depositor has assigned the swap agreement to the trust.

Under the terms of the swap agreement, the swap counterparty will be obligated to pay to the trust on each distribution date, including the final distribution date, an amount equal to the related interest distribution amount. Correspondingly, the trust will be obligated to pay to the swap counterparty on each Underlying Securities payment date all interest payments received by the trust in respect of the Underlying Securities. Unless it is sooner terminated in accordance with its terms, the swap agreement is scheduled to terminate on June 15, 2034.

THE SWAP COUNTERPARTY

The London branch of UBS AG will act as the swap counterparty. The swap counterparty is also an affiliate of UBS Securities LLC which is acting as an underwriter.

AMOUNTS PAYABLE BY THE SWAP COUNTERPARTY

Under the swap agreement, the swap counterparty will be obligated to pay to the trust, (i) provided no swap agreement termination event has occurred, on each distribution date, including the final distribution date, an amount equal to the interest distribution amount for the immediately preceding interest accrual period and (ii) an amount equal to any early termination payment owed to the trust under the swap agreement (See "--Payments Upon Early Termination" below).

The "interest distribution amount" for each interest accrual period will be an amount obtained by multiplying (a) the swap notional amount and (b) the greater of (i) three-month USD LIBOR plus .65%, and (ii) 3.25%, but it shall not exceed 8.00% and (c) the actual number of days in the related interest accrual period divided by 360.

"three-month USD LIBOR" means, with respect to any LIBOR determination date, the London interbank offered rate for three-month (such period being referred to as the "index maturity"), United States dollar deposits, commencing on the second London banking day immediately following such LIBOR determination date (or, in the case of the first LIBOR determination date, the sixth London banking day immediately following such date), which appears on telerate page 3750 as of 11:00 A.M., London time, on such LIBOR determination date. If telerate page 3750 is unavailable at such time, LIBOR for the appropriate index maturity will be determined at approximately 11:00 A.M., London time, on such LIBOR determination date on the basis of the rate at which LIBOR having such index

                                                                            S-31
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DESCRIPTION OF THE SWAP AGREEMENT
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maturity is offered by four major banks selected by the calculation agent in the
London interbank market commencing on the second (or sixth) London banking day immediately following such LIBOR determination date. The calculation agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for such index maturity will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for a given index maturity for such LIBOR determination date will be the arithmetic mean of LIBOR quoted at approximately 11:00 A.M., New York City time, on such LIBOR determination date by three major banks in New York City selected by the calculation agent for LIBOR having such index maturity, commencing on the second (or sixth) London banking day immediately following such LIBOR determination date; provided, however, that if the banks selected as aforesaid by the calculation agent are not quoting as mentioned in this sentence, LIBOR for such index maturity will be LIBOR determined with respect to the interest accrual period immediately preceding the current distribution date.

"LIBOR determination date" means for the first interest accrual period, the sixth London banking day preceding the commencement of such interest accrual period. Thereafter, for each subsequent interest accrual period beginning on and after the first distribution date, the second London banking day preceding the commencement of such interest accrual period.

"London banking day" means, any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London.

"telerate page 3750" means the display on the Dow Jones Telerate Service on page 3750 (or any other page as may replace such page on that service for the purpose of displaying LIBOR).

The swap counterparty currently has a long-term debt rating of AA+ from Standard & Poor's.

AMOUNTS PAYABLE BY THE TRUST

The trust will be obligated to pay the swap counterparty (i) on each Underlying Securities payment date, an amount equal to the full stated amount of each interest payment scheduled to be paid in respect of the Underlying Securities on that payment date, whether or not actually paid by the Underlying Securities Issuer and whether or not any obligation to pay any such interest on the Underlying Securities has been waived by any party (other than any accrued and unpaid interest on the Underlying Securities from and including August 18, 2004, to but excluding the closing date) and (ii) an amount equal to any early termination payment owed to the swap counterparty under the swap agreement.

EVENTS OF DEFAULT AND TERMINATION EVENTS

The occurrence of any of the following constitutes an event of default or termination event under the swap agreement (each, a "swap agreement termination event") in respect of which the swap counterparty, on the one hand, or the trust, on the other hand, is a "defaulting party" or an "affected party":

     (i) the swap counterparty fails to make any payment under the swap agreement, and such failure is not remedied by the third business day after notice of such failure is given to it, in which case the swap counterparty is the defaulting party;

     (ii) if an Underlying Securities payment default or Underlying Securities bankruptcy default has not occurred and either the trust fails to make any payment under the swap agreement, and such failure is not remedied by the third business day after notice of such failure is given to it, or certain events of bankruptcy, insolvency or reorganization in respect of the trust occurs, in either case the trust is the defaulting party (either is a "trust swap default");

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DESCRIPTION OF THE SWAP AGREEMENT
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     (iii)  certain events of bankruptcy, insolvency or reorganization in respect of the swap counterparty, in which case the swap counterparty is the defaulting party;

     (iv) the occurrence of (x) an Underlying Securities event of default relating to the failure to pay any principal, interest or other amounts on the Underlying Securities when due, (y) any failure by the Underlying Securities Issuer to pay any redemption price of the Underlying Securities or any amount payable upon acceleration of the Underlying Securities when due, or (z) any shortfall in the payments on the Underlying Securities when due following a defeasance of the Underlying Securities Issuer's obligations on the Underlying Securities (as described under "Description of the Underlying Securities--Defeasance of the Underlying Securities Issuer's Obligations") (either (x), (y) or (z) is an "Underlying Securities payment default"), and in the case of (x), (y) or (z), the trust is the affected party;

     (v) the occurrence of an Underlying Securities event of default relating to a bankruptcy, insolvency or reorganization of the Underlying Securities Issuer (an "Underlying Securities bankruptcy default"), in which case the trust is the affected party;

     (vi) as a result of certain legislative, regulatory or judicial action, it becomes unlawful for the swap counterparty to comply with any material provision of the swap agreement, including any payment obligation, in which case the swap counterparty is the affected party;

     (vii) as a result of certain legislative, regulatory or judicial action, it becomes unlawful for the trust to comply with any material provision of the swap agreement, including any payment obligation, in which case the trust is the affected party (a "trust regulatory event");

     (viii) the occurrence of an SEC reporting failure, in which case the trust is the affected party;

     (ix) a redemption or repurchase of or an unscheduled payment on, or the exercise by the option holder of its call options upon a tender offer for, 100% of the Underlying Securities prior to the final distribution date, in which case the trust is the affected party;

     (x) the occurrence of a swap counterparty reporting failure, in which case the swap counterparty is the defaulting party; or

     (xi) the occurrence of an S&P trigger event, in which case the swap counterparty is the defaulting party.

The swap agreement termination events specified in paragraphs (ii), (iv), (v),
(vii), (viii) and (ix) above are each also a "Trust Termination Event." The trustee will distribute any proceeds received upon the occurrence of a Trust Termination Event in the manner described under "Description of the Certificates--The Certificates--Interest Distributions" and "--Principal Distribution" below. The swap agreement termination events specified in paragraphs (i), (iii), (vi), (x) and (xi) above are not Trust Termination Events.

So long as the swap agreement has not been terminated, the notional amount of the swap agreement (the "swap notional amount") will at all times equal the principal amount of the Underlying Securities held by the trust. Following a redemption or repurchase of or an unscheduled payment on the Underlying Securities, the swap notional amount will be reduced. Following an exercise by the option holder of its call options, pursuant to a tender offer for the Underlying Securities, with respect to less than all of the certificates outstanding, the swap notional amount will be reduced in proportion to the number of certificates subject to such exercise of call options.

A "partial swap termination event" will occur in connection with a redemption or repurchase of or an unscheduled payment on less than all of the Underlying Securities prior to the final distribution date.

                                                                           S-33
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DESCRIPTION OF THE SWAP AGREEMENT
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In this case, the trust is the affected party, and the swap agreement will terminate only with respect to the Underlying Securities redeemed, repurchased or repaid.

EARLY TERMINATION DATE

If a swap agreement termination event occurs in which the swap counterparty is the defaulting party or the only affected party, the trustee shall designate as an early termination date the earliest date following the trustee's receipt of actual knowledge thereof on which the swap agreement can practicably be terminated (an "early termination date").

Except as provided in the preceding paragraph, the swap counterparty will be responsible for designating an early termination date upon the occurrence of a swap agreement termination event or a partial swap termination event; provided, however, that the early termination date designated will be (i) the seventh business day following the occurrence of an Underlying Securities payment default, an Underlying Securities bankruptcy default, an SEC reporting failure, a trust swap default or a trust regulatory event and (ii) the date on which the redemption, repurchase or repayment is effected following the occurrence of a redemption or repurchase of or an unscheduled payment on the Underlying Securities.

Although the swap counterparty will generally make its determination as to whether a swap agreement termination event or partial swap termination event has occurred on the basis of all information available to it and designate an early termination date as soon as reasonably practicable after receiving information that would support a determination that a swap agreement termination event or partial swap termination event has occurred, there may be circumstances in which, due to uncertainties regarding such information, questions of interpretation, the exercise of judgment by the swap counterparty or other reasons, a determination regarding the occurrence of a swap agreement termination event or partial swap termination event is delayed. The swap counterparty and its affiliates shall not have any liability to the holders of the certificates or any other person as a result of any such delay.

PAYMENTS UPON EARLY TERMINATION

Following a swap agreement termination event, general market practices would usually provide for an early termination payment to be payable from one party to the other party. This means that upon a swap agreement termination event, either the swap counterparty would make an early termination payment to the trust or the trust, by liquidating some or all of the Underlying Securities, would make an early termination payment to the swap counterparty. However, the trust and the swap counterparty will not follow these procedures in certain circumstances. Instead, the trust has agreed with the swap counterparty that following a swap agreement termination event that is not a Trust Termination Event, (i) there will be no early termination payment payable by either party to the swap agreement, (ii) the obligations of the swap counterparty and the trust under the swap agreement will terminate and (iii) distributions will be made to the holders of the certificates on a fixed rate semi-annual basis on the distribution dates in June and December of each year. Accordingly, on each distribution date in June and December, the holders of the certificates will receive a pro rata share of any interest payments received by the trust in respect of the Underlying Securities, which will cause the yield on the certificates to be based on the 6.450% fixed annual rate payable on the Underlying Securities, instead of the floating rate interest distribution amount payable prior to such swap agreement termination event.

However, an early termination payment will be payable, either by the swap counterparty to the trust or by the trust to the swap counterparty, if the termination of the swap agreement is a result of a Trust Termination Event or a partial swap termination event. In these instances, the obligations of the

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DESCRIPTION OF THE SWAP AGREEMENT
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swap counterparty and the trust under the swap agreement will terminate, the
Underlying Securities will be liquidated and the proceeds distributed to the holders of the certificates. The early termination payment payable by the trust to the swap counterparty (if any is then payable) will be deducted from the proceeds payable to the holders of the certificates. If any early termination payment is payable by the swap counterparty to the trust the amount of such payment will be added to the proceeds payable to the holders of the certificates. Payments upon early termination of the swap agreement will be determined as described in the second paragraph below.

If the holder of the call options exercises its call options and the termination of the swap agreement is a result of a Trust Termination Event or a partial swap termination event, an early termination payment will also be payable, either by the swap counterparty to the trust or by the trust to the swap counterparty. In addition, the obligations of the swap counterparty and the trust under the swap agreement will terminate and the Underlying Securities will be liquidated or redeemed and the proceeds distributed to the option holder. In the event an early termination payment is payable and the Underlying Securities are liquidated or redeemed as a result of an event described in this paragraph, the early termination payment payable by the trust to the swap counterparty (if any is then payable) will be deducted from the proceeds payable to the option holder. If any early termination payment is payable by the swap counterparty to the trust the amount of such payment will be added to the proceeds payable to the option holder. Payments upon early termination of the swap agreement will be determined as described in the next paragraph. In connection with any such exercise of the call options, then regardless of any early termination payment required by either party under the swap agreement, the holders of the certificates will be entitled to receive, from the option holder, an amount equal to the certificate principal balance of the certificates purchased by the option holder plus any accrued and unpaid interest on those certificates.

The amount payable upon an early termination of the swap agreement (the "early termination payment") will be based on an average of market quotations obtained by the swap counterparty from leading swap dealers of the highest credit standing (or if fewer than three quotes are received, based on the actual loss or gain resulting from such early termination). If an early termination payment results from the events set forth in the two paragraphs immediately above, the swap counterparty will determine a market quotation, and an amount will be payable equal to (a) the market quotation and any unpaid amounts owed to the swap counterparty less (b) any unpaid amounts owed to the trust. If that amount is a positive number, the trust will pay that amount to the swap counterparty; if it is a negative number, the swap counterparty will pay the absolute value of that amount to the trust.

"market quotation" means, as to the swap counterparty, the termination amount based on quotations from leading dealers, in accordance with the swap agreement.

"termination amount" means the amount, if any, that the swap counterparty would pay (expressed as a positive number) or receive (expressed as a negative number) in consideration of an agreement that would have the effect of preserving the economic equivalent of the amounts that would have been paid by the trust and the swap counterparty pursuant to the swap agreement after the early termination date, determined as if the swap agreement had not been terminated, in whole or in part, early.

ASSIGNMENT OF RIGHTS

Except as described under "--Replacement of Swap Counterparty" below, under the terms of the trust agreement, the trustee may consent to any transfer or assignment by the swap counterparty of its rights under the swap agreement, so long as Standard & Poor's shall have given its prior written confirmation that such transfer or assignment will not result in a reduction or withdrawal of the then current rating of the certificates. The trustee shall not be permitted to transfer or assign its rights under the swap agreement without the prior consent of the swap counterparty.

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AMENDMENT OF THE SWAP AGREEMENT

The swap agreement may not be amended without the prior written consent of the swap counterparty, holders of 66 2/3% of the then outstanding certificates and without prior written confirmation from Standard & Poor's that such amendment will not result in a reduction or withdrawal of the then current rating of the certificates; provided, however, that each of the swap counterparty and the trustee may amend the swap agreement without the prior written consent of holders of the certificates to cure any ambiguity in, or to correct or supplement any provision of the swap agreement which may be inconsistent with any other provision of the swap agreement, or to otherwise cure any defect in the swap agreement, provided that any such amendment does not materially adversely affect the interest of the holders of the certificates and that Standard & Poor's will have given its prior written confirmation that such amendment will not result in a reduction or withdrawal of the then current rating of the certificates; provided further, however, that notwithstanding anything to the contrary, no amendment may alter the timing or amount of any payment on the swap agreement without the prior consent of 100% of the holders of the certificates and without giving Standard & Poor's prior written notice of any such amendment.

REPLACEMENT OF SWAP COUNTERPARTY

Pursuant to the terms of the swap agreement, if the short-term senior unsecured debt rating of the swap counterparty is lowered below A-1 by Standard & Poor's at any time following the closing date, then the swap counterparty, in a commercially reasonable manner, will seek, without the consent of the holders of the certificates, to assign its rights and obligations under the swap agreement to a replacement swap counterparty rated at least A-1 by Standard & Poor's so long as Standard & Poor's shall have given its prior written confirmation of the rating of the certificates as a result of such assignment. All costs and expenses in connection with such assignment will be paid by the swap counterparty. If a replacement swap counterparty is not designated within 30 days of the date the swap counterparty's short-term senior unsecured debt rating is downgraded below A-1, then the swap counterparty will be obligated to pledge and assign, and maintain for the remaining life of the swap agreement, to the trustee collateral (in the form of cash or U.S. Treasury issued securities) equal to the replacement value of the swap. If the swap counterparty fails to find a replacement swap counterparty and to post any required collateral pursuant to the previous sentence (an "S&P trigger event"), the swap counterparty will be in default under the swap agreement. See "--Events of Default and Termination Events" above. There can be no assurance that the failure to find a replacement swap counterparty or to post any required collateral will not result in a lowering in the ratings of the certificates.

If the swap counterparty suspends or terminates its reporting under the Securities Exchange Act, then the swap counterparty will, without the consent of the holders of the certificates, assign its rights and obligations under the swap agreement to a replacement swap counterparty that is reporting under the Securities Exchange Act so long as Standard & Poor's shall have given its prior written confirmation of the rating of the certificates as a result of such assignment. If the swap counterparty suspends or terminates its reporting under the Securities Exchange Act and is unable to find a replacement swap counterparty within 30 days, pursuant to the previous sentence (a "swap counterparty reporting failure"), the swap counterparty will be in default under the swap agreement. See "--Events of Default and Termination Events" above. There can be no assurance that the replacement swap counterparty or the failure to find a replacement swap counterparty will not result in a lowering in the rating of the certificates.

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Description of the Certificates

The trust will issue one class of Series 2004-102 collared floating rate callable certificates. The certificates will be denominated, and distributions with respect to them will be payable in U.S. dollars, their specified currency. The certificates will represent, in the aggregate, the entire undivided beneficial ownership interest in the assets of the trust.

All references to "holders" of certificates in this prospectus supplement refer to the persons in whose name those certificates are registered on the books maintained by the trustee for that purpose, unless otherwise specified.

THE CERTIFICATES

CERTIFICATE PRINCIPAL BALANCE

Each certificate will have an initial certificate principal balance of $25.00. The aggregate initial certificate principal balance of all the certificates will be $32,500,000. The certificate principal balance of a certificate is the amount that the trustee will distribute to the holder of the certificate out of the assets of the trust (to the extent sufficient) as a distribution allocable to principal on the final distribution date or as a result of (i) a redemption or repurchase of or an unscheduled payment on some or all of the Underlying Securities or (ii) any liquidation of the Underlying Securities as a result of an Underlying Securities payment default, an Underlying Securities bankruptcy default, an SEC reporting failure, a trust swap default or a trust regulatory event.

INTEREST DISTRIBUTIONS

The interest accrual period for each distribution date will be (i) with respect to the first distribution date, the period from and including the closing date to but excluding the first distribution date and (ii) thereafter, with respect to each distribution date, the period from and including the preceding distribution date to but excluding such current distribution date. Assuming that the Underlying Securities Issuer and swap counterparty pay all amounts they owe to the trust when due, since three-month USD LIBOR as of December 7, 2004 (2.45%) plus .65% is less than 3.25%, for the first interest accrual period, from and including the closing date to but excluding the first distribution date, interest will be payable at the rate of 3.25% per annum. Thereafter, interest will be reset quarterly and will be payable on each distribution date at a floating rate, not to exceed 8.00% per annum, equal to the greater of (i) three-month USD LIBOR plus .65% and (ii) 3.25%. Following any occurrence of a swap agreement termination event that is not a Trust Termination Event, interest will be payable semi-annually out of the interest payments received by the trust with respect to the Underlying Securities, which bear interest at a fixed rate equal to 6.450% per annum.

Distributions allocable to interest will be made on the certificates on each distribution date. The distribution dates on the certificates will be quarterly on the fifteenth day of March, June, September and December, or if any such date is not a business day, then the next succeeding business day, commencing March 15, 2005. The distributions made on the certificates on each distribution date will be made to the person in whose name the certificate is registered on the related record date, which will be the day immediately prior to the distribution date, whether or not a business day. Assuming that the Underlying Securities Issuer and swap counterparty pay all amounts they owe to the trust when due, the amount of interest the holders of the certificates will receive on each distribution date will be an interest distribution amount equal to the product of (x) the then outstanding certificate principal balance, (y) the interest rate for the related interest accrual period and (z) the actual number of days in such interest accrual period divided by 360. Following any occurrence of a swap agreement termination event that is not a Trust Termination Event, distributions will be made on the distribution

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dates in June and December. The last scheduled distribution date, which we refer to as the final distribution date, will be June 15, 2034.

Except as described in this prospectus supplement, collections received by the trustee from the swap counterparty or from the Underlying Securities Issuer and deposited from time to time into an account established by the trust, which we refer to as the certificate account, will be applied by the trustee on each applicable distribution date, solely to the extent of available interest funds on such distribution date to the holders of the certificates. If the trustee has not received any amounts of available interest funds on or prior to the related distribution date, such amounts shall be applied as described above promptly upon receipt of such amounts. No interest or other amounts will be paid as a result of any such delay.

A "business day" is any day other than (a) a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to be closed for business, or (b) a day that is not a business day for purposes of the Underlying Securities.

"available interest funds" means, for any distribution date, the sum of (i) all amounts received from the swap counterparty pursuant to the swap agreement during the preceding interest accrual period and (ii) any amounts with respect to interest on the Underlying Securities that are actually received by the trust pursuant to the Underlying Securities indenture on such distribution date and not required to be paid to the swap counterparty pursuant to the swap agreement.

PRINCIPAL DISTRIBUTION

The trustee will distribute, upon maturity of the Underlying Securities on the final distribution date from available principal funds to the holders of the certificates, pro rata, the then outstanding certificate principal balance to the extent of available principal funds plus, to the extent not paid out of the available interest funds on such date, any accrued and unpaid interest due thereon to the extent of available principal funds.

"available principal funds" means all amounts with respect to principal on the Underlying Securities on the final distribution date or any other date. If available principal funds on the final distribution date are less than the amounts owing by the Underlying Securities Issuer with respect to principal on the Underlying Securities, an early termination of the swap agreement and a Trust Termination Event will occur as a result of an Underlying Securities payment default.

If the Underlying Securities are liquidated prior to the final distribution date as a result of a Trust Termination Event or a partial swap termination event, the trustee will, from the liquidation proceeds or payment received by the trustee, (i) pay to the swap counterparty first, an amount equal to any early termination payment payable by the trust to the swap counterparty (if any is then payable) and (ii) thereafter, distribute any remainder to the holders of the certificates, pro rata. If any early termination payment is payable by the swap counterparty to the trust, this payment will be added to the proceeds distributable to the holders of the certificates.

If, however, the holder of the call option exercises its call options in connection with any of these events, then the holders of the certificates will be entitled to receive the call option price for their certificates from the holder of the call options. Accordingly, after the delivery of the call option price to the holders and the certificates to the option holder, the trustee will, from the liquidation proceeds or payment received by the trustee (i) pay to the swap counterparty first, an amount equal to any early termination payment payable by the trust to the swap counterparty (if any is then payable) and (ii) thereafter, distribute any remainder to the option holder. If any early termination payment is payable by the swap counterparty to the trust, this payment will be added to the proceeds payable to the option holder. In connection with any such exercise of the call options, the holders of the certificates will be entitled to receive, from the option holder, an amount equal to the certificate

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principal balance of the certificates purchased by the option holder, plus any accrued and unpaid interest on those certificates; they will not receive any other amounts, including any early termination payment under the swap.

Any funds received by the trustee in respect of the Underlying Securities (i) that do not constitute principal of, or interest on, the Underlying Securities,
(ii) that are not received in connection with a redemption, prepayment or liquidation of the Underlying Securities and (iii) for which allocation by the trustee is not otherwise contemplated, will be remitted by the trustee to the holders of the certificates.

FORM OF CERTIFICATES; BOOK-ENTRY ISSUANCE

The certificates will be issued in fully registered form in denominations of $25.00 and multiples of $25.00.

The certificates will initially be represented by one or more global certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company, which we refer to as DTC. No beneficial owner of any of these certificates will be entitled to receive a certificate representing that person's interest, except as set forth under "--Definitive Certificates" below. Unless and until definitive certificates are issued under the circumstances described below, DTC will be the only holder of the certificates and all references to actions by holders with respect to any certificates will refer to actions taken by DTC upon instructions from its participants. See "--Definitive Certificates" below and "Description of the Certificates--Global Securities; Holdings in Street Name" in the attached prospectus.

DEFINITIVE CERTIFICATES

Definitive certificates will be issued to you or your nominee, rather than to DTC or its nominee, only if (i) DTC or the depositor advises the trustee that DTC is no longer willing or able to continue as depositary with respect to the certificates and the depositor does not appoint a qualified successor within 90 days, or (ii) if the Underlying Securities Issuer or its successor entity ceases to file Securities Exchange Act reports as described under "--Termination of Book-Entry Registration in Connection with Suspension of Securities Exchange Act Reporting by the Underlying Securities Issuer" below.

Upon the occurrence of either event described in the preceding paragraph, the trustee is required to notify (a) all DTC participants with interests in the certificates of the availability of definitive certificates through DTC and (b) in the case of an event described in clause (ii) of the preceding paragraph, DTC, of the occurrence of any such event and of the trustee's intention to make definitive certificates available. Upon surrender by DTC of the global certificates registered in the name of the nominee of DTC and receipt of instructions for re-registration, the trustee will reissue the certificates as definitive certificates in the respective certificate principal balances specified by DTC, and thereafter the trustee will recognize the registered holders of the definitive certificates as holders of certificates under the trust agreement. See "Description of the Certificates--Global Securities; Holdings in Street Name" in the attached prospectus.

TRADING

The depositor intends to apply to list the certificates on the New York Stock Exchange. If the application is approved, trading of the certificates on the New York Stock Exchange is expected to commence within 30 days after the initial delivery of the certificates. Listing or quotation of the certificates on the New York Stock Exchange will not ensure that a liquid trading market will be available for the certificates.

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The certificates are expected to trade flat. This means that any accrued and unpaid interest on the certificates will be reflected in the trading price, and purchasers will not pay and sellers will not receive any accrued and unpaid interest on the certificates not included in the trading price.

THE CALL OPTIONS

As a condition to its initial purchase of the certificates, UBS Securities LLC will grant to the depositor call options to purchase each of the certificates, and as a purchaser of the certificates, your ownership of the certificates will be subject to those call options. After the call options are granted, the depositor will in turn sell the call options, for the aggregate price of $162,500, to the swap counterparty through UBS Securities LLC, as agent.

The option holder may exercise the call options to purchase your certificates
(i) on or after December 15, 2009, (ii) at any time, whether before or after December 15, 2009, following the occurrence of an Underlying Securities payment default, an Underlying Securities bankruptcy default, an SEC reporting failure, a trust swap default or a trust regulatory event or (iii) at any time in connection with a tender offer for, a redemption or repurchase of or an unscheduled payment on the Underlying Securities.

U.S. Bank Trust National Association will execute a call option agreement with the depositor and UBS Securities LLC pursuant to which UBS Securities LLC will grant the call options to the depositor, and will act as your option agent with respect to the call options.

The price that the option holder must pay the holders of the certificates to purchase their certificates will be equal to the outstanding certificate principal balance of the certificates purchased plus any accrued and unpaid interest on the certificates purchased.

Each purchaser of a certificate following the initial sale of the certificates will be deemed, by its purchase of such certificate, to have agreed to assume the obligations of its transferor under the related call option and to appoint the option agent as its agent to act on its behalf in relation to the related call option, and the certificate will bear a legend to that effect.

The holder of the call options may exercise the call options only if:

- it exercises the call options with respect to all of the certificates outstanding, except that if it exercises the call options as a result of any tender offer for, a redemption or repurchase of or an unscheduled payment on less than all of the Underlying Securities, it may exercise the call options with respect to only the corresponding number of certificates; and

- it gives the trustee and the option agent at least 15 calendar days' notice and not more than 60 calendar days' notice of exercise. However, the holder of the call options must give notice of its intention to exercise its call options in connection with (i) an Underlying Securities payment default, an Underlying Securities bankruptcy default, an SEC reporting failure, a trust swap default or a trust regulatory event, within three business days of receiving notice of these events or (ii) a tender offer for, a redemption or repurchase of or an unscheduled payment on the Underlying Securities, no later than seven business days prior to the expiration of the tender offer acceptance period or the redemption, repurchase or payment date, as the case may be.

If the holder of the call options exercises its call options, the option agent will remit the call price it receives from the option holder to the trustee for payment to the holders of the called certificates. The trustee will transfer your called certificates from you to the option holder without your taking any action. If you are holding your certificates in definitive physical form, your called certificates will be transferred without your taking any further action, but you will not receive the purchase price for your certificates until you deliver your called certificates to the trustee.

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If the call options are exercised with respect to less than all the certificates, the certificates to be purchased will be selected as a pro rata portion of the certificates held by each certificate holder, except that purchases of a fraction of a single certificate will not be made, and the trustee may round up or down to avoid such fractional purchases.

If the option holder exercises its call options with respect to any certificates as a result of any tender offer for the Underlying Securities (whether by the Underlying Securities Issuer or any third party), then the trustee must tender, in compliance with the tender offer requirements for the Underlying Securities, a principal amount of Underlying Securities equal to the aggregate certificate principal balance of certificates in relation to which a notice of exercise of the related call options has been given. If fewer than all the Underlying Securities tendered by the trust are accepted for payment and paid for under the tender offer, then the number of call options deemed exercised will be reduced so that the certificate principal balance of the certificates subject to such exercised call options corresponds to the principal amount of Underlying Securities tendered by the trust that are accepted for payment and paid for, and the call options deemed not exercised will remain outstanding. In addition, if the tender offer is terminated by the Underlying Securities Issuer or any other person making the tender offer before any Underlying Securities are accepted for payment and paid for, or if all tenders by the trust of Underlying Securities are rejected, then the notice of the exercise of the call options will be of no further force and effect, and any call options for which notice of exercise was given will be deemed not exercised and will remain outstanding. The trustee will pay the difference between the tender offer proceeds (after first deducting any early termination payment payable by the trust to the swap counterparty or adding any early termination payment payable by the swap counterparty to the trust) and the call price to the option holder.

Unless the exercise of the call options was made in connection with a tender offer, if the option holder has not paid the purchase price to the option agent by 10:00 a.m. (New York City time) on the date specified for settlement in the notice of exercise, the option holder's notice of exercise will automatically expire. If the exercise of the call options was made in connection with a tender offer and the trustee has not received payment of the tender price from the Underlying Securities Issuer (or another purchaser of the Underlying Securities in a tender offer, if applicable) under the exercised call options (or with respect to the portion of the call options deemed exercised, if less than all Underlying Securities tendered by the trustee are purchased in the tender offer) in immediately available funds, no later than 10:00 a.m. (New York City time) on the later of (i) the date specified for settlement in the notice of exercise, or
(ii) the earlier to occur of the date immediately following the date on which the tender offer is consummated or the date on which it expires unconsummated, the option holder's notice of exercise will automatically expire. In each case, upon the expiration of the option holder's notice of exercise, none of the option holder, the option agent or the trustee will have an obligation with respect of the notice of exercise, and the expiration of the notice to exercise will in no way affect the option holder's right to deliver a notice to exercise at a later date.

The holder of the call options will have the right to assign its rights under the call options in accordance with its terms to any person other than the depositor.

TRUST TERMINATION EVENTS

Following the occurrence of an Underlying Securities payment default, an Underlying Securities bankruptcy default, an SEC reporting failure, a trust swap default or a trust regulatory event, 30 days after giving notice to the holders of the certificates, the trustee, using commercially reasonable efforts, will liquidate the Underlying Securities in a manner determined by the trustee and distribute the proceeds in the manner described in "--The Certificates--Interest Distributions" and "--Principal Distribution" above.

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TERMINATION OF BOOK-ENTRY REGISTRATION IN CONNECTION WITH SUSPENSION OF
SECURITIES EXCHANGE ACT REPORTING BY THE UNDERLYING SECURITIES ISSUER

If the Underlying Securities Issuer ceases to have a class of securities listed on a national securities exchange or held of record by 300 or more holders, it could elect to suspend its reporting requirements under the Securities Exchange Act. In that event, the Underlying Securities Issuer will no longer be required to make available under the Securities Exchange Act the public information referred to above under "Description of the Underlying Securities--Available Information." If this happens, then, unless the trust has earlier suspended its own Securities Exchange Act reporting requirements, the certificates will be removed from the DTC book-entry system, and definitive certificates representing the certificates will be issued to the beneficial owners of the certificates. In addition, the trustee will notify the Underlying Securities Issuer that the Underlying Securities are held pursuant to the trust agreement and that the holders of the certificates constitute record holders of the Underlying Securities. The issuance of definitive certificates is intended to increase the likelihood that there will then be more than 300 holders of record of the Underlying Securities, requiring the Underlying Securities Issuer to resume filing Securities Exchange Act reports, in light of Rule 12g5-1(b)(1) under the Securities Exchange Act, which requires an issuer of underlying securities with actual knowledge that those underlying securities are held pursuant to a trust agreement to treat holders of record of certificates issued by the trust as holders of record of the underlying securities. There is, however, no certainty that the issuance of definitive certificates will cause there to be more than 300 holders of record of the Underlying Securities.

SEC REPORTING FAILURE

If (i) the Underlying Securities Issuer has suspended its reporting under the Securities Exchange Act at a time when the Securities Exchange Act reporting requirements applicable to the trust have not been suspended or terminated, and either (x) the suspension of Securities Exchange Act reporting by the Underlying Securities Issuer continues for a period of at least one year, or (y) the Underlying Securities Issuer announces or takes measures that demonstrate in connection with such suspension or at any time thereafter, that it will no longer be a reporting company under the Securities Exchange Act; (ii) the certificates have been removed from the DTC book-entry system; (iii) definitive certificates representing the certificates have been issued to the beneficial owners of the certificates; and (iv) the Underlying Securities Issuer has not resumed filing Securities Exchange Act reports within 60 days of such issuance (an "SEC reporting failure") and the holder of the call options does not elect to exercise its call rights, 30 days after giving notice to the holders of the certificates, the trustee, using commercially reasonable efforts, will liquidate the Underlying Securities in a manner determined by the trustee and distribute the proceeds in the manner described above under "--The Certificates--Interest Distributions" and "--Principal Distribution."

TENDER OFFERS, REDEMPTIONS, REPURCHASES OR UNSCHEDULED PAYMENTS

As described above under "Description of the Underlying Securities--Redemption," the Underlying Securities Issuer has the right to redeem the Underlying Securities at any time, and may make tender offers for, repurchases of or other unscheduled payments on the Underlying Securities. A third party may also make a tender offer for the Underlying Securities. If the Underlying Securities Issuer redeems or makes an unscheduled payment on some or all of the Underlying Securities, then a corresponding portion of the certificates will be redeemed. Where there is a partial redemption or repayment of less than all of the Underlying Securities, the certificates will be selected for redemption pro rata based on the certificate principal balance of such certificates held by each certificate holder, except that no fractional repurchases of certificates will be made. Assuming the Underlying Securities Issuer makes payments when due, on the third business day after the trustee receives the proceeds of any full or partial redemption or repayment of the Underlying Securities, the proceeds will be distributed in the

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manner described under "--The Certificates--Interest Distributions" and
"--Principal Distribution" above.

If the Underlying Securities Issuer (or a third party, in the case of a tender offer) announces its intention to tender for or repurchase the Underlying Securities, the trustee will be required not to accept any such tender offer or repurchase offer, except in connection with the exercise of the call options, as set forth above under "--The Call Options." If the option holder does not call the certificates, then the trustee will be required to not accept the tender offer or repurchase offer, and neither the holders of the certificates nor the option holder will receive any proceeds from such tender offer or repurchase.

OTHER UNDERLYING SECURITIES EVENTS OF DEFAULT

If there is an Underlying Securities event of default (other than an Underlying Securities payment default or an Underlying Securities bankruptcy default) and amounts due in respect of principal on the Underlying Securities are accelerated, the trustee will distribute any payments or property received by the trustee after the acceleration of the Underlying Securities to the holders of the certificates, after paying any obligations of the trust, on the third business day after the trustee receives them, as described under "Description of the Trust Agreement--Distributions Upon Other Underlying Securities Events of Default" below. If the amounts due in respect of principal on the Underlying Securities are accelerated and repaid in full, that repayment will be treated as a redemption of the Underlying Securities (as described above under "Description of the Underlying Securities--Redemption"). If the amounts due in respect of principal on the Underlying Securities are accelerated and not repaid in full it will be treated as an Underlying Securities payment default (as described above under "Description of the Swap Agreement--Events of Default and Termination Events").

VOTING RIGHTS

At all times, the outstanding certificates will bear all of the voting rights applicable to all the certificates. In the circumstances described under "Description of the Trust Agreement--Voting of the Underlying Securities; Modification of the Underlying Securities Indenture," the option holder must also consent to decisions made by holders of the certificates. Each certificate of $25.00 in certificate principal balance will bear one vote. The holders of the certificates have no right to waive compliance by the depositor or the trustee with any restrictive provision of the trust agreement or to waive any default under the trust agreement.

A certificate will be considered "outstanding" so long as it is held by any person other than (and is not pledged to) the depositor, the trustee (in its individual capacity) or any of their respective affiliates.

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Description of the Trust Agreement

GENERAL

The certificates will be issued pursuant to the trust agreement, to be dated as of the closing date, between the depositor and U.S. Bank Trust National Association, as trustee and option agent. A form of the trust agreement is filed as an exhibit to the registration statement of which the attached prospectus forms a part. A current report on Form 8-K containing a copy of the trust agreement as executed will be filed by the trustee with the SEC following the closing date. The assets of the trust created under the trust agreement will consist of:

- the Underlying Securities (exclusive of interest accrued from and including August 18, 2004, to but excluding the closing date, which will be paid to the depositor);

- all payments on or collections in respect of the Underlying Securities due on and after the closing date (subject to the trust's obligations to the swap counterparty under the swap agreement);

- the rights of the trust under the swap agreement (subject to the trust's obligations to the swap counterparty under the swap agreement); and

- any other proceeds of the Underlying Securities or the swap agreement.

You should refer to the attached prospectus for additional important information regarding the trust, the trust agreement and the certificates. The material terms of the trust agreement are summarized below and in the attached prospectus. These summaries are not complete and are subject to the detailed provisions contained in the trust agreement. You should refer to the form of trust agreement in order to obtain a full understanding of its provisions.

CERTAIN PAYMENTS TO THE DEPOSITOR

The right to receive any interest accrued on the Underlying Securities from and including August 18, 2004, to but excluding the closing date will be retained by the depositor and will not be transferred to the trust with the Underlying Securities. On December 15, 2004, the trustee will pay the interest accrued during that period to the depositor to the extent the trustee receives it from the Underlying Securities Issuer.

THE TRUSTEE

U.S. Bank Trust National Association, a national banking association, will act as trustee of the trust and as option agent. The trustee's corporate trust offices are located at 100 Wall Street, New York, New York 10005 and its telephone number is 212-361-2500.

The trust agreement will provide that the trustee and its directors, officers, employees and agents will be indemnified by the depositor as described in the attached prospectus under "Description of the Trust Agreement--Matters Regarding the Trustee." However, the depositor is not required to reimburse any expense or indemnify the trustee against any loss, liability or expense that is incurred by the trustee through the trustee's own negligent action, the trustee's own negligent failure to act or willful misconduct, or bad faith in the performance of the trustee's duties under the trust agreement.

Except as described under "--Defaults and Other Events" below, the trustee's fees and expenses will all be paid by the depositor. Failure by the depositor to pay, reimburse or indemnify the trustee will not entitle the trustee to any payment, reimbursement or indemnification from the trust. Except as described under "--Defaults and Other Events" below, any unpaid, unreimbursed or unindemnified amounts will not be borne by the trust and will not constitute a claim against the trust.

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DEFAULTS AND OTHER EVENTS

If there is an Underlying Securities payment default, an Underlying Securities bankruptcy default, an SEC reporting failure, a trust swap default, a trust regulatory event or any other Underlying Securities event of default, the trustee will give notice to the holders of the certificates, the option agent and the swap counterparty within two business days after the trustee has actual knowledge of the default or event. The notice will identify the Underlying Securities, and will set forth (i) the date and nature of the default or event,
(ii) the amount of the interest, principal or redemption price in default, if such default is an Underlying Securities payment default, and (iii) any other information that the trustee may deem appropriate. Similarly, if the trustee receives any announcement, proposal or notice of a tender offer for, a redemption or repurchase of or an unscheduled payment on some or all of the Underlying Securities, the trustee will deliver a copy of that document to the holders of the certificates, the option agent and the swap counterparty within two business days of its receipt. The trustee will also give notice, within 30 days after the occurrence of any other swap agreement termination event or swap agreement event of default to the holders of the certificates and the option agent within two business days of receiving actual knowledge of that event. The option agent will send a copy of any such notice to the option holder on the same day it receives the notice from the trustee.

If there is an Underlying Securities payment default or an Underlying Securities bankruptcy default, then pending the liquidation of the Underlying Securities (as described under "--Method of Liquidation" below) the trustee has agreed to proceed against the Underlying Securities Issuer on behalf of the holders of the certificates to enforce the Underlying Securities or otherwise to protect the interests of the holders of the certificates (including, in the trustee's discretion, voting to accelerate the Underlying Securities). Under the trust agreement, the trustee will be entitled to recover its reasonable expenses of proceeding against the Underlying Securities Issuer out of the proceeds of trust assets. In addition, the trustee is entitled to indemnification for so proceeding under the indemnity granted to the trustee by the depositor in the trust agreement.

If there is an Underlying Securities event of default other than an Underlying Securities payment default or an Underlying Securities bankruptcy default, the trustee may proceed against the Underlying Securities Issuer on behalf of the holders of the certificates. However, only with the approval of the holders representing 66 2/3% of the voting rights of the outstanding certificates will
(i) the trustee be entitled to recover its reasonable expenses of proceeding against the Underlying Securities Issuer out of the proceeds of trust assets,
(ii) the trustee vote the Underlying Securities in favor of directing, or take other action as may be appropriate to direct, the Underlying Securities trustee to accelerate the Underlying Securities by declaring the unpaid principal amount of the Underlying Securities and any accrued and unpaid interest on the Underlying Securities to be due and payable, or (iii) the holders of the certificates be entitled to direct the trustee in any such proceeding, subject to the trustee's receipt of satisfactory indemnity, including instructing the trustee to stop proceeding against the Underlying Securities Issuer and, using commercially reasonable efforts, sell the Underlying Securities instead, in a manner determined by the trustee. If the trustee does not receive the approval of 66 2/3% of the voting rights of the outstanding certificates, it will take no action with respect to any such default.

METHOD OF LIQUIDATION

If a Trust Termination Event occurs, the trustee, using commercially reasonable efforts, will liquidate the Underlying Securities, within 30 days of giving the notice described above under "--Defaults and Other Events", in a manner determined by the trustee. The trustee will distribute the proceeds of the liquidation not later than three business days after receiving them in the manner described in "Description of the Certificates--The Certificates--Interest Distributions" and "--Principal Distribution."

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DISTRIBUTIONS UPON OTHER UNDERLYING SECURITIES EVENTS OF DEFAULT

If following an Underlying Securities event of default other than an Underlying Securities payment default or an Underlying Securities bankruptcy default, the trustee receives any money or other property in respect of the Underlying Securities, or actual notice that money or other property will be received, the trustee will promptly give notice to the holders of the certificates that are then outstanding and unpaid, and to the option agent and the swap counterparty. With respect to money received or to be received by the trustee, the notice will state that, not later than three business days after the receipt of the money, the trustee will allocate and distribute the money to the holders of the certificates, pro rata by certificate principal balance (after deducting any related costs incurred by the trustee). Any property other than cash received in respect of the Underlying Securities will be distributed in kind, except that property will be liquidated by the trustee, and the proceeds distributed in cash, to the extent necessary to avoid distribution of fractional securities or other fractional property to the holders of the certificates. Any property other than cash received in respect of the Underlying Securities by the trust will not be distributed until the trust is liquidated.

The trustee will make distributions of money or other property, pursuant to the previous paragraph, after payment of any payment obligations of the trust, including any early termination payment payable by the trust to the swap counterparty.

LIMITATION ON RIGHTS OF ACTION

A holder of a certificate will have the right to institute a proceeding against the Underlying Securities Issuer with respect to the Underlying Securities only if:

- the holder previously has given to the trustee written notice of a continuing breach of the Underlying Securities;

- the holder or holders of certificates evidencing not less than 25% of the outstanding certificates have requested in writing that the trustee institute the proceeding in its own name as trustee;

- the trustee has for 15 days not instituted the proceeding; and

- no direction inconsistent with the written request has been given to the trustee during the 15-day period by the holders of certificates evidencing a majority of the outstanding certificates.

The trustee will not be required to take any action unless the holder or holders of certificates have offered the trustee reasonable indemnity for its costs, expenses and liabilities.

VOTING OF THE UNDERLYING SECURITIES; MODIFICATION OF THE UNDERLYING SECURITIES INDENTURE

Except as described below, other than after the occurrence and during the continuation of a default, the trustee has agreed not to consent to any amendment, modification or supplement to the Underlying Securities, or any solicitation for any other action.

If the trustee receives a request from DTC, the Underlying Securities trustee or the Underlying Securities Issuer for its consent to any amendment, modification or waiver of the Underlying Securities, the Underlying Securities indenture or any other documents relating to the Underlying Securities, or receives any other solicitation for any action with respect to the Underlying Securities, the trustee will mail notice of the proposed amendment, modification, waiver or solicitation to the holder of the call options on the certificates, the swap counterparty and each certificate holder. The trustee will request instructions from the holders of the certificates as to whether or not to consent to or vote to accept the amendment, modification, waiver, or solicitation, and will vote a principal amount of the Underlying

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Securities equal to the certificate principal balance whose holders have given the trustee instructions to vote in accordance with the instructions given by those holders ("pass-through voting").

Notwithstanding anything to the contrary in this prospectus supplement, the trustee will at no time vote or consent to any matter:

- unless the vote or consent would not, based on an opinion of counsel, adversely affect the intended classification of the trust as a grantor trust for federal income tax purposes;

- that would amend the Underlying Securities indenture or the Underlying Securities to alter the timing or amount of any payment on the Underlying Securities, except at the direction of the holders of all the outstanding certificates and the holder of all the call options on the certificates; or

- that would result in the exchange or substitution of any of the outstanding Underlying Securities pursuant to a plan for the refunding or refinancing of such Underlying Securities, except at the direction of the holders of all the outstanding certificates and the holder of all the call options on the certificates.

If an offer is made by the Underlying Securities Issuer to issue new obligations in exchange and substitution for any of the Underlying Securities, pursuant to a plan for the refunding or refinancing of the Underlying Securities, or any other offer is made for the Underlying Securities, the trustee will notify the holders of the certificates, the option agent and the swap counterparty and must reject the offer unless directed to accept it by holders of 100% of the outstanding certificates, the holder of all the call options and the swap counterparty, in which case the trustee will accept the offer, but only if the trustee has received an opinion of counsel to the effect that any such exchange will not (i) adversely affect the intended classification of the trust as a grantor trust for federal income tax purposes, or (ii) result in a deemed exchange of the Underlying Securities or the certificates for federal income tax purposes.

                                                                           S-47
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United States Taxation

This section describes the material United States federal income tax consequences of owning the certificates and is the opinion of Sullivan & Cromwell LLP, special tax counsel to the depositor and the trust. It assumes that the description of the tax treatment of the Underlying Securities in the section entitled "United States Tax Considerations" of the Underlying Securities prospectus is correct and accurate. It applies to you only if you are a United States holder (as defined below) and you hold your certificates as capital assets for United States federal income tax purposes. This section does not apply to you if you are a member of a class that is subject to special rules, such as:

- dealers in securities or currencies,

- traders in securities that elect to use a mark-to-market method of accounting for their securities holdings,

- banks,

- life insurance companies,

- tax-exempt organizations,

- persons that own certificates that are a hedge or that are hedged against interest rate risks,

- persons that own certificates as part of a straddle or conversion transaction for tax purposes, or

- persons whose functional currency for tax purposes is not the United States dollar.

For purposes of the discussion below, you are a United States holder if you are a beneficial owner of a certificate and you are:

- a citizen or resident of the United States,

- a domestic corporation,

- an estate whose income is subject to United States federal income tax regardless of its source, or

- a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

This section is based on the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

Please consult your own tax advisor concerning the consequences of owning these certificates in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

CLASSIFICATION OF THE TRUST

In the opinion of Sullivan & Cromwell LLP, special tax counsel to the depositor and the trust, the trust will be classified as a grantor trust and not as an association or a publicly traded partnership that is taxable as a corporation for United States federal income tax purposes. Accordingly, the trust will not be subject to United States federal income tax, and a certificate holder will be treated for United States federal income tax purposes as if it owned directly its ratable share of the assets held by the trust.

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CLASSIFICATION OF THE CERTIFICATES

Your ownership of a certificate represents (i) a ratable share of the Underlying Securities held by the trust that are allocable to your certificate, (ii) a ratable share of the trust's position under the swap agreement that is allocable to your certificate and (iii) an obligation under the call option under which you may be required to sell your certificates to the holder of the call option. Accordingly, you should be considered to have purchased your ratable interest in the Underlying Securities for an amount equal to (i) the cost of your certificate plus (ii) the absolute amount, if any, of your ratable share of the negative value of the trust's position under the swap agreement at the time that you purchase the certificate plus (iii) the fair market value of the call option at the time that you purchase the certificate minus (iv) the positive value, if any, of your ratable share of the trust's position under the swap agreement at the time that you purchase the certificate. Correspondingly, upon your purchase of a certificate, (i) you should be deemed to have received a payment from the seller of the certificate in an amount equal to the sum of (a) the fair market value of the call option at the time that you purchase the certificate plus (b) the absolute amount, if any, of your ratable share of the negative value of the trust's position under the swap agreement at the time that you purchase the certificate and (ii) you should be deemed to have made a payment to the seller of the certificate in an amount equal to the positive value, if any, of your ratable share of the trust's position under the swap agreement at the time that you purchase the certificate. However, as discussed below under "--Initial Certificate Holders," an initial holder of certificates will be required to integrate its ratable share of the Underlying Securities, the trust's position under the swap agreement and the initial holder's position under the call options, thereby creating a single synthetic debt instrument for United States federal income tax purposes.

INITIAL CERTIFICATE HOLDERS

The following section applies to you if you are an initial holder of certificates. The trustee will make an election under Treasury Regulation
Section 1.1275-6 (an "integration election") to integrate your ratable share of the Underlying Securities held by the trust and your ratable share of the trust's position under the swap agreement, thereby creating a single synthetic debt instrument for United States federal income tax purposes. Furthermore, the terms of your certificates require you to make an integration election that would integrate your position under the call option with the synthetic debt instrument created pursuant to the integration election made by the trustee under the preceding sentence. In order to make an integration election with respect to your certificates, you should retain in your books and records certain information with respect to the integration election that will be sent to you along with the confirmation of your purchase of the certificates.

Assuming an integration election is properly made with respect to your certificates, you will be subject to the following United States federal income tax consequences. First, your ratable share of the Underlying Securities, your ratable share of the trust's position under the swap agreement and your position under the call options will not be accounted for on a separate basis but rather will be treated as a single synthetic debt instrument with payments equal to the scheduled payments with respect to your certificates. Second, the synthetic debt instrument represented by your certificates will be treated as issued with original issue discount. Consequently, you will be required to accrue the stated interest payments with respect to your certificates even if you are otherwise subject to the cash basis method of accounting for United States federal income tax purposes. Third, you will not be subject to the "straddle rules" described below under "United States Taxation--Secondary Certificate Holders--Secondary Certificate Holders That Do Not Make an Integration Election--Sale of Certificates" with respect to your certificates, and thus your holding period in your certificates will not be suspended in the manner described below. Fourth, you will not be subject to the amortizable bond premium and market discount rules described below under "United States Taxation--Secondary Certificate Holders--

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Secondary Certificate Holders That Do Not Make an Integration Election--Tax
Treatment of Ratable Share of Underlying Securities" with respect to your ratable share of the Underlying Securities even if the amount that you are deemed to have paid for your ratable share of the Underlying Securities (determined in the manner described above under "--Classification of the Certificates") differs from the principal amount attributable to such Underlying Securities.

Your tax basis in your certificates will generally be the amount you paid for your certificates plus any accrued but unpaid interest with respect to your certificates. You will generally recognize gain or loss on the sale or retirement of your certificates in an amount equal to the difference between the amount you realize on the sale or retirement and your tax basis in your certificates. Except to the extent attributable to accrued but unpaid interest, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if you hold your certificates for more than one year. Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 15% where the property is held more than one year.

If the swap agreement is terminated other than in connection with a Trust Termination Event as described above under "Description of the Swap Agreement--Events of Default and Termination Events," you will be treated as having disposed of the synthetic debt instrument that is represented by your certificates. Accordingly, you will recognize gain or loss upon such termination in an amount equal to the difference between your basis in the certificates and the fair market value of your certificates on the date of the termination. Furthermore, you would not be permitted to continue to treat your ratable share of the Underlying Securities and your position under the call options as an integrated transaction even if you make a new integration election with respect to your certificates. Accordingly, you would be subject to the rules described below under "United States Taxation--Secondary Certificate Holders--Secondary Certificate Holders That Do Not Make an Integration Election" with respect to your certificates for all periods after the termination of the swap agreement.

SECONDARY CERTIFICATE HOLDERS

SECONDARY CERTIFICATE HOLDERS THAT MAKE AN INTEGRATION ELECTION

The following section applies to you if you purchase your certificates in the secondary market and you make an integration election with respect to your certificates. The trustee will not make an integration election with respect to secondary purchasers of certificates. Accordingly, in order to make an integration election with respect to your certificates, you would be required to enter and retain as part of your books and records as of the date of your purchase of the certificates (i) the date that you purchased the certificates,
(ii) a description of the call options, your ratable share of the cash flow with respect to the Underlying Securities and your ratable share of the trust's position under the swap agreement and (iii) a summary of the cash flows and accruals resulting from treating your ratable share of the Underlying Securities, your ratable share of the trust's position under the swap agreement and your position under the call option as a single synthetic debt instrument.

If you make an integration election with respect to your certificates, you will be treated in the same manner as described above in "United States Taxation--Initial Certificate Holders," except that the amount of original issue discount that you will be required to accrue over the term of your certificates will equal the excess of all of the scheduled interest and principal payments under your certificates over the adjusted issue price of the synthetic debt instrument that is represented by your certificates. The adjusted issue price of the synthetic debt instrument that is represented by your certificates will equal (i) the principal amount of your certificates plus (ii) the amount, if any, that you are deemed to have paid in connection with your assumption of your ratable share of the trust's position under the swap agreement (determined in the manner described above under "United States Taxation--Classification of the Certificates") minus (iii) the amount, if any, that you are deemed to have received

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in connection with your assumption of your position under the call options and your assumption of your ratable share of the trust's position under the swap agreement (determined in the manner described above under "United States Taxation--Classification of the Certificates"). If the amount that you paid for your certificates exceeds the adjusted issue price of the synthetic debt instrument that is represented by your certificates, such excess will be treated as acquisition premium which will reduce the amount of original issue discount that you would otherwise recognize over the term of your certificates.

If the adjusted issue price of the synthetic debt instrument that is represented by your certificates exceeds your purchase price for your certificates by more than a de minimis amount, you will be treated as having purchased such instrument with market discount. Consequently, you would be required to treat any gain you recognize on the maturity or disposition of your certificates as ordinary income to the extent of the accrued market discount on your certificates. Alternatively, you may elect to include your portion of such market discount in income currently over the life of your certificates. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you are subject to the market discount rules with respect to your certificates, you will generally be required to defer deductions for interest on borrowings allocable to your certificates in an amount not exceeding the accrued market discount with respect to your certificates until the maturity or disposition of your certificates. You will accrue market discount with respect to your certificates on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to your certificates and you may not revoke it.

SECONDARY CERTIFICATE HOLDERS THAT DO NOT MAKE AN INTEGRATION ELECTION

The following section applies to you if you purchase your certificates in the secondary market and you do not make an integration election with respect to your certificates.

Allocation of Purchase Price. If you purchase your certificates in the secondary market and you do not make an integration election with respect to your certificates, you will be required to allocate your purchase price between
(i) the amount that you are deemed to have paid for your ratable share of the Underlying Securities held by the trust, (ii) the amount that you are deemed to have received or paid in connection with your assumption of your ratable share of the trust's position under the swap agreement and (iii) the amount that you are deemed to have received in connection with your assumption of your position under the call options, in each case determined in the manner described above under "United States Taxation--Classification of the Certificates."

Tax Treatment of Ratable Share of Underlying Securities. You will include your ratable share of the stated interest payments on the Underlying Securities in income at the time that it is received or accrued depending on your method of accounting for United States federal income tax purposes. If the principal amount of your ratable share of the Underlying Securities held by the trust exceeds the amount that you are deemed to have paid for such Underlying Securities by more than a de minimis amount, then you will be treated as having purchased your ratable share of the Underlying Securities held by the trust with market discount. If you are so treated, you must treat any gain you recognize with respect to the Underlying Securities upon the maturity or disposition of your certificates as ordinary income to the extent of the accrued market discount on your ratable share of the Underlying Securities. Alternatively, you may elect to include your portion of such market discount in income currently over the life of your certificates. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you are subject to the market discount rules with respect to your ratable share of

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the Underlying Securities, you will generally be required to defer deductions for interest on borrowings allocable to your certificates in an amount not exceeding the accrued market discount with respect to your ratable share of the Underlying Securities until the maturity or disposition of your certificates. You will accrue market discount with respect to your ratable share of the Underlying Securities on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to your certificates and you may not revoke it.

If the amount that you are deemed to have paid for your ratable share of the Underlying Securities held by the trust exceeds the principal amount of such securities, you may elect to treat the excess as amortizable bond premium with respect to such Underlying Securities. If you make this election, you will reduce the amount that you are required to include in income in each year with respect to your ratable share of the Underlying Securities held by the trust by the amount of amortizable bond premium allocable to that year, based on the yield to maturity of the Underlying Securities. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excluded from net income, that you hold at the beginning of the first taxable year to which the election applies or thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service.

Tax Treatment of Ratable Share of Swap Agreement. The swap agreement will be treated as a notional principal contract for United States federal income tax purposes. Under the rules governing notional principal contracts, you will be required to include ordinary income or loss in each year in an amount equal to your ratable share of the difference between the trust's accrued payments and accrued receipts under the swap agreement that are attributable to such year. Any net losses that you recognize under the preceding sentence will be treated as "miscellaneous itemized deductions." Accordingly, if you are an individual, you will not be able to deduct any such losses in a taxable year to the extent that your "miscellaneous itemized deductions" in such year do not exceed 2% of your adjusted gross income in such year. In addition, you will be required to amortize over the term of your certificates (under one of two methods that are set forth in Treasury Regulations governing the taxation of notional principal contracts) any amount that you are deemed to have paid or received in connection with your assumption your ratable share of the trust's position under the swap agreement (determined in the manner described above under "--Allocation of Purchase Price").

Tax Treatment of Option. You will not be required to include any amount in income upon your purchase of your certificates in respect of the option premium that you are deemed to have received at such time as described above under "United States Taxation--Classification of the Certificates." Instead, you will take such premium into account when the call options lapse or are exercised or, if earlier, when you dispose of your certificates.

More specifically, you will include the option premium that you are deemed to have received in income as short-term capital gain if the call option lapses. If the call option is exercised, you will treat an amount equal to the option premium as additional amounts realized in respect of your sale of the certificates. If you sell or otherwise dispose of your certificates (other than pursuant to the exercise of the call option), you will recognize short-term capital gain or loss in an amount equal to the difference between the amount of option premium that you are deemed to have received upon your purchase of the certificates and the amount that you are deemed to pay to the purchaser of the certificates (determined under the rules discussed above under "United States Taxation--Classification of the Certificates") to be relieved from your position under the call option.

Sale of Certificates. If you sell your certificates, you will be required to allocate the purchase price between your ratable share of the Underlying Securities held by the trust, your ratable share of the trust's position under the swap agreement and your position under the call options in the manner described above under "United States Taxation--Classification of the Securities." If you sell your

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certificates pursuant to an exercise of the call options, you will be treated as having received a purchase price equal to the exercise price of the option plus the option premium that you are deemed to have received in connection with your assumption of your position under the call options (determined in the manner described above under "United States Taxation--Classification of the Certificates").

You will recognize gain or loss for United States federal income tax purposes with respect to your ratable share of the Underlying Securities held by the trust in an amount equal to the difference between your basis in your ratable share of the Underlying Securities held by the trust and the amount that the purchaser of your certificates is deemed to have paid for your ratable share of the Underlying Securities held by the trust. Your basis in your ratable share of the Underlying Securities held by the trust will equal the portion of the amount that you paid for your certificates that is allocable to such Underlying Securities (determined in the manner described above under "--Allocation of Purchase Price") plus any market discount that you previously included in income with respect to the Underlying Securities minus any bond premium that you amortized with respect to the Underlying Securities in the manner described above under "--Tax Treatment of Ratable Share of Underlying Securities." Except to the extent attributable to accrued but unpaid interest or accrued market discount, any gain or loss that you recognize in respect of your sale of your ratable share of the Underlying Securities held by the trust will generally be capital gain or loss.

You will also recognize gain or loss in an amount equal to the difference between (i) the amount that you are deemed to have received from, or paid to, the purchaser of your certificates in respect of the purchaser's assumption of your ratable share of the trust's position under the swap agreement and (ii) the amount that you are deemed to have paid or received upon your purchase of your certificates in respect of your assumption of your ratable share of the trust's position under the swap agreement less the portion of such amount that has been amortized in the manner described above under "--Tax Treatment of Ratable Share of Swap Agreement."

In addition, you will recognize gain or loss upon a sale of your certificates other than upon an exercise of the call options in an amount equal to the difference between the amount of option premium that you are deemed to have received upon your purchase of the certificates and the amount that you are deemed to pay to the purchaser of the certificates (determined under the rules discussed above under "United States Taxation--Classification of the Certificates") to be relieved from your position under the call options.

Your ratable share of the Securities, your ratable share of the trust's position under the swap agreement and your position under the call options will likely constitute positions in a straddle for United States federal income tax purposes. If your certificates are so treated, your holding period in your certificates would likely be suspended, in which case any capital gain or loss that you recognize upon the sale or maturity of your certificates would be short-term capital gain or loss. Furthermore, if the straddle rules apply to your certificates, you would be required to capitalize, rather than deduct, a portion of any interest and carrying charges that are allocable to your certificates.

BACKUP WITHHOLDING AND INFORMATION REPORTING

The trust and other payors are required to report to the Internal Revenue Service the interest accruals and payments with respect to your certificates, unless you qualify for an exemption from such reporting. In addition, certain payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your certificates before maturity within the United States. Additionally, backup withholding will apply to any payments if you fail to provide an accurate taxpayer identification number or if you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

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ERISA Considerations

The Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code impose various requirements on "employee benefit plans" (as defined in section 3(3) of ERISA), "plans" (as defined in section 4975 of the Internal Revenue Code) (each, a "plan") and on persons that are fiduciaries with respect to plans in connection with the investment of the assets of a plan. For purposes of this discussion, plans may include individual retirement accounts and annuities, Keogh plans and separate accounts and collective investment funds, including, as applicable, insurance company general accounts, in which other plans are invested.

Governmental plans and, if they have not made an election under section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the certificates without regard to the considerations described below in this "ERISA Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in section 503 of the Internal Revenue Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a plan, including investment prudence and diversification and compliance with the investing plan's governing documents. Section 406 of ERISA and section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of a plan and a "party in interest" (as defined in section 3(14) of ERISA) or a "disqualified person" (as defined in section 4975(e)(2) of the Internal Revenue Code) with respect to that plan, unless a statutory or administrative exemption exists. Parties in interest or disqualified persons that participate in a prohibited transaction may be subject to an excise tax imposed under section 4975 of the Internal Revenue Code or a penalty imposed under section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected plan for any losses realized by that plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATION

A plan's investment in the certificates may cause the underlying assets of the trust to be deemed assets of that plan. Section 2510.3-101 of the Department of Labor regulations (the "Plan Asset Regulation") provides that when a plan acquires an equity interest in an entity, the assets of that plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless the equity interest is a "publicly offered security" or another exception applies. For purposes of the Plan Asset Regulation, a "publicly offered security" is a security that is (i) freely transferable, (ii) part of a class of securities that is "widely held" (meaning generally that the class is initially owned by 100 or more investors independent of the issuer and of one another) and (iii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act or part of a class of securities that is registered under the Securities Exchange Act within 120 days, or such later time as may be allowed by the SEC, after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Although no assurance can be given in this regard, we expect that the certificates will be treated as publicly offered securities under the foregoing conditions and, therefore, that the assets of the trust should not be considered plan assets of any plan purchasing the certificates. Accordingly, the certificates may be purchased by plans.

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If the assets included in the trust are plan assets, then any party exercising management or discretionary control regarding those assets, such as the trustee, or affiliates of any of these parties, may be deemed to be a fiduciary with respect to the investing plan and subject to the fiduciary responsibility provisions of ERISA. If the assets included in the trust are plan assets, then the operation of the trust may involve prohibited transactions under ERISA or the Internal Revenue Code.

Even if the assets of the trust are not considered plan assets, the acquisition or holding of certificates by or on behalf of a plan, or the exercise of the call option with respect to certificates held by or on behalf of a plan, could give rise to a prohibited transaction if the depositor, the underwriter, the trustee or any related sub-servicer, tax administrator or manager, or one of their affiliates, is or becomes a party in interest or disqualified person with respect to an investing plan. Plans maintained or contributed to by the depositor, underwriter, trustee, and the Underlying Securities trustee, or any of their affiliates, should not acquire or hold any certificate.

If you are the fiduciary of a plan, you should consult your counsel before purchasing any certificates.

PROHIBITED TRANSACTION EXEMPTIONS

If you are a plan fiduciary, then, in connection with your decision of whether to purchase any of the certificates on behalf of a plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the Department of Labor:

     - Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving plans and broker-dealers, reporting dealers and banks;

     - Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and parties in interest or disqualified persons;

     - Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and parties in interest or disqualified persons;

     - Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a plan by a "qualified professional asset manager;"

     - Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and parties in interest or disqualified persons; and

     - Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of a plan by an "in-house asset manager."

We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a plan in any class of certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment.

INSURANCE COMPANY GENERAL ACCOUNTS

Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not plan assets. A Department of Labor regulation issued under section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a plan on or before December 31, 1998, which general account assets are plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be plan assets.

ERISA CONSIDERATIONS
--------------------------------------------------------------------------------

Any assets of an insurance company general account which support insurance policies issued to a plan after December 31, 1998, or issued to a plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under section 401(c) of ERISA, may be treated as plan assets. In addition, because section 401(c) of ERISA and the regulation issued under section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as plan assets, invested in the separate account. If you are an insurance company contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

If you are a fiduciary for a plan and you intend to purchase certificates on behalf of or with assets of that plan, you should consider your general fiduciary obligations under ERISA and consult with your legal counsel as to the potential applicability of ERISA and the Internal Revenue Code to that investment and the availability of any prohibited transaction exemption in connection with that investment.

By acquiring and holding a certificate, a plan will be deemed to have represented and warranted to the depositor, the trustee, and the underwriter that the acquisition and holding of a certificate, and the exercise of the call option with respect to the certificate, does not involve a non-exempt prohibited transaction with respect to the plan, including with respect to the activities of the trust.

--------------------------------------------------------------------------------

Supplemental Plan of Distribution

Subject to the terms and conditions set forth in the underwriting agreement, dated December 7, 2004, which we refer to as the underwriting agreement, the depositor has agreed to sell and UBS Securities LLC, an affiliate of the depositor, which we refer to as the underwriter, has agreed to purchase, all the certificates from the depositor at a price equal to $24.2125 per certificate. The underwriter will also grant to the depositor the call options on the certificates as further consideration for the certificates.

The underwriter has agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all the certificates if any of the certificates are purchased.

The depositor has been advised by the underwriter that it proposes initially to offer the certificates to the public at the public offering price of $25.00, and to certain dealers at such price less a concession not in excess of $.50 per certificate. The underwriter may allow and such dealers may reallow a concession not in excess of $.45. After the initial public offering, the public offering price and the concessions may be changed. The underwriter and any dealers that participate with the underwriter in the distribution of certificates may also be deemed to be an underwriter, and any profit on the resale of certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act.

The depositor intends to apply to list the certificates on the New York Stock Exchange. If the application is approved, trading of the certificates on the New York Stock Exchange is expected to commence within 30 days after the initial delivery of the certificates.

The underwriting agreement provides that the depositor will indemnify the underwriter against specified liabilities, including liabilities under the Securities Act, or will contribute to any payments the underwriter may be required to make in respect of such liabilities. In the future, UBS Securities LLC or one or more of its affiliates may repurchase and resell the offered certificates in secondary market transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. However, neither UBS Securities LLC nor any other affiliate of the depositor is obligated to make a secondary market in the certificates, or to continue secondary market activities once started. No assurance can be given as to the liquidity or trading market for the certificates. For more information about the plan of distribution, see "Plan of Distribution" in the attached prospectus. In connection with this offering, the underwriter or securities dealers may distribute prospectuses electronically.

Rating

It is a condition to the issuance of the certificates that the certificates are assigned a rating of at least A by Standard & Poor's. As of the date of this prospectus supplement, the Underlying Securities are rated A by Standard & Poor's. The rating addresses the likelihood of the receipt by the holders of the certificates of payments of interest distributions at the stated rate and of the certificate principal balance on the final distribution, and is based primarily on the credit quality of the Underlying Securities. The rating on the certificates does not, however, constitute a statement regarding the likelihood of the occurrence or frequency of redemptions or prepayments on, the trust assets, the probability that call options will be exercised, the corresponding effect of those events on the yield to investors, or any other events which may affect the value of the certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating. We cannot assure you that the rating will not be lowered or

RATING
--------------------------------------------------------------------------------

withdrawn entirely by Standard & Poor's in the future, which may adversely affect the value of your certificates.

The depositor has requested a rating on the certificates from Standard & Poor's. However, there can be no assurance as to whether any other rating agency will rate the certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the certificates by Standard & Poor's.

Validity of the Certificates

The validity of the certificates offered by this prospectus supplement and the accompanying prospectus and their federal income tax status have been passed upon for the depositor by Sullivan & Cromwell LLP, New York, New York. Sullivan & Cromwell LLP regularly provides legal services to UBS Securities LLC and UBS AG.

--------------------------------------------------------------------------------

Index of Defined Terms

The following is an index of defined terms used in this prospectus supplement and the page where each definition appears.

DEFINED TERMS                                                    PAGE
------------------------------------------------------------------------
affected party..............................................        S-32
available interest funds....................................        S-38
available principal funds...................................        S-38
business day................................................        S-38
calculation agent...........................................         S-9
certificate account.........................................        S-38
certificates................................................         S-3
closing date................................................         S-3
Comparable Treasury Issue...................................        S-26
Comparable Treasury Price...................................        S-26
defaulting party............................................        S-32
depositor...................................................         S-3
disqualified person.........................................        S-54
distribution dates..........................................         S-4
DTC.........................................................        S-39
early termination date......................................        S-34
early termination payment...................................        S-35
ERISA.......................................................        S-54
final distribution date.....................................   S-4, S-38
Independent Investment Banker...............................        S-26
index maturity..............................................        S-31
integration election........................................        S-49
interest accrual periods....................................        S-37
interest distributions......................................        S-37
interest distribution amount................................   S-3, S-31
interest rate...............................................         S-3
Internal Revenue Code.......................................        S-48
IRS.........................................................        S-20
LIBOR determination date....................................        S-32
London banking day..........................................        S-32
market quotation............................................        S-35
option agent................................................         S-4
outstanding.................................................        S-43
partial swap termination event..............................        S-33
party in interest...........................................        S-54
pass-through voting.........................................        S-47
plan........................................................        S-54

INDEX OF DEFINED TERMS
--------------------------------------------------------------------------------

DEFINED TERMS                                                    PAGE
------------------------------------------------------------------------
Plan Asset Regulation.......................................        S-54
Primary Treasury Dealer.....................................        S-26
principal distribution......................................         S-4
publicly offered security...................................        S-54
Reference Treasury Dealer...................................        S-26
Reference Treasury Dealer Quotations........................        S-26
Remaining Scheduled Payments................................        S-26
S&P trigger event...........................................        S-36
SEC reporting failure.......................................        S-42
Standard & Poor's...........................................         S-8
swap agreement..............................................         S-8
swap agreement termination event............................   S-9, S-32
swap counterparty...........................................    S-2, S-9
swap counterparty reporting failure.........................        S-36
swap notional amount........................................        S-33
telerate page 3750..........................................        S-32
termination amount..........................................        S-35
three-month USD LIBOR.......................................        S-31
Treasury Rate...............................................        S-26
trust.......................................................         S-2
trust assets................................................         S-2
trust agreement.............................................         S-2
trust regulatory event......................................   S-7, S-33
trust swap default..........................................   S-7, S-32
Trust Termination Event.....................................   S-6, S-33
trustee.....................................................         S-2
Underlying Securities.......................................        S-11
Underlying Securities bankruptcy default....................   S-7, S-33
Underlying Securities event of default......................        S-28
Underlying Securities Issuer................................   S-2, S-11
Underlying Securities Issuer prospectus.....................        S-24
Underlying Securities payment dates.........................        S-11
Underlying Securities payment default.......................   S-6, S-33
Underlying Securities indenture.............................        S-12
Underlying Securities trustee...............................  S-12, S-25
underwriter.................................................   S-8, S-57
underwriting agreement......................................        S-57
United States holder........................................        S-48

PROSPECTUS
--------------------------------------------------------------------------------

(UBS AG LOGO)
                       CORPORATE ASSET BACKED CORPORATION

                                   DEPOSITOR
                                 $2,950,000,000
                                  CERTIFICATES
                              (ISSUABLE IN SERIES)
--------------------------------------------------------------------------------

YOU SHOULD FULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE 2 OF THIS PROSPECTUS PRIOR TO INVESTING IN THE CERTIFICATES.

The certificates will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

We will describe the specific terms of your certificates, and of any other classes of certificates that are included in the same series, in a prospectus supplement that will be attached to this prospectus.

The depositor may form trusts from time to time as described in this prospectus.

EACH TRUST

- may periodically issue certificates in one or more series with one or more classes;

- will own a publicly tradable, fixed-income security or a pool of such securities; and

- may own other assets described in this prospectus and in the attached prospectus supplement.

THE CERTIFICATES

- will represent undivided beneficial ownership interests in the trust assets, and will be paid only from the trust assets;

- will be denominated in U.S. dollars or in one or more other currencies, and any payments to certificate holders may be payable in U.S. dollars or in one or more other currencies; and

- will be issued as part of a designated series that may include one or more classes of certificates.

THE CERTIFICATE HOLDERS

- will receive interest, principal and other payments from the assets deposited into the trust.

The Depositor may use this prospectus in the initial sale of the certificates. In addition, the Depositor, UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS AG may use this prospectus in a market-making transaction involving the certificates after their initial sale. Unless the Depositor or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

UBS INVESTMENT BANK                                  UBS FINANCIAL SERVICES INC.

                 THE DATE OF THIS PROSPECTUS IS JUNE 23, 2004.

--------------------------------------------------------------------------------

Table of Contents

                                            Page
Important Notice about Information
  Presented in this Prospectus and the
  Applicable Prospectus Supplement........    1
Risk Factors..............................    2
Where You Can Find More Information.......    5
Incorporation of Documents By Reference...    5
Reports to Holders of Certificates........    5
The Depositor.............................    6
Use of Proceeds...........................    6
Formation of the Trusts...................    6
Description of the Certificates...........    8
  Nature of the Certificates..............    9
  Terms Specified in the Prospectus
    Supplement............................    9
  Distributions...........................   11
  Interest on the Certificates............   12
  Stripped Certificates...................   14
  Principal of the Certificates...........   14
  Foreign Currency Certificates...........   14
  Inability to Pay in Specified
    Currency..............................   15
  Indexed Certificates....................   15
  Multi-Currency Certificates.............   16
  Put Option..............................   16
  Transfers and Exchanges.................   16
  Global Securities; Holdings in Street
    Name..................................   16
Trust Liquidation Events..................   19
Maturity and Yield Considerations.........   19
Description of the Trust Assets, including
  Credit Support..........................   20
  Underlying Securities...................   20
  Principal Economic Terms of Underlying
    Securities............................   23
  Publicly Available Information..........   23
  Other Trust Assets......................   24
  Collections.............................   27

                                            Page
Description of the Trust Agreement........   29
  Assignment of Trust Assets..............   29
  Collection and Other Administrative
    Procedures............................   29
  Realization upon Defaulted Trust
    Assets................................   29
  Trustee's Compensation; Payment of
    Expenses..............................   30
  Matters Regarding the Trustee...........   30
  Remedies of Certificate Holders.........   30
  Modification and Waiver.................   31
  Reports to Certificate Holders;
    Notices...............................   32
  Annual Compliance Statement.............   33
  Replacement Certificates................   33
  Retained Interest.......................   34
  Retained Call Options and Retained Call
    Rights................................   34
  Termination.............................   34
  Duties of the Trustee...................   35
  The Trustee.............................   35
Currency Risks............................   36
  Exchange Rates and Exchange Controls....   36
  Foreign Currency Judgments..............   36
UBS AG....................................   38
  Overview................................   38
  Where You Can Find More Information.....   40
  Incorporation of Documents by
    Reference.............................   40
  Experts.................................   41
United States Federal Income Tax
  Consequences............................   42
Certain ERISA Considerations..............   42
Plan of Distribution......................   44
Validity of the Certificates..............   46
Index of Defined Terms....................   47

--------------------------------------------------------------------------------

Important Notice about Information Presented in this Prospectus and the Applicable Prospectus Supplement

We provide information to you about the certificates in two separate documents that provide progressively more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series, and (b) the applicable prospectus supplement, which will describe the specific terms of your series of certificates. See "Description of the Certificates--Terms Specified in the Prospectus Supplement" for a listing of the items that may be specified in the applicable prospectus supplement.

If the descriptions of the terms of a particular series of certificates in this prospectus differ from those in the applicable prospectus supplement, you should rely on the description in the prospectus supplement.

You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus as of any date other than the date stated on its cover.

We include cross-references in this prospectus and in the applicable prospectus supplement to captions in these materials where you can find further related discussions. The table of contents in each document provides the pages on which these captions are located.

--------------------------------------------------------------------------------

Risk Factors

In connection with your investment in the certificates of any series, you should consider, among other things, the following risk factors and any other risk factors described in the applicable prospectus supplement.

YOUR CERTIFICATES WILL REPRESENT AN INTEREST IN THE ASSETS OF THE APPLICABLE TRUST ONLY AND WILL NOT REPRESENT A RECOURSE OBLIGATION OF OR INTEREST IN THE DEPOSITOR OR ANY OF ITS AFFILIATES. THE PERFORMANCE OF THE UNDERLYING SECURITIES WILL AFFECT THE VALUE OF YOUR INVESTMENT AND YOU MAY EXPERIENCE A LOSS IF LOSSES ARE EXPERIENCED ON THE TRUST ASSETS.

Your certificates will represent an interest in the assets of the applicable trust only and will not represent a recourse obligation of or interest in the depositor or any of its affiliates. The trust has no significant assets other than the underlying securities and the other trust assets. No other assets are available to make payments or distributions with respect to your certificates. Neither the depositor, the trustee nor any of their affiliates is obligated to make any payments in respect of your certificates if the underlying securities and the other trust assets are insufficient. Consequently, if losses are experienced on the underlying securities and the other trust assets, you may experience a loss on your investment. Accordingly, you are strongly encouraged to obtain as much information about the underlying securities as you would if you were investing directly in the underlying securities. The applicable prospectus supplement will provide the basic terms of the underlying securities and will refer you to publicly available information about the issuers of the underlying securities.

YOUR CERTIFICATES MAY BE REDEEMED IF AN UNDERLYING SECURITIES ISSUER STOPS MAKING INFORMATION ABOUT ITS FINANCIAL CONDITION AND BUSINESS PUBLICLY AVAILABLE.

In deciding whether to invest in or to sell certificates, you should obtain and evaluate information about each issuer of underlying securities as if you were investing directly in that issuer and its securities. The information that each underlying securities issuer makes available to the public is important in considering whether to invest in or sell certificates. See "Description of the Underlying Securities--Available Information" in the applicable prospectus supplement.

To the extent that an underlying securities issuer ceases to make information about itself and the underlying securities publicly available, we will redeem your certificates as described under "Trust Liquidation Events" in the applicable prospectus supplement. The depositor, the trustee, the underwriters and their affiliates (a) have not verified, and have not undertaken to verify, the accuracy, completeness or continued availability of any information by any underlying securities issuer (whether or not filed with the SEC), (b) have made no investigation of the financial condition or creditworthiness of any underlying securities issuer, and (c) assume no responsibility for any information considered by any purchaser or potential purchaser of the certificates that is not contained in this prospectus or the applicable prospectus supplement.

You should not construe the issuance of the certificates as an endorsement of the financial condition or business prospects of any underlying securities issuer by the depositor, the trustee, the underwriters or any of their affiliates.

RISK FACTORS
--------------------------------------------------------------------------------

DISTRIBUTIONS AND OTHER PAYMENTS WITH RESPECT TO YOUR CERTIFICATES AND YOUR EXPECTED INVESTMENT YIELD MAY BE AFFECTED BY FACTORS SUCH AS THE PERFORMANCE OF THE TRUST ASSETS, THE REDEMPTION OR ACCELERATION OF THE UNDERLYING SECURITIES AND THE PRIORITY OF PAYMENTS FOR YOUR CLASS OF CERTIFICATES.

A number of factors may affect the timing of any distribution with respect to any series or class of certificates and the yield that you realize on your investment in the certificates, including:

- the purchase price of your certificates;

- the performance of the related trust assets;

- the repurchase of the underlying securities by the issuer of the underlying securities;

- whether the maturity of your certificates is shortened as a result of any early redemption or repayment;

- the manner and priority in which collections from the underlying securities and any other trust assets are allocated to each class of the series; and

- whether the issuer of the underlying securities stops making information about its financial condition and business publicly available.

None of the depositor, the trustee, the underwriters or their affiliates can predict if or when a redemption or repayment of the underlying securities will occur or whether the issuer of the underlying securities stops making information about its financial condition and business publicly available. If the certificates are prepaid, your investment in the certificates and the underlying securities will have a shorter average maturity. If the certificates are prepaid when prevailing market interest rates are lower than the yield on your certificates, you may be unable to realize a comparable yield when you reinvest the funds that you receive from the prepayment of your certificates.

A TRADING MARKET FOR YOUR CERTIFICATES MAY NOT DEVELOP OR CONTINUE; THUS IT MAY BE DIFFICULT TO RESELL YOUR CERTIFICATES.

Prior to the issuance of any series of certificates there will not be a public market for those securities. UBS AG, UBS Securities LLC, UBS Financial Services Inc. and other affiliates of UBS AG currently intend to make a market for the certificates, although they are not required to do so. UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS AG may stop any such market making activities at any time. As market makers, UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliates of UBS AG may have long or short positions of any series of certificates in their inventory at any time as a result of their trading in that series of certificates. The supply and demand for a series of certificates, including the inventory positions of market makers, may affect the secondary market price for that series of certificates. Even if a secondary market does develop, it may not continue or be sufficiently liquid to allow you to resell your certificates, and you may experience a loss on your investment. You should be prepared to hold your certificates until they are redeemed.

THE TRUST WILL NOT ACTIVELY MANAGE THE UNDERLYING SECURITIES TO AVOID ADVERSE EVENTS.

Except as described in this prospectus and the applicable prospectus supplement, the trust will not dispose of any underlying securities or other trust assets, regardless of adverse events, financial or otherwise, that may affect the value of the underlying securities or the underlying securities issuer. If there is a payment default on any underlying security or any other default that may result in the

RISK FACTORS
--------------------------------------------------------------------------------

acceleration of the underlying security, the trust will dispose of or otherwise deal with the defaulted underlying security only in the manner provided in the trust agreement. If provided in the applicable prospectus supplement, if a payment default on or acceleration of an underlying security occurs, the trust agreement may provide that the trust will sell or distribute the underlying security notwithstanding market conditions at the time, and the trustee will not have discretion to do otherwise. This sale or distribution may result in greater losses than might occur if the trust continued to hold the underlying security.

THE TRUST AGREEMENT MAY BE AMENDED WITHOUT YOUR CONSENT.

The trust agreement that governs the terms of your certificates may be amended by the depositor and the trustee without your consent upon compliance with the conditions specified in the trust agreement. For example, the trust agreement may be amended in a way that materially adversely affects your certificates if holders of certificates evidencing not less than the required percentage of votes specified in the trust agreement consent to the amendment. See "Description of the Trust Agreement--Modification and Waiver" in this prospectus.

--------------------------------------------------------------------------------

Where You Can Find More Information

Each separate trust created by the depositor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), and the depositor files on behalf of each trust reports and other information with the SEC. You may read and copy any reports, statements and other information filed with the SEC concerning each trust (a) over the Internet at the SEC's website at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the SEC; (b) at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549; (c) if the applicable prospectus supplement specifies that the certificates are to be listed on the New York Stock Exchange, at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005; (d) if the applicable prospectus supplement specifies that the certificates are to be listed on the American Stock Exchange, at the offices of the American Stock Exchange LLC, 86 Trinity Place, New York, New York 10006; or
(e) at the offices of any other stock exchange on which the certificates are to be listed, as specified in the applicable prospectus supplement. You can also request copies of these documents, upon payment of a copying fee, by writing to the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference facilities. We do not intend to send any financial reports to certificate holders, other than the reports described under "Reports to Holders of Certificates" below.

We filed a registration statement on Form S-3 relating to the certificates with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

Incorporation of Documents by Reference

The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. You should read the applicable prospectus supplement to find out what information has been incorporated by reference to other documents.

Reports to Holders of Certificates

On each distribution date, the trustee of each trust will prepare unaudited reports containing information concerning that trust. Except as otherwise specified in the applicable prospectus supplement, unless and until definitive certificates (as defined below) are issued, the trustee of each trust will send these reports, on behalf of the trust, to Cede & Co., as nominee of The Depository Trust Company and registered holder of the certificates. If definitive certificates are issued, the trustee will send the reports to each registered holder. See "Description of the Certificates--Global Securities; Holdings in Street Name" and "Description of the Trust Agreement--Reports to Certificate Holders; Notices." These reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

The depositor will also file with the SEC, on behalf of each separate trust, periodic reports that are required under the Securities Exchange Act. These reports include Annual Reports on Form 10-K and Current Reports on Form 8-K that include basic information about transactions made by the trust, but not about the trustee or the depositor.

--------------------------------------------------------------------------------

The Depositor

Corporate Asset Backed Corporation was incorporated in the State of Delaware on November 22, 1993, as a wholly-owned limited purpose subsidiary of Paine Webber Group Inc., and is now a wholly-owned subsidiary of UBS Americas Inc., successor by merger to Paine Webber Group Inc. UBS Americas Inc. is a wholly-owned subsidiary of UBS AG, a Swiss bank, which also owns UBS Securities LLC and UBS Financial Services Inc., the underwriters. The depositor will not engage in any business or activities other than creating trusts for the purpose of issuing and selling securities, issuing notes secured by, and certificates representing interests in, the trusts from time to time, acquiring, owning, holding, pledging and transferring assets (including underlying securities and other trust assets) in connection with the creation of a trust and in related activities. The depositor does not have, nor is it expected to have, any significant assets.

The principal executive office of the depositor is located at 445 Broad Hollow Road, Suite 239, Melville, New York 11747 (Telephone: (631) 587-4700).

Use of Proceeds

Unless otherwise specified in the applicable prospectus supplement, the net proceeds received from the initial issuance of each series or class of certificates will be used by the depositor to pay expenses (including underwriting fees) associated with its business of creating trusts to issue notes and certificates, purchasing the related trust assets and obtaining or establishing any credit support, and, if specified in the applicable prospectus supplement, making required deposits into a reserve or other account for the benefit of the certificate holders of such series or class. We anticipate that any remaining net proceeds from the initial issuance of each series or class of certificates will be distributed to the depositor's sole shareholder, UBS Americas Inc., for its general corporate purposes.

The depositor does not expect to receive any proceeds in connection with any market-making resales of each series or class of certificates by UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliates of UBS AG. We expect UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliates of UBS AG to retain the proceeds of their market-making resales and not to pay the proceeds to us.

Formation of the Trusts

A separate trust will be created to issue each series of trust certificates. Each trust will be a New York common law trust, a Delaware statutory trust, or a type of trust governed by the law of a jurisdiction specified in the applicable prospectus supplement. The depositor will assign to the trustee named in the applicable prospectus supplement, or the trustee on behalf of the trust will acquire, the trust assets for each series of certificates, in each case for the benefit of the holders of that series of certificates. See "Description of the Trust Agreement--Assignment of Trust Assets." The trustee named in the applicable prospectus supplement will hold on behalf of the trust legal title to the trust assets pursuant to a trust agreement and will receive a fee for its services. See "Description of the Trust Agreement--Trustee's Compensation; Payment of Expenses." The trustee will establish a collection account to hold any funds or other property of the trust. See "Description of the Trust Assets, including Credit Support--Collections."

The trustee will make payments or distributions with respect to the certificates only out of the proceeds of the trust assets. The depositor and its affiliates will have no obligation to make any other payments or distributions with respect to the certificates.

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Unless otherwise provided in the applicable prospectus supplement, the trust assets of each trust will consist of:

- underlying securities, contributed to the trust by the depositor or acquired by the trustee on behalf of the trust, excluding any interest in such securities (the "retained interest") or any repurchase right (the "retained call right") retained by the depositor or any other person;

- any credit support specified in the applicable prospectus supplement, as described in that prospectus supplement and in this prospectus under "Description of Trust Assets, including Credit Support--Other Trust Assets--Credit Support;" and

- any rights arising out of the underlying securities, the other trust assets and all proceeds of the underlying securities and the other trust assets.

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Description of the Certificates

The certificates are "pass-through" securities that represent equity ownership interests in the assets and rights held by the trust, subject to the obligations of the trust, if any. All proceeds of the assets and rights will be "passed through" to certificate holders, except to the extent required to satisfy the obligations of the trust. The depositor will arrange for the offering of the certificates by each trust, and will either sell the trust assets to the trust, or will arrange for the trustee to acquire the trust assets directly on behalf of the trust, in each case in exchange for the proceeds of the issuance. The depositor will also arrange for any contractual credit support.

Generally, each trust will hold one or more kinds of bonds, notes or other fixed-income securities. In some cases, a trust may be the beneficiary of a guarantee, letter of credit or other instrument that is intended to protect the holders of certificates from some or all of any losses that may be experienced on the trust assets. A trust may also enter into swaps, options or other derivative agreements that result in the trust paying or receiving a fixed or floating interest rate, payments linked to changes in the value of different types of securities, or other payments.

Each trust may issue one or more classes of certificates. The certificates will represent the right of their holders to receive distributions of the proceeds of the trust assets, including any credit support. If there is only one class of certificates, then all the certificates will share equally in the proceeds of the trust assets, including any credit support, until they have been paid in full. If there is more than one class, then holders of each class of certificates will have different rights. These differences may relate to the order in which holders are paid, the way in which income, losses and repayments of principal are allocated to the different classes, or other rights of the holders.

The certificates are not debt instruments. The trust will pass through to the holder of a certificate whatever portion of the proceeds of the trust assets, including any credit support, that the holder is entitled to under his or her certificate. If losses are experienced on the trust assets -- for example, if the issuer of an underlying security does not pay what it owes to the trust, or a provider of contractual credit support does not make any payment it is required to make -- then the trust will not be able to pass through the relevant payments to the holders and may not be able to pay all the amounts due under the certificates. If a trust issues only one class of certificates, then all the holders will share these losses equally. If it issues more than one class, then the losses may be allocated differently among the classes.

Each series of certificates will be issued pursuant to a separate trust agreement between the depositor and the trustee named in the applicable prospectus supplement. A form of trust agreement is attached as an exhibit to the registration statement of which this prospectus forms a part. The provisions of the trust agreement relating to a particular prospectus supplement may vary depending upon the nature of the certificates to be issued, the nature of the trust assets and any credit support.

The depositor's affiliates may purchase certificates at any time and at any price in the open market or otherwise.

We have been informed that, under the rules, regulations and procedures followed by DTC and its operations, DTC will take any action permitted to be taken by a holder only at the direction of one or more participants to whose DTC account the relevant certificates are credited. Additionally, DTC will take actions with respect to specified voting rights only at the direction and on behalf of participants whose holdings of the certificates evidence the specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of certificates evidence the voting rights authorize conflicting action.

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The following summaries describe provisions of the trust agreement that may be applicable to a series of certificates. The applicable prospectus supplement for a series of certificates will describe any provision of the trust agreement that materially differs from the description contained in this prospectus. The following summaries are not complete and are subject to the detailed provisions of the form of trust agreement, which should be reviewed for a full understanding of the trust agreement and for other information regarding the certificates. When we discuss any series, the term "certificate" refers to all the certificates of that series, whether or not we are offering those certificates, unless the context otherwise requires.

A copy of the trust agreement for each series in the form executed by the depositor and the trustee will be filed with the SEC by the depositor as an exhibit to a current report on Form 8-K following the issuance of the series.

NATURE OF THE CERTIFICATES

There is no limit on the amount of certificates that may be issued under a trust agreement. The series or classes of certificates to be issued under a trust agreement will represent the entire beneficial ownership interest in that trust, and each class will be allocated a specified priority to receive collections from, and a specified ownership interest of the assets deposited in, the trust, all as identified and described in the applicable prospectus supplement. The certificates represent the right to receive distributions in respect of the certificate principal balance of the certificate and interest payments at the specified pass-through rate. The distributions will be made out of, and will be limited to, the proceeds of the trust assets. See "Description of the Trust Assets, Including Credit Support -- Collections."

Because the certificates represent equity ownership interests in the trust, and not debt instruments that are obligations of the trust, they do not have a principal amount or bear interest. However, because the distributions on the certificates primarily represent distributions of principal and interest on trust assets that are debt instruments, for convenience, we will designate the amount of "principal" to which you are entitled as the certificate principal balance of your certificate, and we will generally designate distributions that represent a return of your initial investment as "principal," and we will designate distributions that represent the yield on your investment as "interest," in accordance with customary market practice.

TERMS SPECIFIED IN THE PROSPECTUS SUPPLEMENT

Each of the following terms and conditions will be described in the applicable prospectus supplement for the series or classes of certificates in respect of which this prospectus and the applicable prospectus supplement are being delivered:

- the title of the certificates;

- the series designation of the certificates and, if applicable, the number and designation of classes within the series;

- the type, characteristics and specifications of the trust assets deposited by the depositor into the related trust, or acquired by the trustee on behalf of the trust and, if any issue of underlying securities represents a significant portion of the trust assets and any related credit support at the time of the deposit or acquisition, information about the terms of that issue of underlying securities, the identity of its issuer and where you may obtain publicly available information about the issuer;

- the stated or maximum aggregate certificate principal balance or notional amount, as applicable, of each class of certificates;

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- the dates on which or periods during which the series or classes may be issued
  (each, an "original issue date") and their offering price;

- if applicable, the relative rights and priorities of each class, including the method for allocating collections from and losses on the trust assets and any credit support to the holders of each class of certificates;

- whether the certificates of the series or class are fixed rate certificates or floating rate certificates and the applicable interest rate (the "pass-through rate") for each class, including the applicable rate, if fixed (a "fixed pass-through rate"), or the method of calculating the interest rate, if variable (a "variable pass-through rate"); the date or dates from which the interest will accrue; the day-count fraction that will be used to calculate the interest; and the applicable distribution dates on which interest, principal and premium, in each case as applicable, on the series or class will be distributable and the related record dates;

- any option of the depositor or another third party to purchase or repurchase any underlying securities or the certificates and the periods within which or the dates on which, and the terms and conditions upon which, the option may be exercised, in whole or in part;

- the denominations in which the series or class will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

- whether the certificates of any class will be entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions, or
  (b) interest distributions, with disproportionate, nominal or no principal distributions (in each case, "stripped certificates"), and the applicable terms of those certificates;

- whether the principal balance, notional amount or interest payable on any certificates is indexed or based on any formula and, if so, the method of applying the formula;

- whether the certificates of the series or of any class within the series will be issued in the form of one or more global securities and, if so, the identity of the securities depositary for the global security or securities, if not The Depository Trust Company;

- if a temporary certificate is to be issued with respect to the series or any class within the series, and how any interest distributable on a distribution date prior to the issuance of a permanent certificate for the series or class will be credited on that distribution date;

- if a temporary global security is to be issued with respect to the series or class, the terms upon which beneficial interests in the temporary global security may be exchanged, in whole or in part, for beneficial interests in a permanent global security or for individual definitive certificates for the series or class and any terms upon which beneficial interests in a permanent global security may be exchanged for individual definitive certificates for the series or class;

- the currency in which the certificates of the series or class are payable (the "specified currency"), if other than U.S. dollars;

- the voting rights of the series or class, including the manner of voting and the percentages required with respect to particular matters; and

- the days that will be considered "business days" for purposes of the certificates;

- the identity of the trustee and the location of its corporate trust office;
  and

- any other terms of the series or class.

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Unless otherwise indicated in the applicable prospectus supplement, certificates of each series will be issued only as registered certificates in denominations of $1,000 and any multiple of $1,000 and will be payable only in U.S. dollars.

If you purchase the certificates in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliates of UBS AG resells a certificate that it has previously acquired from another holder. A market-making transaction in a particular certificate occurs after the original issuance and sale of the certificate.

DISTRIBUTIONS

Distributions allocable to principal, premium, if any, and interest on the certificates of each series or class will be made in the specified currency for those certificates by or on behalf of the trustee on each distribution date as specified in the applicable prospectus supplement. The amount of each distribution will be determined as of the close of business on the date specified in the applicable prospectus supplement (the "determination date").

If the specified currency for a given series or class is other than U.S. dollars, the trustee will (unless otherwise specified in the applicable prospectus supplement) arrange to convert all payments in respect of each certificate into U.S. dollars in the manner described under "-- Foreign Currency Certificates" below. However, the holder of a certificate of a given series or class denominated in a specified currency other than U.S. dollars may elect to receive all distributions in respect of the certificate in the specified currency by delivering a written notice to the trustee for the series not later than 15 calendar days prior to the applicable distribution date, except under the circumstances described under "-- Inability to Pay in Specified Currency" below. Each election will remain in effect until revoked by written notice to the trustee, as long as the trustee receives the notice not later than 15 calendar days prior to the applicable distribution date.

Except as provided in the following paragraph, distributions with respect to certificates will be made at the corporate trust office or agency of the trustee specified in the applicable prospectus supplement. However, any amounts distributable on the final distribution date of a certificate will be distributed only upon surrender of the certificate at the corporate trust office or agency of the trustee specified in the applicable prospectus supplement.

Distributions on certificates in U.S. dollars will be made on each distribution date to each certificate holder of record on the immediately preceding record date by wire transfer, in immediately available funds, to the account of such certificate holder at a bank or other entity having appropriate facilities to receive wire transfer payments, if the trustee for the series received appropriate written instructions at least five business days prior to such distribution date, or, if not, by check mailed to the corresponding certificate holder at its address of record. As described under "-- Global Securities; Holdings in Street Name," below, distributions on certificates represented by a global security will be made to the depositary or its nominee, as holder of the global security. Furthermore, any certificate holder that elects to receive payments in a specified currency other than U.S. dollars (as provided above) will receive those payments by wire transfer of immediately available funds to an account maintained by the payee with a bank located outside the United States. The holder of a certificate must provide appropriate wire transfer instructions to the trustee for the series together with the holder's election to receive payments in the specified currency.

Unless otherwise specified in the applicable prospectus supplement, "business day" with respect to any certificate means any day, other than a Saturday or Sunday, that is (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in (1) The City of New York

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or (2) if the specified currency for the certificate is other than U.S. dollars, the financial center of the country issuing the specified currency and (b) if the pass-through rate for such certificate is based on LIBOR, a London banking day. "London banking day" with respect to any certificate means any day on which dealings in deposits in the specified currency of the certificate are transacted in the London interbank market. The record date with respect to any distribution date for a series or class of certificates will be specified as in the applicable prospectus supplement.

INTEREST ON THE CERTIFICATES

Except for classes of stripped certificates described in the applicable prospectus supplement, each class of certificates of a given series may have a different pass-through rate, which may be a fixed or variable pass-through rate, as described below. Unless otherwise specified in the applicable prospectus supplement, the pass-through rate will be expressed as a rate per annum on a simple interest basis. In the case of stripped certificates with no or, in some cases, a nominal certificate principal balance, distributions of interest ("stripped interest") may be paid as described under "-- Stripped Certificates" below.

Unless otherwise specified in the applicable prospectus supplement, distributions of interest with respect to a series or class of certificates that are issued between a record date and the related distribution date will be made on the next distribution date, for the period beginning on the issue date for the series or class and ending on the last day of the interest accrual period ending immediately prior to or on that distribution date.

FIXED RATE CERTIFICATES
Each series or class of certificates with a fixed pass-through rate ("fixed rate certificates") will bear interest on its outstanding certificate principal balance, from its original issue date, or from the last date to which interest has been paid, at the fixed pass-through rate stated in the applicable prospectus supplement until the principal balance is distributed or made available for distribution. If so specified in the applicable prospectus supplement, the pass-through rate for a class may be subject to adjustment from time to time in response to designated changes in the rating assigned to that class or series by one or more rating agencies, in accordance with a schedule or otherwise, all as described in the applicable prospectus supplement. Interest on each series or class of fixed rate certificates will be distributed in arrears on each distribution date specified in the applicable prospectus supplement. Each distribution of interest will include interest accrued through the day specified in the applicable prospectus supplement. Interest on fixed rate certificates will be computed on the basis of a 360-day year of twelve 30-day months.

FLOATING RATE CERTIFICATES
Each series or class of certificates with a variable pass-through rate ("floating rate certificates") will bear interest on its outstanding certificate principal balance from its original issue date to the first interest reset date for such series or class at the initial pass-through rate set forth in the applicable prospectus supplement. Thereafter, the pass-through rate on such series or class for each interest reset period will be determined by reference to an interest rate basis (the "base rate"), plus or minus the spread, if any, or multiplied by the spread multiplier, if any. The "base rate" may be the London interbank offered rate ("LIBOR"), the commercial paper rate, the Treasury rate, the Federal Funds rate, the certificate of deposit rate, or another base rate specified in the applicable prospectus supplement. The "spread" is the number of basis points specified in the applicable prospectus supplement as being applicable to the series or class. One basis point equals one one-hundredth of a percentage point. The "spread multiplier" is the percentage specified in the applicable prospectus supplement as being applicable to the series or class. If so specified in the applicable prospectus supplement, the spread or spread multiplier on a series or class of floating rate certificates may be

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subject to adjustment from time to time in response to designated changes in the rating assigned to that series or class by one or more rating agencies, in accordance with a schedule or otherwise, all as described in the applicable prospectus supplement. The applicable prospectus supplement will specify the base rate, any spread and any spread multiplier that are applicable to a floating rate certificate.

If specified in the applicable prospectus supplement, floating rate certificates of a series or class may also have: (a) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest accrual period specified in the applicable prospectus supplement ("maximum pass-through rate"), and (b) a minimum limitation, or floor, on the rate at which interest may accrue during the interest accrual period ("minimum pass-through rate"). In addition, the pass-through rate applicable to floating rate certificates may never be higher than the maximum rate permitted by applicable New York and United States federal law, which, as of December 2003, was 16%.

The trustee may appoint agents selected by the depositor (each, a "calculation agent") to calculate pass-through rates on each class of floating rate certificates. The applicable prospectus supplement will identify the calculation agent. All determinations of interest by the calculation agent, if any, and otherwise by the trustee will, in the absence of manifest error, be conclusive for all purposes and binding on the depositor, the relevant trust and the holders of certificates of the relevant series.

The pass-through rate on each class of floating rate certificates will be reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable prospectus supplement. The period between each resetting of the pass-through rate on a class is called an "interest reset period" for that class, and the first day of each interest reset period is called an "interest reset date." The interest reset dates with respect to each series or class will be specified in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, the pass-through rate for the 10 days immediately prior to the scheduled final distribution date will be the rate in effect on the 10th day preceding such scheduled final distribution date. If an interest reset date for any class of floating rate certificates would otherwise be a day that is not a business day, the interest reset date will occur on a prior or succeeding business day as specified in the applicable prospectus supplement.

Interest payable in respect of any series or class of floating rate certificates will be distributed in arrears on the distribution dates specified in the applicable prospectus supplement and will be equal to the accrued interest from and including the original issue date of such series or class or the last interest reset date to which interest has accrued and been distributed, as the case may be, to but excluding the immediately following distribution date.

Accrued interest on a floating rate certificate will be calculated by multiplying the outstanding certificate principal balance by an accrued interest factor (the "accrued interest factor"). The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day is computed by dividing the pass-through rate in effect on such day by 360, or by the actual number of days in the year, as specified in the applicable prospectus supplement. For purposes of making this calculation, the variable pass-through rate in effect on any interest reset date will be the applicable rate as reset on such date.

All percentages resulting from any calculation of the pass-through rate on a floating rate certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all currency amounts used in or resulting from such calculations will be rounded to the nearest one-hundredth of a unit (with five one-thousandths of a unit being rounded upward).

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Upon the request of the holder of any floating rate certificate, the calculation agent will provide the pass-through rate then in effect and, if it has been determined, the pass-through rate that will become effective on the next interest reset date with respect to the floating rate certificate.

STRIPPED CERTIFICATES

Each class of stripped certificates will be entitled to interest in an amount described in the applicable prospectus supplement. Accrued interest on a stripped certificate with no principal balance, or a nominal principal balance, will be calculated by multiplying the notional amount specified in the applicable prospectus supplement by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each day will be computed by dividing the pass-through rate in effect on such day by 360, or by the actual number of days in the year, as specified in the applicable prospectus supplement.

For purposes of the stripped certificates, "notional amount" means the notional principal amount specified in the applicable prospectus supplement on which interest on stripped certificates will be made on each distribution date. Reference to the notional amount of a class of stripped certificates does not indicate that such certificates represent the right to receive any distributions in respect of principal in such amount; rather, the term "notional amount" is used solely as a basis for calculating the amount of required interest distributions and determining relative voting rights, all as specified in the applicable prospectus supplement.

PRINCIPAL OF THE CERTIFICATES

Unless otherwise specified in the applicable prospectus supplement, each certificate that is not an interest only stripped certificate will have a "certificate principal balance" that, at any time, will equal the maximum amount of principal that the holder will be entitled to receive out of the future cash flow on the trust assets. Distributions generally will be applied to undistributed accrued interest on, then to principal of, and then to premium (if any) on, each such certificate of the class or classes entitled to the distribution (in the manner and priority specified in the applicable prospectus supplement) until the aggregate certificate principal balance of the class or classes has been reduced to zero. Distributions of principal of any class of certificates will be made on a pro rata basis among all the certificates of that class. The outstanding certificate principal balance of a certificate of any class will be reduced to the extent of distributions of principal and, if applicable pursuant to the terms of the related series, by the amount of any net losses realized on any trust asset ("realized losses") allocated to that class as a result of the inability to collect from the issuer of the underlying securities the full amount of payments of principal due in respect of the underlying securities, or from the obligor under any other trust assets payment in full of the amount due under the other assets. The initial aggregate certificate principal balance of each series and each class will be specified in the applicable prospectus supplement.

Stripped certificates with no certificate principal balance will not receive distributions of principal.

FOREIGN CURRENCY CERTIFICATES

If the specified currency of any certificate is not U.S. dollars, the applicable prospectus supplement will specify the permissible denominations of the certificates, the currency or currencies in which the principal and interest of the certificates are to be paid and any other material terms and conditions applicable to the certificates.

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INABILITY TO PAY IN SPECIFIED CURRENCY

Except as described below, if distributions in respect of a certificate are required to be made in a specified currency other than U.S. dollars and the currency is unavailable due to the imposition of exchange controls or other circumstances beyond the depositor's control, or if the currency is no longer used by the government of the country that issued the currency or for the settlement of transactions by public institutions of or within the international banking community, then all distributions in respect of the certificate will be made in U.S. dollars until the currency is again available or used. The amounts payable on any date in the affected currency will be converted into U.S. dollars on the basis of the most recently available market exchange rate for the currency, or as otherwise indicated in the applicable prospectus supplement.

All of these determinations will be made by the trustee in its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of affected certificates.

INDEXED CERTIFICATES

A series of certificates ("indexed certificates") may have principal (the "indexed certificate principal balance") and/or interest (the "indexed interest") determined by reference to:

- the rate of exchange between the specified currency for the certificate (or any other currency) and another currency (the "indexed currency") or the difference in the prices of a specified commodity (the "indexed commodity") on different dates;

- the difference in the levels of a specified stock or bond index (the "stock index" or the "bond index") which may be based on U.S. or foreign stocks or bonds, on different dates; or

- another objective price (including an individual security) or economic measure described in the applicable prospectus supplement.

The manner of determining the indexed certificate principal balance or indexed interest of an indexed certificate, and historical and other information concerning the indexed currency, indexed commodity, stock index or other price or economic measure used in the determination, will be set forth in the applicable prospectus supplement, together with any information concerning tax consequences to the holders of such indexed certificates. If certificates offered to the public are issued with an indexed certificate principal balance, the investment grade rating of the certificates will address both (a) the likelihood that a certificate holder will receive the indexed certificate principal balance, and (b) the likelihood that payment of the indexed certificate principal balance will result in a return of the full amount of the certificate holder's investment. Certificates will not be offered to the public with an investment grade rating that addresses merely the likelihood of a certificate holder receiving the indexed certificate principal balance, without regard to whether receiving such amount could result in an economic loss.

Except as otherwise specified in the applicable prospectus supplement, interest on an indexed certificate will be payable based on the amount designated as the "face amount" of the indexed certificate in the applicable prospectus supplement. The applicable prospectus supplement will describe whether the "face amount" will be the certificate principal balance of the related indexed certificate that would be payable upon redemption or repayment prior to the stated maturity date, the indexed principal balance of the indexed certificate at the time of redemption or repayment, or another amount described in the prospectus supplement.

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MULTI-CURRENCY CERTIFICATES

Certificates ("multi-currency certificates") of a series or class for which payments of principal and/or interest will be made in more than one currency may be issued, and rates of exchange will be calculated, as indicated in the certificates and described in the applicable prospectus supplement. Other material terms and conditions relating to multi-currency certificates will be set forth in the certificates and the applicable prospectus supplement.

PUT OPTION

If specified in the applicable prospectus supplement, a holder may put certificates of a given series or class to the depositor or a third party. The terms upon which a holder may put its certificates (including the price) will be specified in the applicable prospectus supplement.

TRANSFERS AND EXCHANGES

Unless otherwise specified in the applicable prospectus supplement, certificates may be transferred or exchanged for like certificates of the same series and class at the corporate trust office or agency of the applicable trustee in the City and State of New York (if the trust is a New York trust) or in the City of Wilmington, Delaware (if the trust is a Delaware trust) subject to limitations provided in the applicable trust agreement, including the requirement that global certificates may be transferred only as a whole to nominees of the depositary, and representations and indemnities from the holders of the certificates in connection with lost, destroyed or mutilated certificates. Such transfers or exchanges will be made free of any service charge (except in the case of lost, destroyed or mutilated certificates), but the holder must pay any tax or governmental charge payable in connection with the transfer and exchange. See "Description of the Trust Agreement--Replacement Certificates" below.

Unless otherwise specified in the applicable prospectus supplement, the trustee will serve as transfer agent and registrar for the purpose of registering each series or class of certificates and any transfers or exchanges of certificates.

GLOBAL SECURITIES; HOLDINGS IN STREET NAME

Unless otherwise specified in the applicable prospectus supplement, all certificates of a given series or class will, upon issuance, be represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, or another depositary identified in the applicable prospectus supplement (the "depositary"), and will be registered in the name of a nominee of the depositary. Global securities may be issued in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual certificates it represented (each a "definitive certificate"), a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or the nominee to a successor of the depositary or a nominee of the successor.

DTC has advised the depositor as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act. DTC holds securities that its participants ("direct participants") deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks,

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trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly ("indirect participants"). The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Upon the issuance of a global security, the depositary for the global security will credit, on its book-entry registration and transfer system, the respective certificate principal balances or notional amounts of the individual certificates represented by the global security to the accounts of its participants. The accounts to be credited will be designated by the underwriters of the certificates, or, if the certificates are offered and sold directly through one or more agents, by the depositor or agents. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary for the global security or by participants or persons that hold through participants. The laws of some states require that some purchasers of securities take physical delivery of the securities. The limitations on the ownership of beneficial interest and these state laws may limit the market for beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the holder of the global security, the depositary or the nominee, as the case may be, will be considered the sole holder of the individual certificates represented by the global security for all purposes. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have any of the individual certificates represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of individual certificates and will not be considered to be the holder of the certificates under the trust agreement. Because the depositary can act only on behalf of its participants, the ability of a beneficial owner of any certificate to pledge that certificate to persons that do not participate in the depositary's system, or otherwise to act with respect to such certificate, may be limited due to the lack of a physical certificate for the certificate.

Distributions of principal of, and any premium and interest on, individual certificates represented by a global security will be made to the depositary or its nominee, as the case may be, as the holder of the global security. None of the depositor, the trustee for such certificates, any paying agent or the registrar for the certificates will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial interests.

The depositor expects that the depositary for certificates of a given class and series, upon receipt of any distribution or payment in respect of a global security representing any of such certificates, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary. The depositor also expects that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices and will be the responsibility of the participants.

If the depositary for certificates of any series or class is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the depositor within 90 days, the trustee will issue individual definitive certificates of the same series or class in exchange for the global securities representing the certificates. In addition, the trustee will issue definitive certificates if any underlying securities issuer evidencing more than 10% of the aggregate principal amount of the underlying

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securities suspends its Securities Exchange Act reporting requirements at a time when the reporting requirements with respect to the certificates have not been suspended or terminated. In that event, the trustee will issue individual definitive certificates of the same series or class in exchange for the global securities representing such certificates. In any such instance, an owner of a beneficial interest in a global security (or the participant through which it holds its interest) will be entitled to physical delivery of individual definitive certificates of the class represented by the global security equal in principal balance to the beneficial interest and to have such definitive certificates registered in its name. Any individual definitive certificates of the class will be issued in definitive form as registered certificates in the minimum denominations and integral multiples of such minimum denominations as specified in the applicable prospectus supplement.

If the certificates cease to be held in the form of a global security, or if the certificates are issued initially in non-global or definitive form, investors may choose to hold their certificates in their own names or in "street name." Certificates held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those certificates through an account that he or she maintains at the institution.

For certificates held in street name, only those intermediary banks, brokers and other financial institutions in whose names the certificates are registered will be recognized as the holders of those certificates and the trustee will make all payments on those certificates to those institutions. The depositor expects that these institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or are otherwise legally required to do so. Investors who hold certificates in street name will be indirect holders of the certificates.

The applicable prospectus supplement will describe any material terms of the depositary arrangement with respect to any class or series of certificates to the extent not described above.

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Trust Liquidation Events

Each prospectus supplement will contain information with respect to any events that may lead to liquidation of the trust assets, the method of liquidation of the trust assets and applicable trust and distribution of the proceeds of the trust assets to the holders of certificates subject to the priorities set forth in the applicable prospectus supplement, as well as remedies, if any, of the certificate holders upon the occurrence of any of these events.

Maturity and Yield Considerations

Each prospectus supplement will contain information with respect to the type of underlying securities deposited in the related trust, their maturities and the terms, if any, upon which the underlying securities may be subject to early redemption, early repayment, amortization, acceleration or extension of maturity. Early redemption may be at the option of an underlying securities issuer or a third party or may be mandatory upon the occurrence of specified events. Generally, payment on the underlying securities may be accelerated if the issuer of the securities defaults under the terms of the underlying securities.

The maturity and yield of any class or series of certificates may be affected by optional or mandatory early redemption, early repayment, amortization, acceleration or extension of maturity of the underlying securities or call option on the certificates or trust assets. Furthermore, early redemption, repayment, amortization or acceleration of payment on the underlying securities will reduce the weighted average life of the underlying securities and the related certificates. Extension of maturity of the underlying securities will increase the weighted average life of the underlying securities and the related certificates.

Tax, accounting, economic and other factors, including factors specific to the particular issuer, will influence whether an underlying securities issuer or third party exercises a right of redemption, repurchase or extension of maturity in respect of its securities. The extent of any redemptions may be influenced by prepayments on the obligations that secure or back an issue of underlying securities. Other things being equal, if prevailing interest rates fall significantly below the interest rates on the underlying securities, the likelihood of redemption would be expected to increase. We cannot assure you, however, that a redeemable underlying security will in fact be repaid prior to its stated maturity.

We cannot predict the probability of negative developments affecting any underlying security.

If the certificates are purchased at a discount, their yield to maturity will be reduced by slower than expected payments on the trust assets. If the certificates are purchased at a premium, faster than expected payments will reduce their yield.

If the pass-through rate for any series or class of certificates is based on variable or adjustable interest rates, the yield to maturity of the certificates will be reduced if such variable or adjustable interest rates fall. If any series or class of certificates represents an interest in a pool of underlying securities of different issuers, disproportionate principal payments on underlying securities having higher than average interest rates will reduce the yield on the certificates.

The applicable prospectus supplement for each class or series of certificates will provide additional information regarding yield and maturity considerations applicable to that class or series and the related trust assets, including the underlying securities.

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Description of the Trust Assets, including Credit Support

UNDERLYING SECURITIES

The trust assets for a given series of certificates will not constitute trust assets for any other series or class of certificates. The certificates of each class of a given series will possess an equal and ratable interest in the trust assets for that class. The applicable prospectus supplement may, however, specify that assets constituting trust assets for a given series may be beneficially owned solely by, or deposited solely for the benefit of, one or more classes within such series. In that event, the other classes of that series will not possess any beneficial ownership interest in those specified assets.

Each certificate will represent an ownership interest, as specified for the series or class of certificates, in (a) a designated publicly tradable fixed-income security or a pool of such securities (the "underlying securities"), that are purchased either by the trustee on behalf of the trust or by the depositor (or its affiliates), in the secondary market and deposited into a trust as described in the applicable prospectus supplement, and (b) any other assets related or incidental to the underlying securities, purchased and deposited into a trust either by the trustee on behalf of the trust or by the depositor (or its affiliates). All such other assets for any given series, together with the underlying securities, and any assets obtained through foreclosure or settlement, are referred to as the "trust assets."

A fixed-income security is "publicly tradable" if it has been registered under the Securities Act of 1933 (the "Securities Act") or is exempt from registration. Any underlying securities that are corporate securities, trust preferred securities or foreign government securities and that represent 10% or more of the principal amount of the underlying securities with respect to any series of certificates are referred to as "concentrated underlying securities." The underlying securities will consist of one or more of the following:

PRIVATE SECTOR SECURITIES
Private sector securities will consist of corporate securities, trust preferred securities and asset-backed securities:

- Corporate securities consist of senior or subordinated debt obligations, or investment grade term preferred stock, consisting of one or more of the types of securities described below. Corporate securities may consist of:

     - Publicly tradable fixed-income securities of one or more banks, insurance companies or other corporations or entities organized under the laws of the United States or any state, the District of Columbia or the Commonwealth of Puerto Rico that are subject to the informational requirements of the Securities Exchange Act and that file reports and other information with the SEC or (for some depository institutions) with a federal bank or thrift regulatory agency. If any of these securities is a concentrated underlying security, the depositor must reasonably believe (based on publicly available information) that the issuer is eligible to make a primary offering of common stock on Form S-3 at the time the certificates are offered.

     - Publicly tradable fixed-income securities of one or more foreign private issuers (as defined in Rule 405 under the Securities Act) that are subject to the informational requirements of the Securities Exchange Act and that file reports and other information with the SEC. If any of these securities is a concentrated underlying security, the depositor must reasonably believe (based on publicly available information) that the issuer is eligible to make a primary offering of common stock on Form F-3 at the time certificates are offered.

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- Trust preferred securities are publicly tradable preferred equity securities issued by one or more trusts or other special purpose legal entities established for the purpose of issuing common and preferred equity securities and investing the proceeds in subordinated debt obligations of issuers that are subject, or are wholly-owned subsidiaries of parent companies that are subject, to the informational requirements of the Securities Exchange Act and that file reports and other information with the SEC. In the case of these wholly-owned subsidiaries, the parent companies will have fully and unconditionally guaranteed those obligations on a subordinated or non-subordinated basis. If any of these trust preferred securities is a concentrated underlying security, the depositor must reasonably believe (based on publicly available information) that the guarantor with respect of the trust preferred securities is eligible to make a primary offering of common stock on Form S-3 or Form F-3 at the time the certificates are offered.

  Trust preferred securities generally have economic characteristics that mirror those of the subordinated debt obligations that are the trust's principal assets. Trust preferred securities generally pay dividends at a rate approximately equal to the interest rate on the subordinated debt obligations, and these dividends and interest payments generally are due on or about the same date.

- Asset-backed securities are publicly tradable asset-backed notes or pass-through certificates issued by one or more trusts or other special purpose legal entities with at least $75,000,000 in outstanding securities held by non-affiliates. Asset-backed notes are secured by, and asset-backed pass-through certificates represent an interest in, a fixed or revolving pool of financial assets. Such financial assets will consist primarily of secured or unsecured consumer or other receivables, such as automobile loans or contracts, automobile leases, credit card receivables, home equity or other mortgage loans, trade receivables, inventory loans, equipment leases and other assets that by their terms convert into cash within a limited time period. Asset-backed notes generally are issued pursuant to indentures and asset-backed pass-through certificates generally are issued pursuant to pooling and servicing agreements or trust agreements. A separate servicing agreement typically is executed in connection with asset-backed notes. These servicing agreements, indentures, pooling and servicing agreements and trust agreements collectively are referred to as "asset-backed agreements."

Asset-backed securities deposited as underlying securities will be issued by a trust or other special purpose legal entity that at the time the underlying asset-backed securities are issued (a) is subject to the informational requirements of the Securities Exchange Act and (b) files reports and other information with the SEC.

DOMESTIC GOVERNMENT SECURITIES
Domestic government securities will consist of Treasury securities and GSE securities.

- Treasury securities are securities issued or guaranteed by the United States of America, or by any of its agencies if the full faith and credit of the United States of America is pledged for their payment.

- GSE securities are fixed-income securities issued or guaranteed by one or more of the following U.S. government sponsored entities ("GSEs"): Federal National Mortgage Association, Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Resolution Funding Corporation, Federal Home Loan Banks (to the extent these obligations represent the joint and several obligations of the twelve Federal Home Loan Banks), Tennessee Valley Authority and Federal Farm Credit Banks. These securities generally are exempt from registration under the Securities Act and are not required to be registered under the Securities Exchange Act. Securities issued or guaranteed by any GSE will be included in a trust only if the organization makes publicly available its annual report including financial statements or similar financial information with respect to the organization. Unless otherwise specified in the applicable prospectus supplement, GSE securities are not guaranteed

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  by the United States of America and do not constitute a debt or obligation of the United States of America or any of its agencies or instrumentalities other than the applicable GSE.

FOREIGN GOVERNMENT SECURITIES
Foreign government securities are publicly tradable obligations issued or guaranteed by a foreign government, political subdivision or agency or instrumentality.

MULTILATERAL BANK ISSUERS
A trust may own obligations of one or more multilateral bank issuers. A "multilateral bank issuer" means any one of the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the International Finance Corporation, the European Bank for Reconstruction and Development, or another multilateral development bank that has a comparable volume of outstanding securities and files with the SEC comparable publicly available information, and the securities of which are exempted from registration under the Securities Act.

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PRINCIPAL ECONOMIC TERMS OF UNDERLYING SECURITIES

The applicable prospectus supplement will disclose the name of each underlying securities issuer with respect to the applicable series of certificates. In addition, the applicable prospectus supplement will include a description of the following terms, as applicable, of any concentrated underlying security:

- the title and series of the underlying securities and their aggregate principal amount, denomination and form;

- whether the underlying securities are senior or subordinated to any other obligations of the underlying securities issuer;

- whether the underlying securities are secured or unsecured and, if secured, the nature of any collateral;

- the dates on which, or the range of dates within which, the principal of (and any premium on) the underlying securities will be payable;

- the rate or rates, or the method of determining the rate or rates, at which the underlying securities will bear interest, if any ("underlying securities rate"); the date or dates from which the interest will accrue ("underlying securities interest accrual periods"); and the dates on which the interest will be payable ("underlying securities payment dates");

- the obligation, if any, of the underlying securities issuer to redeem the underlying securities pursuant to any sinking fund or analogous provisions, or the option of a holder, and the periods within which (or the dates on which), the prices at which and the terms and conditions upon which the underlying securities may be redeemed or repurchased, in whole or in part, pursuant to the underlying securities;

- the periods within which (or the dates on which), the prices at which and the terms and conditions upon which the underlying securities may be redeemed, if applicable, in whole or in part, at the option of the underlying securities issuer;

- whether the underlying securities were issued at a price lower than their principal amount (other than by a de minimis amount);

- if other than U.S. dollars, the foreign currency in which the underlying securities are denominated, or in which payment of the principal of and any premium or interest on the underlying securities will be made (the "underlying securities currency"), and the circumstances, if any, when the underlying currency may be changed; and

- any rating of the underlying securities by a securities rating agency.

If a trust is comprised of a pool of underlying securities, the applicable prospectus supplement will, to the extent applicable, describe the composition of the underlying securities pool as of the date that is specified in the applicable prospectus supplement as the cut-off date (the "cut-off date") or closing date (the "closing date"), whichever is applicable to that pool, and, on an aggregate, percentage or weighted average basis, as applicable, the characteristics of the pool with respect to the applicable terms listed above.

PUBLICLY AVAILABLE INFORMATION

In addition to the foregoing, the applicable prospectus supplement will describe, with respect to each concentrated underlying securities issuer, the existence and type of financial reporting information that is made publicly available by the underlying securities issuer. The prospectus supplement will also disclose where and how prospective purchasers of the certificates may obtain the publicly available

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information. This information will typically consist of the underlying securities issuer's annual report, which contains financial statements or similar financial information, and can be obtained from the SEC, if so specified in the applicable prospectus supplement, or from the office of the underlying securities issuer identified in the applicable prospectus supplement.

OTHER TRUST ASSETS

In addition to the underlying securities, the trustee on behalf of the trust or the depositor may also acquire and deposit into a trust other assets related or incidental to the underlying securities or necessary to provide the certificates with their desired economic terms. Furthermore, the trustee, on behalf of the trust, and to the extent described in the applicable prospectus supplement, may enter into hedging contracts and other derivative agreements. The applicable prospectus supplement will, to the extent appropriate, contain disclosure with respect to the trust assets other than the underlying securities that is analogous to the disclosure provided with respect to the underlying securities.

SWAPS, CAPS, FLOORS, OPTIONS, FORWARD CONTRACTS AND CREDIT DERIVATIVES
Any derivative agreements that are included in the trust assets may include, but are not limited to, puts, calls, interest rate, currency, securities, commodity and credit swaps, total return swaps, credit default swaps, caps, floors, collars and options, forward contracts and structured securities with embedded derivatives. Some of the main categories of hedging contracts and derivative agreements that may be deposited into a trust are described below.

The applicable prospectus supplement will specify the amount, type and other relevant terms of each derivative agreement with respect to any such series or class and information with respect to the derivatives counterparties, including financial information with respect to any counterparty providing 20% or more of the cash flow of that series or class, unless the counterparty is subject to the informational requirements of the Securities Exchange Act, in which case this information will be incorporated by reference to the counterparty's public filings under the Securities Exchange Act.

SWAPS
Swaps involve the trust's exchange with another party of their respective commitments to pay or receive amounts computed by reference to specified fixed or floating interest rates, currency rates, securities prices, yields or returns (including baskets of securities or securities indices) or commodity prices, based on a notional principal amount (that is, a reference amount with respect to which such obligations are determined). An example of a swap is an exchange of floating rate interest payments for fixed rate payments. For many types of swaps, no actual exchange of principal occurs, although currency swaps and some other types of swaps involve exchanges of the notional amount at the beginning and end of the transactions. Periodic payments in the same currency due on the same date under the same swap transaction are generally netted so that the party owing the greater aggregate amount pays the difference to the party owing the lesser aggregate amount.

CAPS AND FLOORS
To the extent that a specified rate, price, yield or return exceeds a predetermined level, the purchaser of a cap is entitled to receive payments in the amount of the excess, computed by reference to a notional principal amount, from the party selling the cap. To the extent that a specified rate, price, yield or return declines below a predetermined level, the purchaser of a floor is entitled to receive payments in the amount of the decline computed by reference to a notional principal amount from the party selling the floor.

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OPTIONS
The purchaser of a call option is entitled to purchase the asset that is subject to the call option at the predetermined strike price. The purchaser of a put option is entitled to require the issuer of the put option to purchase the asset that is subject to the put option at a predetermined strike price. Options are sold on various securities, such as bonds, equities, currencies and commodities. Options can be structured as securities, such as warrants, or can be embedded in securities. Commodity-linked or equity-linked bonds are securities with embedded option characteristics. Options may be settled by physical delivery or cash payment.

FORWARD CONTRACTS
Forward contracts involve the purchase and sale of a specified security, commodity, currency or other financial instrument at a specified price and date in the future, and may be settled by physical delivery or cash payment. Forward contracts may also be embedded in other instruments such as notes or warrants.

CREDIT DERIVATIVES
Credit derivatives involve swap and option contracts designed to permit a party to assume or lay off credit risk on loans, debt securities or other assets (the "reference assets"), or in relation to a particular company, organization or country (the "reference entity"), without being required to actually purchase or sell the reference assets. Credit derivatives may also be embedded in other instruments such as notes or warrants. Credit derivatives give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive or make a payment from the other party, upon the occurrence of specified credit events relating to the referenced assets or reference entity. If a specified credit event occurs, the trust may be entitled to receive payments from, or may be required to make payments to, the swap counterparty, generating either a loss or a gain for the trust under the credit derivative transaction under which the credit event occurred.

Under a credit default swap agreement in which the trust acts as "protection seller," for example, the trust would agree, in return for a fee, to assume the payment default or other credit risk on a security, loan or other payment obligation that is not owned by the trust (a "reference obligation") or on the obligations of a reference entity generally. If a payment default or other specified credit event occurs with respect to the reference obligation or reference entity, the trust would suffer a loss. This would result from (a) a provision requiring the trust to pay the counterparty the difference between the face amount of a reference obligation and its then current market value, which difference the trust would have to pay from the proceeds of the sale of some or all the trust assets, (b) a provision requiring the trust to pay the face amount of the reference obligation to the counterparty in exchange for physical delivery to the trust of the reference obligation, which would then either be distributed in kind to certificate holders or sold (and the proceeds distributed) or (c) other provisions set forth in the applicable prospectus supplement with similar economic effect. Similarly, if so provided in the applicable prospectus supplement, a trust may enter into a put option arrangement pursuant to which the trust will agree to purchase a reference obligation for a predetermined price upon the occurrence of a payment default by, or other specified credit event with respect to, the issuer of the reference obligation, thus assuming the risk of loss on the reference obligation.

Reference obligations will be securities of the same types as the underlying securities described in this prospectus, or will be loans made to, or other payment obligations of, entities whose debt obligations are eligible to be underlying securities. The applicable prospectus supplement will include information regarding reference obligations and their issuers that is analogous to that provided with respect to underlying securities.

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CREDIT SUPPORT
As specified in the applicable prospectus supplement, the trust assets for a series or class of certificates may include, or the holders of any series or class may have the benefit of, credit support. Credit support may be provided by any combination of the following means or any other means described in the applicable prospectus supplement. The applicable prospectus supplement will set forth whether the trust assets include, or the holders of the series or class have the benefit of, credit support. If so, it will specify the amount, type and other relevant terms of each element of credit support with respect to any such series or class and information with respect to the obligors of each element, including financial information with respect to any obligor providing credit support for 20% or more of the aggregate principal amount of that series or class, unless the obligor is subject to the informational requirements of the Securities Exchange Act.

Any forms of credit support that are solely for the benefit of a given class will be limited to the extent necessary to make required distributions to the certificate holders of such class or as otherwise specified in the applicable prospectus supplement. In addition, if so provided in the applicable prospectus supplement, the obligor of any other forms of credit support may be reimbursed for amounts paid pursuant to the credit support out of amounts otherwise payable to one or more of the unsupported classes of the certificates of such series.

SUBORDINATION
As discussed below under "--Collections," the rights of the holders of a class of certificates to receive collections from the relevant trust and any credit support obtained for the benefit of the holders of a class may be subordinated to the rights of the holders of one or more other classes of that series to the extent described in the applicable prospectus supplement. Subordination accordingly provides some additional credit support to holders of the more senior classes. For example, if losses are realized during a given period on the trust assets such that the collections received on the trust assets are insufficient to make all distributions on the certificates of the series, those realized losses will be allocated to the holders of the class or classes of that series that are subordinated to another class, to the extent and in the manner provided in the applicable prospectus supplement. In addition, if the applicable prospectus supplement says so, some amounts otherwise payable to holders of any class that is subordinated may instead be required to be deposited into a reserve account. Amounts held in any reserve account may be applied as described below under "--Reserve Accounts" and in the applicable prospectus supplement.

LETTER OF CREDIT; FINANCIAL GUARANTY INSURANCE POLICY
The holders of any series or class may, if specified in the applicable prospectus supplement, have the benefit of a letter or letters of credit issued by a bank (a "letter of credit bank") or a financial guaranty insurance policy or policies issued by a financial guaranty insurance company (an "insurer"). In either case, the trustee or other person specified in the applicable prospectus supplement will use reasonable efforts to cause the letter of credit or the insurance policy, as the case may be, to be obtained, to be kept in full force and effect (unless coverage has been exhausted through payment of claims) and to timely pay the related fees or premiums unless, as described in the applicable prospectus supplement, the payment of such fees or premiums is otherwise provided for. The trustee or other person specified in the applicable prospectus supplement will make, or cause to be made, draws under the letter of credit or the insurance policy, as the case may be, under the circumstances and to cover the amounts specified in the applicable prospectus supplement. Any amounts otherwise available under the letter of credit or the insurance policy will be reduced to the extent of any prior unreimbursed draws. The applicable prospectus supplement will describe the manner, priority and source of funds by which any draws are to be repaid.

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DESCRIPTION OF THE TRUST ASSETS, INCLUDING CREDIT SUPPORT
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If specified in the applicable prospectus supplement, if the letter of credit bank or the insurer ceases to satisfy any credit rating or other applicable requirements specified in the applicable prospectus supplement, the trustee or other person specified in the applicable prospectus supplement will use its reasonable efforts to obtain or cause to be obtained a substitute letter of credit or insurance policy, as applicable, or other form of credit enhancement providing similar protection, that meets such requirements and provides the same coverage to the extent available for the same cost. There can be no assurance that any letter of credit bank or any insurer, as applicable, will continue to satisfy such requirements or that it will be possible to obtain any such substitute letter of credit, insurance policy or similar credit enhancement that provides equivalent coverage for the same cost. To the extent it is not available, the credit support otherwise provided by the letter of credit or the insurance policy (or similar credit enhancement) may be reduced to the level otherwise available for the same cost as the original letter of credit or insurance policy.

RESERVE ACCOUNTS
If provided in the applicable prospectus supplement, the trustee or another person specified in the prospectus supplement will deposit or cause to be deposited into an account maintained with an eligible institution (which may be the trustee) (a "reserve account") any combination of cash or permitted investments in specified amounts. These amounts will be applied and maintained in the manner and under the conditions specified in the applicable prospectus supplement. In the alternative or in addition to this initial deposit, a reserve account may be funded through the application of a portion of collections received on the trust assets for the series, in the manner and priority specified in the applicable prospectus supplement. Amounts deposited in the reserve account may be distributed to holders of a specified class or group of classes within the series, or may be used for other purposes, in the manner and to the extent provided in the applicable prospectus supplement. Amounts deposited in any reserve account will be invested in permitted investments by, or at the direction of, the trustee, the depositor or another person named in the applicable prospectus supplement.

COLLECTIONS

The trust agreement will establish procedures by which the trustee or another person specified in the prospectus supplement will be obligated, for the benefit of the holders of each series of certificates, to administer the related trust assets, including making collections of all payments, and depositing the collections into a segregated account maintained or controlled by the applicable trustee for the benefit of that series (each a "collection account"). The trustee will make all determinations, as to the appropriate application of such collections and other amounts available for distribution.

Amounts in the collection account will first be applied to the payment of any administrative or collection or other expenses of the trust expenses and then to credit support-related ongoing fees (such as insurance premiums, letter of credit fees or any required account deposits), then to deposits in any reserve account, payments due under any swaps, derivatives or other contracts to which the trust is a party and then to the payment of amounts then due and owing on the certificates of the series and classes within the series, all in the manner and according to the priorities described in the applicable prospectus supplement. The applicable prospectus supplement will specify the collection periods, if applicable, and distribution dates for a given series of certificates and the particular requirements relating to the segregation and investment of collections received on the trust assets during a given collection period or on or by specified dates. There can be no assurance that amounts received from the trust assets, including any credit support obtained for the benefit of certificate holders for a particular series or class of certificates, over a specified period will be sufficient, after payment of all prior expenses and fees for that period, to pay amounts then intended to be distributed to holders of such certificates. The applicable prospectus supplement will also set forth the manner and priority by which any realized loss will be allocated to the classes of any series of certificates, if applicable.

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DESCRIPTION OF THE TRUST ASSETS, INCLUDING CREDIT SUPPORT
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If specified in the applicable prospectus supplement, the trustee will be entitled to withdraw or cause to be withdrawn from the collection account, prior to the distribution of the proceeds to certificate holders, amounts representing its normal administrative compensation on the trust assets and unreimbursed administrative expenses incurred with respect to the trust assets. Furthermore, all liabilities of the trust must be satisfied before any amounts are distributed to the certificate holders. However, the trust is not expected to have any liabilities at such time.

The relative priorities of distributions with respect to collections from the trust assets assigned to each class of a given series of certificates may permanently or temporarily change over time upon the occurrence of circumstances specified in the applicable prospectus supplement. Moreover, the applicable prospectus supplement may specify that the relative distribution priority assigned to each class of a given series for purposes of payments of some amounts, such as principal, may be different from the relative distribution priority assigned to that class for payments of other amounts, such as interest or premium.

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Description of the Trust Agreement

A separate trust will be created to issue each series of certificates, pursuant to a separate trust agreement between the depositor and the trustee. The trust agreement will govern the related series of certificates and will be qualified under the Trust Indenture Act of 1939. The following summary of material provisions of the trust agreement and the certificates is not complete, and is qualified in its entirety by reference to the more detailed provisions of the form of trust agreement that is filed as an exhibit to the registration statement of which this prospectus forms a part. The applicable prospectus supplement for certificates of a series will describe any material provision of the trust agreement or the certificates that is not described in this prospectus.

ASSIGNMENT OF TRUST ASSETS

When any series of certificates is issued, the trustee on behalf of the trust, or the depositor, will acquire and transfer the underlying securities and any other trust assets specified in the applicable prospectus supplement to the trust. However, any retained interest and any retained call rights will not be transferred to the trust (see "--Retained Interest" and "--Retained Call Options and Retained Call Rights"). If specified in the applicable prospectus supplement, the trustee will, concurrently with the assignment, deliver or cause to be delivered the certificates to the depositor in exchange for the trust assets or the funds necessary to acquire the trust assets. Each trust asset will be identified in a schedule attached as an exhibit to the trust agreement and the applicable prospectus supplement. The schedule will include the information with respect to the trust assets specified under "Description of the Trust Assets, including Credit Support" above.

COLLECTION AND OTHER ADMINISTRATIVE PROCEDURES

With respect to any series of certificates, the trustee, directly or through its agents, will make reasonable efforts to collect all scheduled payments under the trust assets and will follow, or cause to be followed, any collection procedures that it would follow with respect to comparable financial assets that it held for its own account. However, these procedures must be consistent with the trust agreement and any related instrument governing the underlying securities, any credit support for the trust assets (collectively, the "credit support instruments") and any other trust assets. Except as otherwise described in the applicable prospectus supplement, the trustee will not be required to expend or risk its own funds or to otherwise incur personal financial liability.

REALIZATION UPON DEFAULTED TRUST ASSETS

The trustee will present claims under each applicable credit support instrument, and will take such normal and customary steps as necessary to receive payment or to permit recovery under those instruments with respect to defaulted trust assets.

The trustee will be obligated to follow or cause to be followed normal and customary practices and procedures as it deems necessary or advisable to recover upon the defaulted trust asset. However, it will not be required to expend or risk its own funds or otherwise incur personal financial liability. If the proceeds of any liquidation of the defaulted trust asset are less than the sum of (a) the outstanding principal amount of the defaulted trust asset, (b) interest accrued on the asset at the applicable interest rate and (c) the aggregate amount of expenses incurred by the trustee or its agents in connection with the collection proceedings to the extent reimbursable from the assets of the trust under the trust agreement, and not reimbursed to the trustee by the depositor in accordance with the depositor's obligations under the trust agreement, the trust will realize a loss in the amount of the difference. If

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DESCRIPTION OF THE TRUST AGREEMENT
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specified in the applicable prospectus supplement, the trustee will be entitled to withdraw or cause to be withdrawn from the related collection account out of the net proceeds recovered on any defaulted trust asset, prior to the distribution of the proceeds to certificate holders, amounts representing its normal administrative compensation on the trust assets and unreimbursed administrative expenses incurred with respect to the trust assets.

TRUSTEE'S COMPENSATION; PAYMENT OF EXPENSES

The applicable prospectus supplement will specify the amount of the trustee's compensation payable by the trust, if any, or if the trustee's compensation is to be payable by any other person, and the priority of the trustee's claim on collections on the trust assets for payment of its compensation with respect to the relevant series of certificates.

To the extent specified in the applicable prospectus supplement, the depositor will reimburse the trustee for its reasonable out-of-pocket expenses, including payment of reasonable fees and disbursements of the trustee's accountants and counsel, collection costs and any other expenses described in the prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, if the trustee has received any amount from DTC in respect of distributions on the underlying securities or any other trust asset or agreement to which the trust is a party and DTC, pursuant to the terms of the depositary agreement in respect of the underlying securities, requires that the trustee repay such amounts, the trustee shall have the right to reimbursement of such amounts, from the certificate holders with respect to any such amounts distributed to certificate holders, and from the swap counterparty with respect to any such amounts distributed to the swap counterparty.

MATTERS REGARDING THE TRUSTEE

The trust agreement for each series will provide that neither the trustee nor any director, officer, employee or agent of the trustee will incur any liability under the trust agreement except for its own negligent action, negligent failure to act or its own willful misconduct or bad faith. Unless otherwise specified in the applicable prospectus supplement, the trust agreement provides that the trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification by the depositor and will be held harmless against any loss, liability or reasonable expense (including attorney's fees) that results from any legal action relating to the administration of the trust and the performance of its duties under the trust agreement, other than any loss, liability or expense incurred by reason of the trustee's own willful misconduct, negligence or bad faith in the performance of the trustee's duties under the trust agreement. In addition, the trust agreement will provide that except as specifically provided, the trustee will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the trust agreement or which in its opinion may involve it in any expense or liability unless the trustee has received indemnification satisfactory to it. The applicable prospectus supplement will describe how legal expenses and costs of these actions and any resulting liability resulting will be paid or otherwise be allocated.

REMEDIES OF CERTIFICATE HOLDERS

Any holder of certificates of a series may institute any proceeding with respect to the certificates or the applicable trust agreement only if the following conditions are satisfied:

- the holder must have given the trustee written notice of a continuing breach of the trust agreement or an event of default in respect of the underlying securities;

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DESCRIPTION OF THE TRUST AGREEMENT
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- the holders of certificates evidencing not less than the percentage specified in the applicable prospectus supplement have made a written request to the trustee to institute the proceeding in its own name as trustee;

- for 15 days the trustee must have neglected or refused to institute the requested proceeding; and

- the holders of certificates evidencing not less than the percentage specified in the applicable prospectus supplement have not given an inconsistent direction to the trustee during the 15-day period.

The trustee, however, is under no obligation to exercise any of the rights or powers vested in it by the trust agreement or to make any investigation of related matters or to institute, conduct or defend any litigation under or in relation to the trust agreement at the request, order or direction of any of the holders of certificates covered by the trust agreement, unless the holders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee.

MODIFICATION AND WAIVER

Unless otherwise specified in the applicable prospectus supplement, the trust agreement for each series of certificates may be amended by the depositor and the trustee with respect to that series without notice to or consent of the holders of any certificates, for some purposes including:

- to cure any error or ambiguity;

- to correct or supplement any provision in the trust agreement that is inconsistent with any other provision in the trust agreement;

- to add or supplement any credit support for the benefit of any holders of certificates, except that if any such addition affects any class of holders differently from any other class of certificate holders, then the depositor must obtain an opinion of counsel stating that the addition will not have a material adverse effect on the interests of any affected class of certificate holders and the trust must have received an opinion of counsel that the addition will not adversely affect the classification of the trust for federal income tax purposes;

- to add to the covenants, restrictions or obligations of the depositor or the trustee for the benefit of the certificate holders;

- to provide for the appointment of a successor trustee to the trustee or for the appointment of more than one trustee;

- to add, change or eliminate any other provisions with respect to matters or questions arising under the trust agreement, so long as (a) the addition, change or elimination does not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the certificate holders or holders of any retained call options or retained call rights, (b) the addition, change or elimination will not, as evidenced by an opinion of counsel, adversely affect the intended classification of the trust for federal income tax purposes or result in a sale or exchange of any certificate for tax purposes and (c) the trustee has received written confirmation from each rating agency that has rated any certificates that the amendment will not cause the rating agency to reduce or withdraw the then current rating of any certificates; or

- to comply with any requirements imposed by the Internal Revenue Code.

In addition, the trust agreement may (if confirmation has been received from each rating agency rating any class of certificates that the amendment will not result in a reduction or withdrawal of that class of certificates) be amended by the depositor and the trustee, with the consent of the holders of

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certificates whose certificates evidence more than 50% of the voting rights of the outstanding certificates, to add any provision to or change or eliminate any provision of the trust agreement or to modify in any manner the rights of those certificate holders. However, if the amendment would materially adversely affect any class of certificates, or the rating of any class of certificates by any rating agency that has rated the certificates at the request of the depositor, the required percentage of votes of the affected class specified in the related trust agreement will be specified in the applicable prospectus supplement.

No amendment to the trust agreement may (a) reduce in any manner the amount of, or alter the timing of, collections of payments on trust assets or distributions or payments which are required to be made on any certificate, (b) reduce the required percentage of voting rights specified above required for the consent to any such amendment (c) as evidenced by an opinion of counsel, adversely affect the intended classification of the trust for federal income tax purposes, (d) cause the termination of the trust without, in each case, the consent of the holders of all outstanding certificates issued pursuant to the trust agreement, or (e) change any provisions relating to any retained call options or retained call rights that would adversely affect the holders of any retained call options or retained call rights without the consent of all of the holders of any retained call options or retained call rights without the consent of all of the holders of any retained call options or retained call rights.

Unless the applicable prospectus supplement specifies a different required percentage, or otherwise provides, holders of certificates evidencing more than 50% of the voting rights in respect of the outstanding certificates with respect to those certificates of the voting rights of a given class may, on behalf of all holders of that class, (a) waive, with respect to that class, compliance by the depositor or the trustee with any restrictive provision of the trust agreement before the time for compliance and (b) waive any past default under the trust agreement with respect to certificates of that class, except that the consent of the holders of each outstanding certificate will be required to waive either a default in the failure to distribute amounts received as principal of and any premium or any interest on any certificate or a default in respect of a covenant or provision the amendment of which would require the consent of the holder of each outstanding certificate.

REPORTS TO CERTIFICATE HOLDERS; NOTICES

REPORTS TO CERTIFICATE HOLDERS
Unless otherwise specified in the applicable prospectus supplement, on the next business day following each distribution to certificate holders of any series or class of certificates or as soon after each distribution date as practicable, the trustee will prepare and forward or cause to be prepared and forwarded to each certificate holder (and to any option agent in respect of any retained call options or retained call rights), to the depositor and to any other parties specified in the trust agreement for that series, a statement setting forth:

- the amount of the distribution to holders of that class that is allocable to principal of or any interest or premium on the certificates of that class, and the aggregate amount of unpaid interest as of that distribution date;

- in the case of floating rate certificates, the pass-through rate applicable to that distribution date, as calculated in accordance with the method specified in the applicable prospectus supplement;

- if compensation is received by the trustee from the trust, the amount of compensation received by the trustee for the period relating to that distribution date and other customary information that the trustee deems necessary or desirable to enable certificate holders to prepare their tax returns;

- the aggregate stated principal amount or, if applicable, notional principal amount of the trust assets and the current interest rate (or weighted average interest rate) on the trust assets at the close of business on that distribution date;

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DESCRIPTION OF THE TRUST AGREEMENT
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- if applicable, the current rating of the applicable trust assets assigned by each rating agency then rating the certificates;

- the aggregate certificate principal balance or aggregate notional amount, if applicable, of each class of certificates (including any class of certificates not offered to the public) at the close of business on that distribution date, separately identifying any reduction in the aggregate certificate principal balance or aggregate notional amount due to the allocation of any realized losses or otherwise; and

- as to any series or class for which credit support has been obtained, the amount of credit support available as of the close of business on that distribution date.

In the case of information furnished pursuant to the first and third paragraphs listed above, the amounts must be expressed as a U.S. dollar amount (or its equivalent in any other specified currency) per minimum denomination of certificates or for another specified portion. Within a reasonable period of time after the end of each calendar year, the trustee must furnish to each person who at any time during the calendar year was a certificate holder a statement containing the information set forth in the first and fourth paragraphs listed above, aggregated for that calendar year or the applicable portion of the calendar year during which the person was a certificate holder. This obligation of the trustee will be deemed to have been satisfied to the extent that substantially comparable information has been provided by the trustee pursuant to any requirements of the Internal Revenue Code as are from time to time in effect.

NOTICES
Any notice required to be given to a holder of a registered certificate will be mailed to the address of such holder set forth in the applicable certificate register. As noted above, for as long as DTC is the sole registered holder, all notices will be sent to DTC. See "Description of the Certificates--Global Securities; Holdings in Street Name."

ANNUAL COMPLIANCE STATEMENT

If specified in the applicable prospectus supplement, the trust agreement will provide that a firm of independent public accountants will furnish an annual statement to the trustee to the effect that the firm has examined documents and records relating to the administration of the trust assets during the related 12-month period (or, in the case of the first such report, the period beginning on the original issue date). This report will provide the firm's findings, based on these procedures, as to whether the administration was conducted in compliance with the terms of the trust agreement. The report will identify any exceptions found during the examination. The report will not be an audit.

If specified in the applicable prospectus supplement, the trust agreement will also require the trustee to deliver to the depositor, on or before February 15th of each year, an annual statement signed by an officer of the trustee to the effect that the trustee has fulfilled its obligations under the trust agreement throughout the preceding year with respect to the certificates issued pursuant to the trust agreement.

Copies of the annual accountants' statements, if any, and the statement of the officers of the trustee may be obtained by certificate holders without charge upon written request to the trustee at the address provided in the applicable prospectus supplement.

REPLACEMENT CERTIFICATES

If a certificate is mutilated, destroyed, lost or stolen, it may be replaced at the corporate trust office or agency of the applicable trustee in the City and State of New York (if the trust is a New York trust) or in the City of Wilmington, Delaware (if the trust is a Delaware trust), or any other location specified

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in the applicable prospectus supplement, upon payment by the holder of any expenses incurred by the trustee in connection with the replacement and the furnishing of such evidence and indemnity as the trustee or the depositor may require. Mutilated certificates must be surrendered before new certificates will be issued.

RETAINED INTEREST

The prospectus supplement for a series of certificates will specify whether the depositor or any other party will retain any ownership, beneficial or security interest in a portion of, the underlying securities to be deposited into the related trust (the "retained interest"), which retained interest will not be part of the trust assets. If there is a retained interest, the interest will be established on an asset-by-asset basis and will be specified in the trust agreement or an exhibit to the trust agreement. Payments in respect of the retained interest will be deducted from payments received on the underlying security related to the retained interest and, in general, will not be property of the related trust or available to the certificate holders. Unless otherwise specified in the applicable prospectus supplement, any partial recovery on an underlying security will be applied pro rata to the retained interest and the portion of the underlying security deposited into the trust.

RETAINED CALL OPTIONS AND RETAINED CALL RIGHTS

If specified in the applicable prospectus supplement, as a condition to its purchase of a certificate, each certificate holder may be required to grant to the depositor the option (each, a "call option") to repurchase its certificates or the depositor or another specified party may retain the right (a "retained call right") to repurchase the underlying securities to be deposited into the related trust, which retained call right will not be part of the trust assets. The transferability of each call option, the conditions, if any, to exercise of each call option and the call price of each call option will be specified in the applicable prospectus supplement. If there are retained call rights, these will be established on an asset-by-asset basis and will be specified in the applicable trust agreement or in an exhibit thereto, and the exercise price of the retained call rights will be at least equal to the principal balance of the certificates plus any accrued interest, and the proceeds will be distributed by the trustee to the certificate holders.

TERMINATION

The trust agreement will terminate and the trust will dissolve, wind-up and terminate 30 days after the final distribution by the trustee of all moneys or other property or proceeds of the underlying securities and other trust assets including the proceeds of any repurchase of all the underlying securities by the issuer of such securities due to the exercise of its retained call rights with respect to the underlying securities or any sale or other liquidation of the trust assets, in each case in accordance with the terms of the trust agreement. The termination may occur following the scheduled maturity of the underlying securities, as a result of a trust liquidation event, as described under "Trust Liquidation Events" above, or the exercise of the retained call options or retained call rights. In no event, however, will any trust continue beyond the date specified in the applicable prospectus supplement. Written notice of termination of a trust will be provided to each certificate holder, to the depositor and to any other party specified in the trust agreement as described above under "--Reports to Certificate Holders; Notices--Notices." The final distribution on the related certificates will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee, which will be specified in the notice of termination.

Upon the occurrence of a trust liquidation event that causes a liquidation of some but not all of the underlying securities, the trustee will effect that partial liquidation as provided in the related prospectus supplement. In the case of any other trust liquidation event, all trust assets will be

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liquidated and, following the distribution of the proceeds of the liquidation, the trust will terminate. See "Description of the Trust Agreement--Trust Liquidation Events" in the prospectus supplement.

DUTIES OF THE TRUSTEE

The trustee will make no representations as to the validity or sufficiency of the trust agreement, the certificates of any series or any trust asset, credit support or related document. The trustee for a series is required to perform only those duties that are specifically required under the trust agreement with respect to that series. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine those documents and to determine whether they conform to the applicable requirements of the trust agreement.

THE TRUSTEE

The trustee, and co-trustee, if any, for any given series of certificates under the trust agreement will be named in the applicable prospectus supplement. The commercial bank, national banking association or trust company serving as trustee and co-trustee, if any, will be unaffiliated with the depositor, but it may have normal banking relationships with the depositor and its affiliates. The address of the trustee's, and the co-trustee's, if any, corporate trust office will be either the address specified in the applicable prospectus supplement or any other address that the trustee, or if applicable, the co-trustee designates from time to time by notice to the certificate holders and the depositor.

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Currency Risks

EXCHANGE RATES AND EXCHANGE CONTROLS

An investment in a certificate with a specified currency other than U.S. dollars entails significant risks for investors whose base currency is the U.S. dollar. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the specified currency and the possibility that foreign exchange controls could be imposed or modified with respect to the specified currency. These risks depend on factors over which the depositor has no control, such as economic and political events and the supply of and demand for the relevant currencies.

In recent years, rates of exchange between the U.S. dollar and some other currencies have been highly volatile, and this level of volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any certificate. Depreciation of the specified currency for a certificate against the U.S. dollar would result in a decrease in the effective yield of such certificate below its pass-through rate and, in some circumstances, could result in a loss to the investor on a U.S. dollar basis.

Governments have from time to time imposed, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency for making distributions in respect of certificates denominated in that currency. There can be no assurance that exchange controls will not restrict or prohibit distributions of principal, premium or interest in any specified currency. Even if there are no actual exchange controls, it is possible that, on a distribution date with respect to any particular certificate, the currency in which amounts then due to be distributed would not be available. In that event, such payments will be made in the manner set forth below under "--Inability to Pay in Specified Currency" or as otherwise specified in the applicable prospectus supplement.

YOU SHOULD CONSULT YOUR FINANCIAL AND LEGAL ADVISORS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN CERTIFICATES DENOMINATED IN A CURRENCY OTHER THAN U.S. DOLLARS. THESE TYPES OF CERTIFICATES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE NOT SOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

The information provided in this prospectus is directed to prospective purchasers of certificates who are United States residents. The applicable prospectus supplement for some issuances of certificates may provide information applicable to prospective purchasers who are residents of countries other than the United States with respect to matters that may affect the purchase or holding of, or receipt of distributions of principal, premium or interest in respect of, the certificates.

Any prospectus supplement relating to certificates with a specified currency other than U.S. dollars will contain information concerning the historical exchange rates for that currency against the U.S. dollar, a description of such currency, any exchange controls affecting the currency and any other relevant information about the currency.

FOREIGN CURRENCY JUDGMENTS

Unless otherwise specified in the applicable prospectus supplement, the certificates will be governed by and construed in accordance with the law of the State of New York. The New York Judiciary Law

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CURRENCY RISKS
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provides that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation and converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree. There will be no provision for any further payments if exchange rates continue to change after the judgment is rendered.

UBS AG

OVERVIEW

UBS AG and subsidiaries ("UBS") comprise one of the world's leading financial firms, serving a discerning global client base. As an organization, it combines financial strength with a global culture that embraces change. As an integrated firm, UBS creates added value for clients by drawing on the combined resources and expertise of all its businesses.

UBS is the world's leading wealth management business, a global investment banking and securities firm with a strong institutional and corporate client franchise, a key asset manager and, with roughly a quarter of the Swiss lending market, the market leader in Swiss corporate and individual client banking.

On December 31, 2003, UBS employed approximately 66,000 people. With headquarters in Zurich, Switzerland and Basel, Switzerland, UBS operates in over 50 countries and from all major international centers.

UBS is managed through four Business Groups and its Corporate Center, each of which is summarized below.

Further information about UBS, including more detailed descriptions of the Business Groups and Corporate Center, is contained in UBS AG's Annual Report on US Securities and Exchange Commission Form 20-F for the year ended December 31, 2003 (the "Form 20-F"), which is incorporated by reference into this prospectus.

WEALTH MANAGEMENT & BUSINESS BANKING

Wealth Management provides a comprehensive range of products and services individually tailored for wealthy clients around the world via its global branch network and through financial intermediaries. With CHF 701 billion in invested assets on December 31, 2003, more than 140 years of wealth management experience and an extensive branch network comprising 112 offices in Switzerland and 56 offices around the world, it is the world's largest private bank.

Business Banking Switzerland is the leading bank in Switzerland. At the end of 2003, it had around 3.5 million individual client accounts, and relationships with around some 150,000 corporate clients, including institutional investors, public entities and foundations based in Switzerland, as well as 3,000 financial institutions worldwide. Clients have invested assets of CHF 212 billion with Business Banking. With a total loan book of CHF 139 billion on December 31, 2003, it leads the Swiss lending and retail mortgage market.

GLOBAL ASSET MANAGEMENT

The Global Asset Management business is one of the world's leading asset managers, providing investment management solutions to private clients, financial intermediaries and institutional investors. It is distinguished by its integrated global investment processes and the breadth, depth and scope of investment capabilities which enable it to offer investment solutions in nearly every major asset class. Invested assets totaled CHF 574 billion on December 31, 2003, making it one of the largest global institutional asset managers, the second largest mutual fund manager in Europe, and the largest mutual fund manager in Switzerland.

UBS AG
--------------------------------------------------------------------------------

INVESTMENT BANK

UBS's Investment Bank operates globally as a client-driven investment banking and securities firm. Its salespeople, research analysts and investment bankers provide products and services to the world's key institutional investors, intermediaries, banks, insurance companies, corporations, sovereign governments, supranational organizations and private investors. For both its own corporate and institutional clients and the individual clients of other parts of UBS, the Investment Bank provides product innovation, research and advice, and comprehensive access to the world's capital markets.

WEALTH MANAGEMENT USA

Wealth Management USA is one of the biggest US wealth managers. With CHF 634 billion in invested assets and nearly 2 million private client relationships, its focus is on wealth management services to the core affluent (clients with more than USD 500,000 in investable assets) and to high net worth individuals (clients with more than USD 5 million in investable assets). It has almost 7,800 financial advisors in 366 branch office locations that build and maintain consultative relationships with their clients.

CORPORATE CENTER

UBS's portfolio of businesses is planned and managed for the long-term maximization of shareholder value. Corporate Center creates sustainable value for shareholders and stakeholders by partnering with the Business Groups to ensure that the firm operates as an effective and integrated whole with a common vision and set of values.

CORPORATE INFORMATION

The legal and commercial name of the company is UBS AG. The company was incorporated under the name SBC AG on February 28, 1978 for an unlimited duration and entered in the Commercial Register of Canton Basle-City on that day. On December 8, 1997, the Company changed its name to UBS AG. The company in its present form was created on June 29, 1998 by the merger of Union Bank of Switzerland (founded 1862) and Swiss Bank Corporation (founded 1872). UBS AG is entered in the Commercial Registers of Canton Zurich and Canton Basle-City. The registration number is CH-270.3.004.646-4.

UBS AG is incorporated and domiciled in Switzerland and operates under Swiss Company Law and Swiss Federal Banking Law as an Aktiengesellschaft, a corporation that has issued shares of common stock to investors.

The address and telephone number of UBS AG's two registered offices and principal places of business are: Bahnhofstrasse 45, CH-8098 Zurich, Switzerland, telephone +41-1-234 11 11; and Aeschenvorstadt 1, CH-4051 Basel, Switzerland, telephone +41-61-288 20 20.

UBS AG shares are listed on the SWX Swiss Exchange and traded through virt-x which is majority owned by the SWX Swiss Exchange. They are also listed on the New York Stock Exchange and on the Tokyo Stock Exchange.

UBS AG
--------------------------------------------------------------------------------

CAPITALIZATION OF UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Financial Reporting Standards and translated into U.S. Dollars.

                                                                CHF         USD
AS OF MARCH 31, 2004                                            (In millions)
-------------------------------------------------------------------------------
Debt
  Short Term Debt Issued(1).................................  106,113    83,754
  Long Term Debt Issued(1)..................................   60,773    47,968
                                                              -------   -------
  Total Debt Issued.........................................  166,886   131,722
Minority Interest(2)........................................    4,606     3,635
Shareholders' Equity........................................   37,602    29,679
                                                              -------   -------
Total Capitalization........................................  209,094   165,036
                                                              =======   =======

------------
(1) Includes Money Market Paper and Medium Term Notes as per Balance Sheet position.

(2)  Includes Trust preferred securities.

Swiss francs (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.78929.

WHERE YOU CAN FIND MORE INFORMATION

UBS AG is subject to the informational requirements of the Securities Exchange Act and files reports and other information with the SEC under File No. 1-15060. You may read and copy any reports, statements and other information that UBS AG files with the SEC (i) over the Internet at the SEC's website at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the SEC; (ii) at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at 233 Broadway, New York, New York 10279, and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; (iii) at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005; (iv) at the American Stock Exchange LLC, 86 Trinity Place, New York, New York 10006; (v) over the Internet at UBS AG's web site at http://www.ubs.com/investor-relations; and (vi) at no cost, upon request to UBS AG, Investor Relations G41B, P.O. Box, CH-8098 Zurich, Switzerland, Phone:
011-41-1-234-41-00, Fax: 011-44-1-234-34-15, E-mail:
SH-investorrelations@ubs.com.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are incorporating by reference in this prospectus UBS AG's (a) Annual Report on Form 20-F for the year ended December 31, 2003, which UBS AG filed with the SEC on March 31, 2004 and (b) Forms 6-K filed with the SEC on April 22, 2004, May 4, 2004 and May 11, 2004. We are also incorporating all subsequent reports that UBS AG files with the SEC on Form 20-F under the Securities Exchange Act after the date of this prospectus and prior to the termination of the offering of the certificates. We may also incorporate any reports on Form 6-K that UBS AG submits to the SEC after the date of this prospectus and prior to the termination of the offering of the certificates if the Form 6-K filing specifically states that it is incorporated by reference into this prospectus or into registration statements that UBS AG files with the SEC. Information that UBS AG files with or submits to the SEC later will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus.

UBS AG
--------------------------------------------------------------------------------

As a recipient of this prospectus, you may request a copy, at no cost, of any or all of the document(s) we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling UBS AG at: UBS AG, Investor Relations G41B, P.O. Box, CH-8098 Zurich, Switzerland, Phone: 011-41-1-234-41-00, Fax:
011-41-1-234-34-15, E-mail: SH-investorrelations@ubs.com, Internet: www.ubs.com/investor-relations.

EXPERTS

The consolidated balance sheets of UBS AG at December 31, 2003 and 2002 and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the three years in the period ended December 31, 2003 incorporated by reference into this prospectus have been audited by Ernst & Young Ltd., independent auditors, as set forth in their report thereon incorporated by reference into this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------

United States Federal Income Tax Consequences

The applicable prospectus supplement for each series will contain a general discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the certificates by a holder of certificates. These consequences will depend on the terms of the certificates and whether the trust is classified as a grantor trust, as a partnership or otherwise for federal income tax purposes, and will also depend on the trust assets relating to the certificates. The trust agreement for each series will include provisions appropriate to the particulars of the transaction and to the relevant United States federal income tax classification of the trust and related certificates.

Unless otherwise specified in the applicable prospectus supplement, it is generally anticipated that, for United States federal income tax purposes, each trust will be classified as a grantor trust, and not as a partnership or as an association or publicly traded partnership taxable as a corporation, and the certificates will be treated as evidencing an undivided ownership interest in the trust assets.

With respect to each series of certificates, the trust for that series will be provided with an opinion of Sullivan & Cromwell LLP, special federal tax counsel to the depositor and the trust, regarding the United States federal income tax classification of the trust. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS") or the courts. In addition, prospective investors in any particular series of certificates should be aware that no rulings will be sought from the IRS with respect to any of the federal income tax consequences discussed in the applicable prospectus supplement, and no assurance can be given that the IRS will not take contrary positions. Accordingly, prospective investors in any particular series of certificates should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the certificates.

Certain ERISA Considerations

Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") and
section 4975 of the Internal Revenue Code impose certain restrictions on many retirement plans and other employee benefit plans and arrangements (collectively, "plans") and on persons who are "parties in interest" as defined in ERISA or "disqualified persons" as defined in section 4975 of the Internal Revenue Code with respect to those plans. ERISA imposes certain duties on persons who are considered fiduciaries of plans and also prohibits certain transactions between a plan, its fiduciaries and/or parties in interest with respect to the plan. The Internal Revenue Code imposes a tax on some types of prohibited transactions between a plan and a disqualified person with respect to the plan. Certain employee benefit plans, such as governmental plans and church plans (provided no election has been made under section 410(d) of the Internal Revenue Code), are not subject to the restrictions of ERISA or the Internal Revenue Code, and assets of these plans may be invested in each series of certificates without regard to the ERISA considerations described below, subject to the provisions of applicable federal, state and local law.

Investments by plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a plan's investments be made in accordance with the documents governing the plan. Therefore, each plan fiduciary, before acquiring any certificates, must determine that an investment in the certificates satisfies these general fiduciary requirements.

Plan fiduciaries must also determine whether the acquisition and holding of any certificates and the operations of the related trust would result in direct or indirect prohibited transactions. The purchase and holding of a certificate or any interest in a certificate by or on behalf of a plan could result in

CERTAIN ERISA CONSIDERATIONS
--------------------------------------------------------------------------------

prohibited transactions and the imposition of excise taxes and civil penalties under ERISA or the Internal Revenue Code unless a Department of Labor prohibited transaction exemption applies and the conditions for the exemption are satisfied. The operations of the trust for a series of certificates could similarly result in prohibited transactions if plans that purchase the certificates issued by the trust are deemed to own an interest in the underlying assets of the trust. There also may be an improper delegation by the plan fiduciaries of the responsibility to manage plan assets if plans that purchase any series of certificates are deemed to own an interest in the underlying assets of the related trust. The applicable prospectus supplement for each series will specify whether plans are likely to be deemed to own the underlying assets of the applicable trust. Plan fiduciaries should carefully review with their legal advisors whether the purchase or holding of a certificate would be a prohibited transaction or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the applicable prospectus supplement.

The Department of Labor has issued several prohibited transaction class exemptions ("PTCEs") from certain of the prohibited transaction provisions of ERISA and the Internal Revenue Code. For example, the sale of certificates by the underwriters to plans may be exempt under PTCE 75-1 if the conditions of that PTCE are satisfied. Other PTCEs also may be available to the acquisition and holding of a certificate. Plan fiduciaries should consider whether a PTCE is available and whether such an exemption would cover all possible prohibited transactions. See "ERISA Considerations" in the applicable prospectus supplement.

By acquiring and holding a certificate, a plan will be deemed to have represented and warranted to the depositor, the trustee and the underwriter that the acquisition and holding of a certificate does not involve a non-exempt prohibited transaction with respect to the plan, including with respect to the activities of the related trust.

--------------------------------------------------------------------------------

Plan of Distribution

PLAN OF DISTRIBUTION FOR THE INITIAL OFFER AND SALE OF CERTIFICATES

Certificates may be offered in any of three ways: (a) through underwriters or dealers; (b) directly to one or more purchasers; or (c) through agents. The applicable prospectus supplement will set forth the terms of the offering of any series of certificates, which may include the names of any underwriters, or initial purchasers, the purchase price of the certificates and the proceeds to the depositor from the sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, any securities exchanges on which the certificates may be listed and the place and time of delivery of the certificates.

If underwriters are used in the sale, certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Certificates may be offered to the public either through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The managing underwriters in the United States will include either or both of UBS Securities LLC and UBS Financial Services Inc., which are affiliates of the depositor. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the certificates will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the certificates if any of the certificates are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Certificates may also be sold through agents designated by the depositor from time to time. Any agent involved in the offer or sale of certificates will be named, and any commissions payable by the depositor to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will act on a best efforts basis for the period of its appointment.

If indicated in the applicable prospectus supplement, the depositor will authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase certificates at the public offering price described in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions described in the applicable prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of the contracts.

Any underwriters, dealers or agents participating in the distribution of certificates may be deemed to be underwriters and any discounts or commissions they receive on the sale or resale of certificates may be deemed to be underwriting discounts and commissions under the Securities Act. Agents and underwriters may be entitled under agreements entered into with the depositor to indemnification by the depositor against some civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect of those liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for, the depositor or its affiliates in the ordinary course of business.

Unless otherwise set forth in the applicable prospectus supplement, the underwriters may purchase and sell the certificates in the open market. These transactions may include stabilizing transactions and purchases to cover short positions created by the underwriters, and the imposition of a penalty bid, in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the certificates; and short positions created by the underwriters involve the sale by the underwriters of a greater number of certificates than they are

PLAN OF DISTRIBUTION
--------------------------------------------------------------------------------

required to purchase from the trust in the offering. The underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the certificates sold in the offering may be reclaimed by the underwriters if the certificates are repurchased by the underwriters in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the certificates, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

As to each series of certificates, we will offer only those classes rated in one of the investment grade rating categories by a rating agency. Any certificates of unrated classes or classes rated below investment grade may be retained by the depositor or sold at any time to one or more purchasers in a transaction exempt from registration under the Securities Act.

Because the NASD views the certificates as interests in a direct participation program, the offering is being made in compliance with Rule 2810 of the NASD's Conduct Rules. The underwriters may not confirm sales to any discretionary account without the prior specific written approval of a customer.

MARKET-MAKING RESALES

This prospectus may be used by UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS AG in connection with offers and sales of the certificates in market-making transactions. In a market-making transaction, each of UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS AG may resell a certificate it acquires from other holders, after the original offering and sale of the certificate. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS AG may act as principal or agent, including as agent for the counterparty in a transaction in which it acts as principal, or as agent for both counterparties in a transaction in which it does not act as principal. UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS AG may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The depositor does not expect to receive any proceeds from market-making transactions. The depositor does not expect that UBS AG, UBS Securities LLC, UBS Financial Services Inc. or any other affiliate of UBS AG that engages in these transactions will pay any proceeds from its market-making resales to the depositor.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless the depositor or an agent informs you in your confirmation of sale that your certificate is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

MATTERS RELATING TO INITIAL OFFERING AND MARKET-MAKING RESALES

UBS AG, UBS Securities LLC and UBS Financial Services Inc. do not expect the amount of certificates held, as a result of market-making resales, by accounts over which it exercises discretionary authority to exceed, at any time, five percent of the aggregate initial offering price (that is, $147,000,000) of all of the certificates. In compliance with NASD guidelines, the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate principal amount of the securities offered pursuant to this prospectus; however, it is anticipated that the maximum commission or discount to be received in any particular offering of certificates will be significantly less than this amount.

--------------------------------------------------------------------------------

Validity of the Certificates

The validity of the certificates and their federal income tax status will be passed upon for the depositor and the applicable trust by Sullivan & Cromwell LLP, New York, New York.

--------------------------------------------------------------------------------

INDEX OF DEFINED TERMS

The following is an index of defined terms used in this prospectus and the page where each definition appears.

DEFINED TERMS                                                 PAGE
------------------------------------------------------------------
accrued interest factor.....................................    13
asset-backed agreements.....................................    21
banking organization........................................    16
base rate...................................................    12
bond index..................................................    15
business day................................................    11
calculation agent...........................................    13
call option.................................................    34
certificate.................................................     9
certificate principal balance...............................     4
collection account..........................................    27
concentrated underlying securities..........................    20
credit support instruments..................................    29
cut-off date................................................    23
definitive certificate......................................    16
depositary..................................................    16
determination date..........................................    11
direct participants.........................................    16
DTC.........................................................    16
ERISA.......................................................    42
face amount.................................................    15
fixed pass-through rate.....................................    10
fixed rate certificates.....................................    12
floating rate certificates..................................    12
Form 20-F...................................................    38
GSEs........................................................    21
indexed certificate principal balance.......................    15
indexed certificates........................................    15
indexed commodity...........................................    15
indexed currency............................................    15
indexed interest............................................    15
indirect participants.......................................    17
insurer.....................................................    26
interest factor.............................................    13
interest reset date.........................................    13
interest reset period.......................................    13
IRS.........................................................    42
letter of credit bank.......................................    26
LIBOR.......................................................    12
London banking day..........................................    12

INDEX OF DEFINED TERMS
--------------------------------------------------------------------------------

DEFINED TERMS                                                 PAGE
------------------------------------------------------------------
maximum pass-through rate...................................    13
minimum pass-through rate...................................    13
multi-currency certificates.................................    16
multilateral bank issuer....................................    22
notional amount.............................................    14
original issue date.........................................    10
pass-through................................................     8
pass-through rate...........................................    10
plans.......................................................    42
PTCEs.......................................................    43
publicly tradable...........................................    20
realized losses.............................................    14
reference assets............................................    25
reference entity............................................    25
reference obligation........................................    25
reserve account.............................................    27
retained interest...........................................  6,34
Securities Act..............................................    20
Securities Exchange Act.....................................     5
specified currency..........................................    10
spread......................................................    12
spread multiplier...........................................    12
stock index.................................................    15
street name.................................................    18
stripped certificates.......................................    10
stripped interest...........................................    12
trust assets................................................    20
UBS.........................................................    38
underlying securities.......................................    20
underlying securities currency..............................    23
underlying securities interest accrual periods..............    23
underlying securities payment dates.........................    23
underlying securities rate..................................    23
variable pass-through rate..................................    10

YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT.